FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-03

BANK 2022-BNK41

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,169,819,591

(Approximate Total Mortgage Pool Balance)

$994,639,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Bank of America, National Association

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2022-BNK41

April 18, 2022

MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/DBRS Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$13,400,000	30.000%	(7)	2.94	1 – 60	20.0%	35.1%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$18,700,000	30.000%	(7)	7.43	60 – 115	20.0%	35.1%
Class A-3(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.0%	35.1%
Class A-4(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	20.0%	35.1%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$777,930,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/NR/AAA(sf)	$173,645,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AA+(sf)/AAA(sf)	$130,581,000(8)	18.250%	(7)(8)	9.93	118 – 119	17.1%	41.0%
Class B(8)	AA-sf/NR/AA(sf)	$43,064,000(8)	14.375%	(7)(8)	9.94	119 – 119	16.4%	43.0%
Class C(8)	A-sf/NR/A(sf)	$43,064,000(8)	10.500%	(7)(8)	9.94	119 – 119	15.6%	44.9%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/S&P/DBRS Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$47,231,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB(high)(sf)	$22,227,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/BB(low)(sf)	$11,113,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$36,118,611(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB(high)(sf)	$26,394,000	8.125%	(7)	9.94	119 – 119	15.2%	46.1%
Class E	BBB-sf/NR/BBB(low)(sf)	$20,837,000	6.250%	(7)	9.94	119 – 119	14.9%	47.1%
Class F	BB-sf/NR/BB(sf)	$22,227,000	4.250%	(7)	9.94	119 – 119	14.6%	48.1%
Class G	B-sf/NR/B(high)(sf)	$11,113,000	3.250%	(7)	9.94	119 – 119	14.5%	48.6%
Class H	NR/NR/NR	$36,118,611	0.000%	(7)	9.94	119 – 119	14.0%	50.2%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/S&P/DBRS Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest	NR/NR/NR	$58,490,979.54	N/A	(13)	9.73	1 – 119	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and DBRS, Inc. (“DBRS Morningstar”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class A-3, Class A-4, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-3, Class A-4, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(9)	The exact initial principal balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-3 and Class A-4 trust components is expected to be approximately $745,830,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. In the event that the Class A-4 trust component is issued with an initial certificate balance of $745,830,000, the Class A-3 trust component (and, correspondingly, the Class A-3 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 – $340,000,000	N/A – 9.78	N/A / 115 – 118
Class A-4	$405,830,000 – $745,830,000	9.82 – 9.86	115 –118 / 118 – 118

(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S and Class B trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Issue Characteristics

Offered Certificates:	$994,639,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 17 principal balance classes (Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A.
Rating Agencies:	Fitch, S&P and DBRS Morningstar
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Rialto Capital Advisors, LLC and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	RREF IV Debt AIV, LP
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2022 (or, in the case of any mortgage loan that has its first due date after May 2022, the date that would have been its due date in May 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of April 18, 2022
Expected Closing Date:	May 5, 2022
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2022.
Rated Final Distribution Date:	The distribution date in April 2065
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2022-BN41<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:

The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-3 trust component, the Class A-4 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-3 and Class A-4 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”
Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-S	$130,581,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$43,064,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$43,064,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000, and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $2,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, with respect to the 1600 Broadway Mortgage Loan, 0.50%) (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (or, with respect to the 1600 Broadway Mortgage Loan, 0.50%) (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the Non-Retained Certificates, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-3-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-3-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class D and Class E certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates as described above, and (n) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Dallas Design District and Norfolk Premium Outlets. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Constitution Center, Life Science Office Portfolio, 601 Lexington Avenue, UCI Research Park Phases 12 & 13, Shearer’s Industrial Portfolio, Journal Squared Tower 2, ExchangeRight Net Leased Portfolio #54, Silver Sands Premium Outlets and ILPT Logistics Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into by June 30, 2022, (ii) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (iii) requires full repayment of deferred payments, reserves and escrows by the date that is 12 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2022-BNK41 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint each initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2022-BNK41 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:

If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. For avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a Borrower Party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class F, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Structural Overview

asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	16	32	$423,866,222	36.2%
Wells Fargo Bank, National Association	16	28	$345,776,936	29.6%
Morgan Stanley Mortgage Capital Holdings LLC	11	47	$208,384,300	17.8%
National Cooperative Bank, N.A.(2)	25	25	$111,992,133	9.6%
Wells Fargo Bank, National Association / Bank of America, National Association	1	9	$79,800,000	6.8%
Total:	69	141	$1,169,819,591	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,169,819,591
Number of Mortgage Loans:	69
Average Cut-off Date Balance per Mortgage Loan:	$16,953,907
Number of Mortgaged Properties:	141
Average Cut-off Date Balance per Mortgaged Property:	$8,296,593
Weighted Average Mortgage Rate:	3.8117%
% of Pool Secured by 5 Largest Mortgage Loans:	37.5%
% of Pool Secured by 10 Largest Mortgage Loans:	58.2%
% of Pool Secured by ARD Loans(3):	8.4%
Weighted Average Original Term to Maturity (months)(3):	120
Weighted Average Remaining Term to Maturity (months)(3):	118
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	25.6%
% of Pool Secured by Refinance Loans:	51.0%
% of Pool Secured by Acquisition Loans:	36.3%
% of Pool Secured by Recapitalization Loans:	12.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	47.5%
% of Pool with Subordinate Debt(4):	18.1%
% of Pool with Mezzanine Mortgage Debt:	1.0%

Credit Statistics(5)(6)

Weighted Average UW NOI DSCR:	3.51x
Weighted Average UW NOI Debt Yield:	14.0%
Weighted Average UW NCF DSCR:	3.39x
Weighted Average UW NCF Debt Yield:	13.5%
Weighted Average Cut-off Date LTV Ratio(7):	50.2%
Weighted Average Maturity Date LTV Ratio(3)(7):	49.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(8):	391
Weighted Average Remaining Amortization Term (months)(8):	390
% of Pool Interest Only through Maturity:	72.0%
% of Pool Amortizing Balloon:	11.0%
% of Pool Interest Only, Amortizing Balloon:	8.6%
% of Pool Interest Only, ARD:	8.4%

Lockboxes

% of Pool with Hard Lockboxes:	67.6%
% of Pool with Springing Lockboxes:	17.1%
% of Pool with No Lockboxes:	11.5%
% of Pool with Soft Lockboxes:	3.7%

Reserves

% of Pool Requiring Tax Reserves:	43.3%
% of Pool Requiring Insurance Reserves:	21.4%
% of Pool Requiring Replacement Reserves:	35.2%
% of Pool Requiring TI/LC Reserves(9):	54.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	55.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	11.5%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period	9.6%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period	9.4%
% of Pool with lockout period. The greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.4%
% of Pool with lockout period. The greater of a prepayment premium and yield maintenance until open period:	4.4%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2022.
(2)	Twenty-one (21) of the twenty-five (25) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(4)	Sixteen (16) of the mortgage loans, each of which is secured by a residential cooperative property, currently have subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).
(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(7)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(8)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(9)	Excludes multifamily, self storage and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Constitution Center	Washington	DC	Office	$110,000,000	9.4%	1,410,049	$282.26	4.30x	14.1%	43.5%	43.5%
2	BANA	1600 Broadway	New York	NY	Retail	$98,000,000	8.4%	25,693	$3,814.27	2.70x	9.4%	49.7%	49.7%
3	WFB	Dallas Design District	Dallas	TX	Various	$85,000,000	7.3%	524,030	$248.75	1.61x	7.7%	65.2%	65.2%
4	WFB/BANA	Life Science Office Portfolio	Various	Various	Office	$79,800,000	6.8%	737,871	$257.23	2.50x	9.2%	62.3%	62.3%
5	WFB	601 Lexington Avenue	New York	NY	Office	$65,567,280	5.6%	1,675,659	$431.65	4.50x	13.2%	42.5%	42.5%
6	BANA	2115 Wisconsin Avenue	Washington	DC	Office	$54,900,000	4.7%	184,822	$297.04	2.14x	9.2%	58.1%	58.1%
7	BANA	UCI Research Park Phases 12 & 13	Irvine	CA	Office	$50,000,000	4.3%	686,276	$218.57	3.66x	12.1%	50.0%	50.0%
8	BANA	Norfolk Premium Outlets	Norfolk	VA	Retail	$50,000,000	4.3%	332,281	$225.71	1.88x	12.4%	58.1%	49.8%
9	BANA	Shops at Dakota Crossing	Washington	DC	Retail	$45,984,375	3.9%	139,668	$329.24	1.68x	8.8%	66.7%	66.7%
10	WFB	Shearer’s Industrial Portfolio	Various	Various	Industrial	$41,279,400	3.5%	2,206,965	$62.35	1.95x	8.3%	62.8%	62.8%
		Total/Wtd. Avg.				$680,531,055	58.2%			2.82x	10.6%	54.7%	54.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Constitution Center	$110,000,000	$288,000,000	$398,000,000	MSC 2022-L8	Midland	LNR	(2)	4.30x	14.1%	43.5%
3	WFB	Dallas Design District	$85,000,000	$45,350,000	$130,350,000	BANK 2022-BNK41	Wells Fargo	Rialto	BANK 2022-BNK41	1.61x	7.7%	65.2%
4	WFB/BANA	Life Science Office Portfolio	$79,800,000	$110,000,000	$189,800,000	BANK 2022-BNK40	Wells Fargo	CW Capital	BANK 2022-BNK40	2.50x	9.2%	62.3%
5	WFB	601 Lexington Avenue	$65,567,280	$657,732,720	$723,300,000	BXP 2021-601L	Wells Fargo	Situs	BXP 2021-601L	4.50x	13.2%	42.5%
7	BANA	UCI Research Park Phases 12 & 13	$50,000,000	$100,000,000	$150,000,000	BANK 2022-BNK40	Wells Fargo	CW Capital	BANK 2022-BNK40	3.66x	12.1%	50.0%
8	BANA	Norfolk Premium Outlets	$50,000,000	$25,000,000	$75,000,000	BANK 2022-BNK41	Wells Fargo	Rialto	BANK 2022-BNK41	1.88x	12.4%	58.1%
10	WFB	Shearer’s Industrial Portfolio	$41,279,400	$96,318,600	$137,598,000	BMARK 2022-B34(3)	KeyBank	LNR	(3)	1.95x	8.3%	62.8%
13	WFB	Journal Squared Tower 2	$23,500,000	$160,000,000	$183,500,000	WFCM 2022-JS2	Wells Fargo	Situs	WFCM 2022-JS2	3.37x	12.0%	38.0%
16	MSMCH	ExchangeRight Net Leased Portfolio #54	$19,893,833	$68,000,000	$87,893,833	MSC 2022-L8	Midland	LNR	MSC 2022-L8	2.54x	9.5%	55.0%
17	BANA	Silver Sands Premium Outlets	$19,000,000	$121,000,000	$140,000,000	BANK 2022-BNK40	Wells Fargo	CW Capital	BANK 2022-BNK40	3.27x	13.8%	50.7%
26	BANA	ILPT Logistics Portfolio	$12,114,538	$329,025,462	$341,140,000	ILPT 2022-LPFX	Berkadia	Situs	ILPT 2022-LPFX	3.12x	13.2%	29.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

(2)	The initial directing holder will be the holders of the related B notes collectively until the occurrence of a control appraisal event under the related intercreditor agreement, at which time the directing holder will be the directing certificateholder (or other designated party) under the related lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

(3)	The Shearer’s Industrial Portfolio controlling companion loan is currently held by Goldman Sachs Bank USA. The Shearer’s Industrial Portfolio whole loan will be serviced pursuant to the BMARK 2022-B34 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(2)	Whole Loan UW NOI Debt Yield(2)	Whole Loan Cut-off Date LTV(2)
1	MSMCH	Constitution Center	$110,000,000	$282.26	$52,000,000	4.30x	14.1%	43.5%	3.68x	12.5%	49.2%
5	WFB	601 Lexington Avenue	$65,567,280	$431.65	$276,700,000	4.50x	13.2%	42.5%	3.25x	9.5%	58.8%
13	WFB	Journal Squared Tower 2	$23,500,000	$260,653.41	$166,500,000	3.37x	12.0%	38.0%	1.77x	6.3%	72.4%
26	BANA	ILPT Logistics Portfolio	$12,114,538	$36.14	$103,860,000	3.12x	13.2%	29.0%	2.40x	10.1%	37.9%

(1)	In addition, sixteen (16) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
26	BANA	ILPT Logistics Portfolio	$12,114,538	$36.14	$255,000,000	3.12x	13.2%	29.0%	1.33x	6.4%	59.6%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
11	WFB	Village Green East Apartments	Janesville	WI	Multifamily	$28,150,000	2.4%	406	$69,334.98	1.25x	8.0%	69.2%	60.0%	COMM15CCRE25
17	BANA	Silver Sands Premium Outlets	Miramar Beach	FL	Retail	$19,000,000	1.6%	435,156	$321.72	3.27x	13.8%	50.7%	50.7%	MSBAM 2012-C5
32	NCB	Soho Plaza Corp.	New York	NY	Multifamily	$8,832,312	0.8%	37	$238,711.13	9.29x	41.6%	11.3%	9.8%	WFRBS 2013-C18
33	NCB	24 Central Park South, Inc.	New York	NY	Multifamily	$8,400,000	0.7%	38	$221,052.63	15.52x	49.7%	5.5%	5.5%	WFRBS 2014-C21
34	BANA	Superior Self Storage	Gold River	CA	Self Storage	$7,860,000	0.7%	91,405	$85.99	2.86x	11.2%	47.8%	47.8%	WFCM 2015-C30
40	NCB	Grinnell Housing Development Fund Corporation	New York	NY	Multifamily	$6,886,282	0.6%	81	$85,015.83	8.86x	39.8%	5.3%	4.6%	WFCM 2016-C32
44	NCB	333 West End Tenants Corp.	New York	NY	Multifamily	$6,293,940	0.5%	48	$131,123.75	7.83x	37.1%	6.0%	5.2%	WFRBS 2014-C20
45	BANA	Bryant Circle Self Storage	Ojai	CA	Self Storage	$6,020,000	0.5%	40,491	$148.68	2.70x	10.5%	51.3%	51.3%	WFCM 2015-C28
46	NCB	Gateway Apartment Owners Corp.	Yonkers	NY	Multifamily	$5,994,612	0.5%	104	$57,640.50	5.16x	25.5%	18.0%	15.8%	WFRBS 2014-C21
47	WFB	Cubesmart - Wayne, NJ	Wayne	NJ	Self Storage	$5,168,816	0.4%	30,549	$169.20	1.60x	9.4%	60.5%	48.4%	WFCM 2015-LC22
56	NCB	Locust Street Owners Inc.	Mount Vernon	NY	Multifamily	$3,144,999	0.3%	83	$37,891.56	6.12x	33.6%	21.7%	17.0%	WFRBS 2014-C23
57	NCB	325 House Inc.	New York	NY	Multifamily	$3,078,802	0.3%	59	$52,183.08	8.61x	38.6%	6.9%	6.0%	WFRBS 2013-C13
62	MSMCH	Edgewood Square Shopping Center	Jacksonville	FL	Retail	$2,750,000	0.2%	74,099	$37.11	2.95x	15.7%	46.0%	46.0%	GSMS 2012-GC6
		Total				$111,579,762	9.5%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exits or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	21	$425,243,259	36.4%	3.3975%	3.34x	11.6%	52.2%	52.1%
CBD	3	$230,467,280	19.7%	3.2443%	3.84x	12.7%	46.7%	46.7%
Medical	14	$99,225,979	8.5%	3.6770%	2.37x	9.5%	62.0%	61.3%
Suburban	3	$81,350,000	7.0%	3.4052%	3.15x	11.2%	56.1%	56.1%
Urban	1	$14,200,000	1.2%	3.8870%	3.06x	12.3%	51.4%	51.4%
Retail	45	$288,621,229	24.7%	4.0724%	2.33x	10.4%	56.5%	54.9%
Single Tenant	35	$120,307,854	10.3%	3.5082%	2.64x	9.4%	50.7%	50.7%
Anchored	6	$85,213,375	7.3%	4.5787%	1.95x	9.9%	65.7%	64.9%
Outlet Center	2	$69,000,000	5.9%	4.3510%	2.26x	12.8%	56.1%	50.0%
Unanchored	2	$14,100,000	1.2%	4.4626%	2.28x	11.3%	53.2%	53.2%
Multifamily	29	$187,642,133	16.0%	3.6358%	7.09x	31.4%	26.1%	23.9%
Cooperative	26	$125,992,133	10.8%	3.3776%	9.52x	42.1%	11.5%	10.4%
Garden	2	$38,150,000	3.3%	4.5784%	1.37x	8.1%	66.8%	60.0%
High Rise	1	$23,500,000	2.0%	3.4900%	3.37x	12.0%	38.0%	38.0%
Various	4	$85,000,000	7.3%	4.5770%	1.61x	7.7%	65.2%	65.2%
Various	4	$85,000,000	7.3%	4.5770%	1.61x	7.7%	65.2%	65.2%
Self Storage	9	$68,255,242	5.8%	3.8793%	2.46x	10.0%	54.2%	52.8%
Self Storage	9	$68,255,242	5.8%	3.8793%	2.46x	10.0%	54.2%	52.8%
Industrial	27	$60,393,938	5.2%	3.9115%	2.25x	9.6%	54.5%	54.5%
Manufacturing/Warehouse	5	$23,502,140	2.0%	3.9000%	1.95x	8.3%	62.8%	62.8%
Warehouse/Distribution	17	$22,329,497	1.9%	3.8821%	2.54x	10.8%	45.7%	45.7%
Warehouse/Manufacturing	1	$7,000,000	0.6%	4.0600%	2.51x	11.2%	50.1%	50.1%
Manufacturing	1	$6,741,800	0.6%	3.9000%	1.95x	8.3%	62.8%	62.8%
Manufacturing/Distribution	3	$820,500	0.1%	3.8647%	3.12x	13.2%	29.0%	29.0%
Other	2	$24,500,000	2.1%	4.7000%	1.91x	10.1%	37.8%	37.8%
Data Center	2	$24,500,000	2.1%	4.7000%	1.91x	10.1%	37.8%	37.8%
Hospitality	3	$22,973,323	2.0%	5.1936%	1.86x	13.6%	59.1%	49.0%
Limited Service	2	$12,486,014	1.1%	5.3830%	1.75x	13.2%	56.5%	47.2%
Extended Stay	1	$10,487,309	0.9%	4.9680%	1.99x	14.0%	62.1%	51.1%
Mixed Use	1	$7,190,467	0.6%	4.4700%	1.62x	10.3%	65.4%	53.0%
Retail/Office	1	$7,190,467	0.6%	4.4700%	1.62x	10.3%	65.4%	53.0%
Total/Wtd. Avg.	141	$1,169,819,591	100.0%	3.8117%	3.39x	14.0%	50.2%	49.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exits or is allowed under the terms of any mortgage loan.
(2)	With respect to any mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans, the loan-to-value ratio, debt service coverage ratio and debt yield for such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidence by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan to value ratio, lower debt service coverage ratio, and/or lower debt yield than is presented herein.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	32	$319,514,734	27.3%	3.3423%	5.71x	23.1%	34.4%	34.0%
District of Columbia	3	$210,884,375	18.0%	3.7372%	3.17x	11.7%	52.4%	52.4%
California	10	$127,877,311	10.9%	3.7111%	2.88x	11.3%	54.4%	53.0%
California – Northern(3)	7	$65,257,311	5.6%	4.0525%	2.40x	10.9%	57.7%	54.9%
California – Southern(3)	3	$62,620,000	5.4%	3.3555%	3.38x	11.7%	51.0%	51.0%
Texas	11	$113,062,264	9.7%	4.3865%	1.77x	8.1%	64.2%	64.2%
Virginia	5	$77,342,370	6.6%	4.5407%	1.91x	11.6%	51.3%	45.9%
Florida	6	$64,550,000	5.5%	4.0618%	2.69x	12.0%	52.8%	51.7%
Pennsylvania	6	$50,347,241	4.3%	3.9013%	2.34x	10.2%	63.7%	62.0%
New Jersey	8	$31,740,104	2.7%	3.6045%	3.03x	11.5%	42.0%	40.0%
Wisconsin	1	$28,150,000	2.4%	4.5530%	1.25x	8.0%	69.2%	60.0%
Georgia	3	$27,525,000	2.4%	4.3408%	1.95x	8.8%	61.8%	61.8%
Massachusetts	5	$19,319,773	1.7%	3.4734%	2.51x	9.3%	59.6%	59.6%
Washington	1	$15,598,419	1.3%	3.4570%	2.50x	9.2%	62.3%	62.3%
Maryland	2	$10,745,280	0.9%	4.1533%	2.68x	12.8%	61.7%	61.7%
Illinois	1	$10,487,309	0.9%	4.9680%	1.99x	14.0%	62.1%	51.1%
Ohio	5	$9,803,363	0.8%	3.8824%	2.09x	8.9%	59.0%	59.0%
Minnesota	3	$7,780,787	0.7%	3.8839%	2.04x	8.6%	60.6%	60.6%
Colorado	1	$7,200,000	0.6%	3.8530%	2.37x	9.4%	45.3%	45.3%
Iowa	2	$6,280,672	0.5%	3.8989%	1.99x	8.5%	61.7%	61.7%
Arizona	2	$5,481,709	0.5%	3.8903%	1.96x	8.3%	62.6%	62.6%
Arkansas	3	$4,841,273	0.4%	3.8394%	2.04x	8.5%	61.6%	61.6%
Mississippi	2	$4,161,995	0.4%	4.0886%	2.23x	9.6%	55.3%	55.3%
Connecticut	2	$3,037,163	0.3%	4.5792%	2.06x	12.5%	63.6%	52.7%
Louisiana	6	$2,194,072	0.2%	3.5016%	2.54x	9.5%	55.0%	55.0%
Tennessee	2	$1,709,880	0.1%	3.8647%	3.12x	13.2%	29.0%	29.0%
North Carolina	3	$1,403,258	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Indiana	4	$1,288,869	0.1%	3.7540%	2.94x	12.1%	36.9%	36.9%
New Hampshire	1	$1,255,585	0.1%	3.8647%	3.12x	13.2%	29.0%	29.0%
South Carolina	1	$1,247,797	0.1%	3.8647%	3.12x	13.2%	29.0%	29.0%
North Dakota	1	$785,824	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Alabama	1	$773,351	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Kentucky	1	$760,878	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
West Virginia	1	$623,670	0.1%	3.5016%	2.54x	9.5%	55.0%	55.0%
Maine	1	$573,777	0.0%	3.5016%	2.54x	9.5%	55.0%	55.0%
Kansas	1	$566,960	0.0%	3.8647%	3.12x	13.2%	29.0%	29.0%
Nevada	1	$341,976	0.0%	3.8647%	3.12x	13.2%	29.0%	29.0%
Wyoming	1	$199,575	0.0%	3.5016%	2.54x	9.5%	55.0%	55.0%
Nebraska	1	$194,585	0.0%	3.5016%	2.54x	9.5%	55.0%	55.0%
Michigan	1	$168,391	0.0%	3.5016%	2.54x	9.5%	55.0%	55.0%
Total/Wtd. Avg.	141	$1,169,819,591	100.0%	3.8117%	3.39x	14.0%	50.2%	49.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Characteristics of the Mortgage Loans

subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	With respect to any mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans, the loan-to-value ratio, debt service coverage ratio and debt yield for such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidence by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan to value ratio, lower debt service coverage ratio, and/or lower debt yield than is presented herein.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
999,068 - 5,000,000	21	63,498,947	5.4
5,000,001 - 15,000,000	33	310,495,755	26.5
15,000,001 - 25,000,000	4	87,143,833	7.4
25,000,001 - 35,000,000	1	28,150,000	2.4
35,000,001 - 55,000,000	5	242,163,775	20.7
55,000,001 - 110,000,000	5	438,367,280	37.5
Total:	69	$1,169,819,591	100.0%
Min: $999,068 Max: $110,000,000		Avg: $16,953,907

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	32	319,514,734	27.3
District of Columbia	3	210,884,375	18.0
California	10	127,877,311	10.9
California – Northern(3)	7	65,257,311	5.6
California – Southern(3)	3	62,620,000	5.4
Texas	11	113,062,264	9.7
Virginia	5	77,342,370	6.6
Florida	6	64,550,000	5.5
Pennsylvania	6	50,347,241	4.3
New Jersey	8	31,740,104	2.7
Wisconsin	1	28,150,000	2.4
Georgia	3	27,525,000	2.4
Massachusetts	5	19,319,773	1.7
Washington	1	15,598,419	1.3
Maryland	2	10,745,280	0.9
Illinois	1	10,487,309	0.9
Ohio	5	9,803,363	0.8
Minnesota	3	7,780,787	0.7
Colorado	1	7,200,000	0.6
Iowa	2	6,280,672	0.5
Arizona	2	5,481,709	0.5
Arkansas	3	4,841,273	0.4
Mississippi	2	4,161,995	0.4
Connecticut	2	3,037,163	0.3
Louisiana	6	2,194,072	0.2
Tennessee	2	1,709,880	0.1
North Carolina	3	1,403,258	0.1
Indiana	4	1,288,869	0.1
New Hampshire	1	1,255,585	0.1
South Carolina	1	1,247,797	0.1
North Dakota	1	785,824	0.1
Alabama	1	773,351	0.1
Kentucky	1	760,878	0.1
West Virginia	1	623,670	0.1
Maine	1	573,777	0.0
Kansas	1	566,960	0.0
Nevada	1	341,976	0.0
Wyoming	1	199,575	0.0
Nebraska	1	194,585	0.0
Michigan	1	168,391	0.0
Total/Wtd. Avg.	141	$1,169,819,591	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	21	425,243,259	36.4
CBD	3	230,467,280	19.7
Medical	14	99,225,979	8.5
Suburban	3	81,350,000	7.0
Urban	1	14,200,000	1.2
Retail	45	288,621,229	24.7
Single Tenant	35	120,307,854	10.3
Anchored	6	85,213,375	7.3
Outlet Center	2	69,000,000	5.9
Unanchored	2	14,100,000	1.2
Multifamily	29	187,642,133	16.0
Cooperative	26	125,992,133	10.8
Garden	2	38,150,000	3.3
High Rise	1	23,500,000	2.0
Various	4	85,000,000	7.3
Various	4	85,000,000	7.3
Self Storage	9	68,255,242	5.8
Self Storage	9	68,255,242	5.8
Industrial	27	60,393,938	5.2
Manufacturing/Warehouse	5	23,502,140	2.0
Warehouse/Distribution	17	22,329,497	1.9
Warehouse/Manufacturing	1	7,000,000	0.6
Manufacturing	1	6,741,800	0.6
Manufacturing/Distribution	3	820,500	0.1
Other	2	24,500,000	2.1
Data Center	2	24,500,000	2.1
Hospitality	3	22,973,323	2.0
Limited Service	2	12,486,014	1.1
Extended Stay	1	10,487,309	0.9
Mixed Use	1	7,190,467	0.6
Retail/Office	1	7,190,467	0.6
Total/Wtd. Avg.	141	$1,169,819,591	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.7920 - 3.2499	15	283,422,696	24.2
3.2500 - 3.4999	11	238,513,086	20.4
3.5000 - 3.9999	16	201,472,401	17.2
4.0000 - 5.3830	27	446,411,407	38.2
Total:	69	$1,169,819,591	100.0%
Min: 2.7920%	Max: 5.3830% Wtd Avg: 3.8117%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	69	1,169,819,591	100.0
Total:	69	$1,169,819,591	100.0%
Min: 120 mos.	Max: 120 mos. Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
115 - 118	41	826,853,677	70.7
119 - 119	28	342,965,914	29.3
Total:	69	$1,169,819,591	100.0%
Min: 115 mos.	Max: 119 mos. Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	39	940,788,426	80.4
360	18	170,258,899	14.6
480	12	58,772,266	5.0
Total:	69	$1,169,819,591	100.0%
Min: 360 mos.	Max: 480 mos. Wtd Avg: 391 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	39	940,788,426	80.4
357 - 360	18	170,258,899	14.6
361 - 479	12	58,772,266	5.0
Total:	69	$1,169,819,591	100.0%
Min: 357 mos.	Max: 479 mos. Wtd Avg: 390 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	16	423,866,222	36.2
WFB	16	345,776,936	29.6
MSMCH	11	208,384,300	17.8
NCB	25	111,992,133	9.6
WFB/BANA	1	79,800,000	6.8
Total:	69	$1,169,819,591	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	38	842,788,426	72.0
Amortizing Balloon	26	128,952,165	11.0
Interest Only, Amortizing Balloon	4	100,079,000	8.6
Interest Only - ARD	1	98,000,000	8.4
Total/Wtd. Avg.	69	1,169,819,59	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.2 - 10.0	16	74,915,078	6.4
10.1 - 20.0	7	28,948,575	2.5
20.1 - 40.0	7	82,243,017	7.0
40.1 - 50.0	8	348,877,280	29.8
50.1 - 60.0	15	239,164,847	20.4
60.1 - 69.2	16	395,670,793	33.8
Total:	69	$1,169,819,591	100.0%
Min: 2.2%	Max: 69.2%	Wtd Avg: 50.2%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.1 - 10.0	17	83,747,390	7.2
10.1 - 20.0	8	28,244,743	2.4
20.1 - 40.0	5	74,114,538	6.3
40.1 - 50.0	11	416,532,110	35.6
50.1 - 60.0	19	247,232,035	21.1
60.1 - 67.8	9	319,948,775	27.4
Total:	69	$1,169,819,591	100.0%
Min: 2.1%	Max: 67.8%	Wtd Avg: 49.0%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.60	4	55,247,816	4.7
1.61 - 1.80	6	164,960,856	14.1
1.81 - 2.00	7	153,751,709	13.1
2.01 - 2.20	3	70,696,427	6.0
2.21 - 2.40	2	11,125,000	1.0
2.41 - 22.29	47	714,037,784	61.0
Total:	69	$1,169,819,591	100.0%
Min: 1.25x	Max: 22.29x Wtd Avg: 3.39x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.7 - 9.0	7	228,998,775	19.6
9.1 – 10.0	12	340,466,649	29.1
10.1 - 12.0	10	101,610,467	8.7
12.1 - 13.0	7	140,346,427	12.0
13.1 - 15.0	6	229,655,141	19.6
15.1 - 92.2	27	128,742,133	11.0
Total:	69	$1,169,819,591	100.0%
Min: 7.7%	Max: 92.2%	Wtd Avg: 14.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41	Collateral Statistics

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group).

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Downtown D.C.
White House
US Dept. of the Treasury
National Theatre
Thurmond Arnold Building
Ford Theatre
Hotel Monaco
Smithsonian American Art Museum
Capital One Arena
Terrell Place
Shakespeare Theatre Company
National Building Museum
FBI Field House
Judiciary Center
Georgetown University Law Center
DC Superior Court
CWA Bldg.
US Court of Military Appeals
JUDICIARY SQUARE
President's Park
Pennsylvania Ave NW
J. Edgar Hoover FBI Bldg.
Centennial Building
The Lafayette at Penn Square
DC Court of Appeals
Judiciary Square
US Tax Court
METRO
DC City Hall
The Residences at Market Square
D St NW
The Ellipse
Ellipse Visitor Pavilion
US Dept. of Commerce
Ronald Reagan Bldg. and Intl. Trade Center
Dept. of Justice
Superior Court of DC
DC Dept. of Moror Vehicles
Labor Department
FEDERAL TRIANGLE
IRS
Natl. Records and Archives Administration
ARCHIVES-NAVY MEMORIAL
Embassy of Canada
C St NW
US District Court
395
Louisiana Ave NW
Federal Trade Commission
Pennsylvania Ave NW
Constitution Ave NW
Constitution Ave NW
Constitution Ave NW
National Museum of African American History and Culture
Museum of American History
Museum of Natural History
National Gallery
East Gallery
BLUE, ORANGE, SILVER LINES
METRO YELLOW, GREEN LINES
15th St NW
14th St NW
13th St NW
12th St NW
11th St NW
10th St NW
9th St NW
8th St NW
7th St NW
F St NW
E St NW
Washington Monument
THE NATIONAL MALL
4th St NW
3rd St NW
Capitol Reflecting Pool
Ulysses S. Grant Memorial
12th St Expwy
Sylvan Theater Stage
Freer Gallery of Art
Smithsonian
Smithsonian Associates Theatre
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Maryland Ave SW
US Botanic Garden
SMITHSONIAN
14th St SW
Independence Ave SW
Independence Ave SW
USDA Forest Service
WASHINGTON D.C.
Agriculture Department
U. S. Department of Education
US Dept of Health & Human Services
Hancock Park
C St SW
4th St SW
United States Holocaust Memorial Museum
Bureau of Engraving
12th St SW
Aerospace Center
Dept. of Homeland Security
AMTRAK
Holiday Inn
Food and Drug Administration
METRO BLUE, ORANGE, SILVER LINES
FEDERAL CENTER SW
L'ENFANT PLAZA
Intl. Spy Museum
Ford House Office Building
AMTRAK
Maryland Ave SW
Constitution Center
400 7th Street Southwest
Washington, DC 20024
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
E St SW
ITC Building
NASA
Southwest Frwy
Vietnam Women's Memorial
Jefferson Memorial
FRANCIS CASE MEMORIAL BRIDGE
Benjamin Banneker Park
G St SW
G St SW
Jefferson Recreation Center
Town Square Towers
Potomac Place Tower
Culture House DC
Ronald Reagan Washington Natl. Airport 3 miles
METRO
Jefferson Jr. High School
7th St SW
6th St SW
4th St SW
Randall Jr. High School
I St SW
Maine Ave SW
Southwest Duck Pond
Southwest Washington
Delaware Ave SW
Lansburgh Park
Capital Yacht Club
Arena Stage at the Mead Ctr. for American Theater
Wash. DC Office - Planning
Washington Channel
M St SW
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Ohio Dr. SW
N St SW
King Greenleaf Recreation Center
4th St SW
Canal St SW
First St SW
East Potomac Park Golf Course
O St SW
P St SW
Rockville
Wheaton
Calverton
Laurel
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Seabrook
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Upper Marlboro
Camp Springs
Rose Hill
VIRGINIA
MARYLAND
Springfield
Groveton
Burke
Franconia
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – Constitution Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/A-sf/AA	Location:	Washington, DC 20024
Original Balance(1):	$110,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$110,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	9.4%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1968/2010
Borrower Sponsor:	MetLife, Inc. and New York Common	Size:	1,410,049 SF
Retirement Fund	Cut-off Date Balance Per SF(1):	$282
Guarantor(2):	NAP	Maturity Date Balance Per SF(1):	$282
Mortgage Rate(3):	3.0494%	Property Manager:	Hines GS Properties, Inc.
Note Date:	2/16/2022
First Payment Date:	4/9/2022
Maturity Date:	3/9/2032
Original Term to Maturity:	120 months	Underwriting and Financial Information(7)
Original Amortization Term:	0 months	UW NOI:	$56,275,098
IO Period:	120 months	UW NOI Debt Yield(1):	14.1%
Seasoning:	2 months	UW NOI Debt Yield at Maturity(1):	14.1%
Prepayment Provisions(4):	L(24),YM1(2),DorYM1(87),O(7)	UW NCF DSCR(1):	4.30x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$52,895,989 (12/31/2021)
Additional Debt Type(1)(5):	Pari Passu / Subordinate	2nd Most Recent NOI:	$51,433,757 (12/31/2020)
Additional Debt Balance(1)(5):	$288,000,000 / $52,000,000	3rd Most Recent NOI:	$49,648,892 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)	Most Recent Occupancy:	100.0% (12/1/2021)
Reserves(6)	2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$0	Springing	NAP	Appraised Value (as of)(8):	$914,000,000 (12/29/2021)
Insurance:	$0	Springing	NAP	Appraised Value per SF(8):	$648
TI/LC:	$416,036	Springing	(6)	Cut-off Date LTV Ratio(1)(8):	43.5%
Free Rent Reserve:	$14,343,252	$0	NAP	Maturity Date LTV Ratio(1)(8):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$398,000,000	88.4%	Loan Payoff:	$372,749,794	82.8%
Subordinate Loan Amount	$52,000,000	11.6%	Reserves:	$14,759,288	3.3%
			Closing Costs:	$3,078,877	0.7%
			Return of Equity:	$59,412,042	13.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The Constitution Center Mortgage Loan (as defined below) is part of the Constitution Center Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $398,000,000 (collectively, the “Constitution Center Senior Loans”) and three promissory notes that are subordinate to the Constitution Center Senior Loans with an aggregate original principal balance of $52,000,000 (the “Constitution Center Subordinate Loans”, and together with the Constitution Senior Loans, the “Constitution Center Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Constitution Center Senior Loans, without regard to the Constitution Center Subordinate Loans. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire Constitution Center Whole Loan are $319, $319, 3.68x, 12.5%, 12.5%, 49.2% and 49.2%, respectively.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Constitution Center Whole Loan.
(3)	Represents solely the interest rate of the Constitution Center Senior Loans. The Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum.
(4)	Defeasance of the Constitution Center Whole Loan is permitted at any time after the earlier of (i) February 16, 2025, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Constitution Center Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in May 2022. In addition, the Constitution Center Whole Loan may be prepaid, in whole but not in part, on and after the second anniversary of the first monthly payment date, together with, prior to the monthly payment date in September 2031, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.
(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional indebtedness.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The novel coronavirus pandemic is an evolving situation and could impact the Constitution Center Whole Loan more severely than assumed in the underwriting of the Constitution Center Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(8)	The Appraised Value constitutes the Hypothetical As Is value of $914,000,000, which is based on the assumption that a capital reserve account is established to address the GSA’s free rent under its lease agreement dated April 30, 2021 with a lease commencement date of May 1, 2022. At origination, the borrower deposited $14,343,252 into a free rent reserve. The Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As Is” value of $900,000,000 as of December 29, 2021 for the Constitution Center Senior Loans are $638, 44.2%, and 44.2%, respectively, and for the Constitution Center Whole Loan are $638, 50.0% and 50.0%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Constitution Center Mortgage Loan”) is part of the Constitution Center Whole Loan in the original principal balance of $450,000,000. The Constitution Center Whole Loan is secured by a first priority fee mortgage encumbering a 1,410,049 SF Class A office property in Washington, DC (the “Constitution Center Property”). The Constitution Center Whole Loan is comprised of the Constitution Center Senior Loans, consisting of nine pari passu senior promissory notes in the aggregate original principal balance of $398,000,000, and the Constitution Center Subordinate Loans, consisting of three subordinate promissory notes in the original principal balance of $52,000,000. The Constitution Center Senior Loans were originated by Morgan Stanley Bank, N.A. and the Constitution Center Subordinate Loans were originated by Morgan Stanley Mortgage Capital Holdings LLC. The non-controlling senior Note A-1 and Note A-7, with an aggregate original principal balance of $110,000,000, represent the Constitution Center Mortgage Loan and will be included in the BANK 2022-BNK41 securitization trust. The non-controlling senior Note A-5 and Note A-9 have been contributed to the MSC 2022-L8 securitization trust. The remaining Constitution Center Senior Loans (together with Note A-5 and Note A-9, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

“Constitution Center Non-Serviced Pari Passu Companion Loans”) are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Constitution Center Subordinate Loans have been sold to one or more third party purchasers. The Constitution Center Whole Loan is serviced under the MSC 2022-L8 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Constitution Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK41	No
A-2	$80,000,000	$80,000,000	Morgan Stanley Bank, N.A.	No
A-3	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
A-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5	$40,000,000	$40,000,000	MSC 2022-L8	No
A-6	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-7	$30,000,000	$30,000,000	BANK 2022-BNK41	No
A-8	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
A-9	$28,000,000	$28,000,000	MSC 2022-L8	No
B-1	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-2	$16,000,000	$16,000,000	Third Party Purchaser	Yes
B-3	$20,000,000	$20,000,000	Third Party Purchaser	Yes
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrower is CC Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife, Inc. acting as managing partner. MetLife, Inc.’s real estate platform manages a portfolio of $109.8 billion, investing in real estate products including commercial mortgages and equities. MetLife, Inc. has over 200 senior real estate professionals across seven regional offices. New York State Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. Established in 1921, The New York Common Retirement Fund announced it ended the third quarter of fiscal year 2021-22 with an estimated value of $279.7 billion.

The Property. The Constitution Center Property is a Class A, 10-story office property totaling 1,410,049 SF located in Washington, DC. The Constitution Center Property was originally built in 1968 (known then as the “Nassif Building”) on a 5.4 acre site, and served as the headquarters of the United States Department of Transportation (“DOT”), which occupied the asset for nearly 40 years. Following the DOT’s departure in 2007, the Constitution Center Property underwent a $220 million renovation and was relet to other government tenants. The Constitution Center Property is located near other government buildings, across from the United States Department of Housing and Urban Development’s headquarters and the new Washington Metropolitan Area Transit Authority headquarters, with 16 other federal agencies within five blocks. A L’Enfant Metro station entrance is located on site and the Constitution Center Property is one block from the L’Enfant VRE Commuter rail station. The Constitution Center Property is a LEED Gold building, and has several specialized security features including Level IV security, a blast resistant curtain wall system, an auditorium, conference center, onsite cafeteria, underground parking garage, fitness center, and a one-acre interior courtyard. The Borrower Sponsor purchased the Constitution Center Property in 2012, and from 2016-2020 invested approximately $3.1 million in capital expenditures, including tenant improvement work, lobby renovations, and auditorium upgrades. The Constitution Center Property is currently 100.0% occupied by four government tenants.

Major Tenants.

The Office of the Comptroller of the Currency (471,499 SF, 33.4% of NRA, 36.0% of underwritten rent). The Office of the Comptroller of the Currency (“OCC”), an independent branch of the United States Department of the Treasury, charters, regulates, and supervises all national banks and federal savings associations as well as federal branches and agencies of foreign banks. The Constitution Center Property serves as OCC’s headquarters, employing over 3,500 employees across 57 operating locations and four district offices nationwide. OCC has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of October 31, 2038, and has two 5-year renewal options remaining. OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions and free rent have been reserved for.

Federal Housing Finance Agency (377,092 SF, 26.7% of NRA, 27.3% of underwritten rent). The Federal Housing Finance Agency (“FHFA”), was established by the Housing and Economic Recovery Act of 2008 and is responsible for the effective supervision, regulation, and housing mission oversight of Fannie Mae, Freddie Mac and the Federal Home Loan Bank system, which includes the 11 Federal Home Loan Banks and the Office of Finance. FHFA uses the Constitution Center Property as its headquarters, and has field offices in New York City/Newark, Chicago, Los Angeles, Tampa, St. Louis and Dallas, with over 700 employees nationwide. FHFA has been a tenant at the Constitution Center Property since 2012, has a lease expiration date of January 31, 2027, and has two 5-year renewal options remaining.

General Services Administration (375,260 SF, 26.6% of NRA, 24.7% of underwritten rent). General Services Administration (“GSA”) is an independent agency of the United States government established in 1949 to help manage and support the basic functions of federal agencies. GSA provides workplaces by constructing, managing, and preserving government buildings and by leasing and managing commercial real estate. Headquartered in Washington DC, GSA has eleven regional offices located across the country, and employs nearly 12,000 employees nationwide. GSA has been a tenant at the Constitution Center Property since 2014, has a lease expiration date of February 29, 2024, and has one 5-year renewal option remaining. GSA space is utilized by the Federal Trade Commission (251,805 SF), the National Endowment for the Arts (60,015 SF) and the National Endowment for the Humanities (63,440 SF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Assistant Secretary for Preparedness and Response (186,198 SF, 13.2% of NRA, 12.0% of underwritten rent). Assistant Secretary for Preparedness and Response (“ASPR”) is part of the United States Department of Health and Human Services. ASPR was formed in 2006 to lead the nation in preventing, preparing for, and responding to the adverse health effects of public health emergencies and disasters. ASPR has been a tenant at the Constitution Center Property since 2022, has a lease expiration date of October 31, 2037, and has no renewal options. ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination. ASPR leases its space through the GSA.

The following table presents a summary regarding the tenants at the Constitution Center Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P /Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent		% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
OCC	Aaa/AA+/AAA	471,499	33.4%	$26,936,849	(3)	36.0%	$57.13	10/31/2038	N	2, 5-year
FHFA	Aaa/AA+/AAA	377,092	26.7%	$20,432,612		27.3%	$54.18	1/31/2027	N	2, 5-year
GSA	Aaa/AA+/AAA	375,260	26.6%	$18,439,068		24.7%	$49.14	2/29/2024	N	1, 5-year
ASPR	Aaa/AA+/AAA	186,198	13.2%	$8,938,069	(4)	12.0%	$48.00	10/31/2037	N	NAP
Subtotal/Wtd. Avg.		1,410,049	100.0%	$74,746,598		100.0%	$53.01

Vacant Space		0	0.0%	$0		0.0%	$0.00
Total/Wtd. Avg.		1,410,049	100.0%	$74,746,598		100.0%	$53.01

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity or government, whether or not the parent entity or government guarantees the lease.
(3)	OCC is entitled to receive twelve months of free rent, $36,255,840 of tenant improvements and $7,117,024 in respect of leasing commissions, all commencing November 1, 2027. OCC has the option to either utilize its tenant improvement allowance as well as the leasing commission allowance, or request the conversion of either or both such allowances to rental abatement by October 31, 2029. None of such tenant improvement allowance and leasing commissions or free rent have been reserved for.
(4)	ASPR has $14,548,146 of free rent through December 2023, for which $14,343,252 was reserved at origination.

The following table presents certain information with respect to the lease rollover at the Constitution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Base Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	375,260	$49.14	26.6%	26.6%	$18,439,068	24.7%	24.7%
2025	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2026	0	0	$0.00	0.0%	26.6%	$0	0.0%	24.7%
2027	1	377,092	$54.18	26.7%	53.4%	$20,432,612	27.3%	52.0%
2028	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2029	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2030	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2031	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2032	0	0	$0.00	0.0%	53.4%	$0	0.0%	52.0%
2033 & Beyond	2	657,697	$54.55	46.6%	100.0%	$35,874,918	48.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,410,049	$53.01	100.0%		$74,746,598	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. The Constitution Center Whole Loan was originated on February 16, 2022 and as of April 4, 2022, the Borrower Sponsor has reported that the Constitution Center Property is open and operating and no lease modification or rent relief requests have been received and all tenants have remained current on all rent and lease obligations. Plans to return to the office at the beginning of 2022 were pushed back, and currently, only about 10% of the space is being utilized due to COVID restrictions.

The Market. The Constitution Center Property is located in Washington, DC, within the Southwest submarket of the District of Columbia office market. The area is also known as the Cabinet submarket as it is dominated by federal government agency headquarters, such as the Department of Energy, the Federal Emergency Management Agency, the Department of Housing and Urban Development, and the Federal Aviation Administration. Eighteen federal agencies are located within five blocks of the Constitution Center Property. Access to the Constitution Center Property is provided by the L’Enfant Plaza Metrorail station, with an entrance from D and 7th Streets SW, at the Constitution Center Property’s D Street main entrance. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the Southwest submarket was approximately 11.7%, with average asking rents of $49.90 per SF and inventory of approximately 12.9 million SF. According to the appraisal, as of the third quarter of 2021, the vacancy rate in the District of Columbia office market was approximately 14.3%, with average asking rents of $54.57 per SF and inventory of approximately 164.9 million SF. According to the appraisal,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

the 2021 population within a one-, three- and five-mile radius was 27,288, 338,563 and 823,034, respectively. The 2021 average household income within the same one-, three- and five-mile radius was $142,732, $148,138 and $139,184, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Constitution Center Property:

Market Rent Summary
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
GSA Space:	$48.00	GSA (Full Service)	None	$85.00 / $45.00	10 Years	4.50%	2.00%
Agency Space:	$55.00	Full Service	2.0% per annum	$100.00 / $50.00	10 Years	4.50%	2.00%
Concourse Level Space:	$26.00	Full Service	None	$45.00 / $5.00	10 Years	4.50%	2.00%
Storage Space:	$18.00	None	None	$0.00 / $0.00	10 Years	4.50%	2.00%

Source: Appraisal

The following table presents recent leasing data at comparable office properties with respect to the Constitution Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Constitution Center (subject)(1) Washington, DC	1968 / 2010	1,410,049	OCC	471,499	May 2021	$57.13	GSA
Union Square – North Tower Washington, DC	1972 / 2011	322,249	Department of Justice	164,000	Oct. 2021	$46.75	GSA
National Place Washington, DC	1984 / NAP	691,200	US Commission on Civil Rights	24,139	Aug. 2021	$45.00	GSA
L’Enfant Plaza North Washington, DC	1969 / 2014	299,476	FAA	65,734	Jan. 2021	$48.15	GSA
Aerospace Center Washington, DC	1987 / NAP	407,321	Internal Revenue Service	38,000	Jun. 2020	$43.00	GSA
Potomac Center South Washington, DC	1969 / 2003	429,256	Department of Education	290,000	Feb. 2020	$46.90	GSA
International Trade Commission Washington, DC	1987 / NAP	262,959	International Trade Commission	29,092	Nov. 2018	$49.75	GSA

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than year built / renovated and lease type.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Constitution Center Property:

Cash Flow Analysis
	2018		2019		2020		2021		UW	UW PSF
Gross Potential Rent	$68,424,283		$70,158,070		$71,355,483		$72,427,586		$74,746,598(1)	$53.01
Reimbursements	$2,037,839		$2,840,701		$2,244,245		$3,152,519		$3,820,656	$2.71
Other Income(2)	$4,079,598		$4,046,891		$4,062,096		$4,393,495		$5,451,525	$3.87
Free Rent	($1,147)		($1,147)		($1,147)		($1,147)		$0	$0.00
Straight Line Rent(3)	$0		$0		$0		$0		$4,468,440	$3.17
Net Rental Income	$74,540,573		$77,044,515		$77,660,677		$79,972,453		$88,487,218	$62.75
Less Vacancy & Credit Loss	$0		$0		$0		$0		($2,547,531)	($1.81)
Effective Gross Income	$74,540,573		$77,044,515		$77,660,677		$79,972,453		$85,939,687	$60.95

Real Estate Taxes	$14,499,868		$14,856,597		$14,927,387		$14,463,167		$13,549,234	$9.61
Insurance	$497,217		$528,288		$394,008		$396,060		$364,902	$0.26
Management Fee	$552,937		$571,673		$588,419		$583,597		$1,000,000	$0.71
Other Operating Expenses	$11,162,472		$11,439,065		$10,317,106		$11,633,640		$14,750,453	$10.46
Total Operating Expenses	$26,712,494		$27,395,623		$26,226,920		$27,076,464		$29,664,589	$21.04

Net Operating Income	$47,828,079		$49,648,892		$51,433,757		$52,895,989		$56,275,098	$39.91
Replacement Reserves	$0		$0		$0		$0		$352,512	$0.25
TI/LC	$0		$0		$0		$0		$3,006,585	$2.13
Net Cash Flow	$47,828,079		$49,648,892		$51,433,757		$52,895,989		$52,916,001	$37.53

Occupancy %	100.0%	(4)	100.0%	(4)	100.0%	(4)	100.0%	(5)	97.1%
NOI DSCR(6)	3.89x		4.03x		4.18x		4.30x		4.57x
NCF DSCR(6)	3.89x		4.03x		4.18x		4.30x		4.30x
NOI Debt Yield(6)	12.0%		12.5%		12.9%		13.3%		14.1%
NCF Debt Yield(6)	12.0%		12.5%		12.9%		13.3%		13.3%

(1)	Underwritten Gross Potential Rent is based on the rent roll as of December 1, 2021. Gross Potential Rent includes payments from the GSA in repayment of its tenant allowance of $1.60 PSF, and operating rent from GSA of $9.89 PSF and ASPR of $10.90 PSF.
(2)	Other Income includes solar incentive revenue, energy revenue, garage and parking revenue, and income from antenna roof top, tenant service, other interest, health club, signs, and café.
(3)	Includes rent steps for OCC of $2,820,218 through November 1, 2029, $7,559 through November 1, 2031, and $5,982 through November 1, 2030, rent steps for FHFA of $1,033,958 through November 1, 2026 and $18,720 through February 1, 2026, and rent steps for ASPR of $169,271 through November 1, 2027.
(4)	Sourced from appraisal.
(5)	Sourced from the Underwritten Rent Roll dated December 1, 2021.
(6)	Debt service coverage ratios and debt yields include the Constitution Center Senior Loans and exclude the Constitution Center Subordinate Loans.

Escrows and Reserves.

At origination the borrower deposited (i) $14,343,252 into a reserve for free rent for the tenant ASPR and (ii) $416,036 into a reserve for tenant improvements, tenant allowances and leasing commissions for ASPR outstanding as of the origination date.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Constitution Center Property.

Insurance – During the continuance of a Cash Management Sweep Period, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that no event of default is continuing under the Constitution Center Whole Loan, and the borrower provides the lender with satisfactory evidence that the insurance coverage for the Constitution Center Property is included in blanket policies approved by the lender in its reasonable discretion, and the insurance premiums have been prepaid for not less than one year in advance (or for the period of coverage for which insurance certificates were delivered at origination, if less than one year).

TI/LC Reserve – On each monthly payment date, during the continuance of a Cash Management Sweep Period, the borrower is required to deposit the Excluded Lease Funds (as defined below) as described below under “Lockbox and Cash Management” into a reserve for tenant improvements, tenant allowances and leasing commissions.

Lockbox and Cash Management. The Constitution Center Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Constitution Center Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or any of its affiliates receives rents from the Constitution Center Property despite such direction, to deposit such rents into the lockbox account within three business days of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account, and during the continuance of a Cash Management Sweep Period all funds in the lockbox account are required to be swept on each business day to the cash management

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

account to be applied (i) to make the monthly deposits into the tax and insurance reserve funds (if any), as described above under “Escrows and Reserves,” (ii) to pay debt service on the Constitution Center Whole Loan, (iii) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and lender approved extraordinary expenses, (iv) to make Required REIT Distributions (as defined below), (v) to deposit any remaining amounts into the TI/LC reserve until the amount on deposit in such reserve equals $50 per rentable square foot for all Excluded Leases (as defined below) (the amount so deposited, the “Excluded Lease Funds”) and (vi) to deposit any funds remaining in the cash management account after the application described above into an excess cash flow reserve to be held as additional collateral for the Constitution Center Whole Loan (provided that, so long as no event of default is continuing, the lender is required to disburse funds in such reserve to pay the items in clauses (iii) and (iv) above). To the extent that no Cash Management Sweep Period is continuing, all funds in the excess cash flow reserve are required to be disbursed to the borrower.

A “Cash Management Sweep Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default and (ii) as of the origination date, or the last day of any calendar quarter following the origination date, the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is less than 8.00%.

A Cash Management Sweep Period will end: with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), when the net operating income debt yield on the Constitution Center Whole Loan based on the succeeding 12-month period is at least 8.00% for one calendar quarter.

The borrower has the right to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield by delivering to the lender either (i) cash or (ii) a letter of credit, in each case, in an amount that, if applied to the reduction of the principal amount of the Constitution Center Whole Loan, would cause the net operating income debt yield of the Constitution Center Whole Loan to be equal to or greater than 8.00%. Such cash or letter of credit is required to be bifurcated into (i) an amount not exceeding $50 per rentable square foot for each Excluded Lease and (ii) the remaining portion of such cash or letter of credit after deducting the amount in clause (i). The amount in clause (ii) is required to be released to the borrower if the net operating income debt yield of the Constitution Center Whole Loan is equal to or greater than 8.00% for one calendar quarter (without giving effect to any cash or letter of credit). The amount in clause (i) is required to be deposited in the TI/LC reserve and released only in accordance with the provisions applicable to such reserve.

“Excluded Leases” means leases as to which the related rents are excluded from being included in the calculation of net operating income under the Constitution Center Whole Loan documents, which excluded leases include (i) leases for any tenant that is in bankruptcy and has not assumed its lease, (ii) leases for any tenant that has less than 12 months (or 18 months for FHFA under the current FHFA lease) remaining under its lease and has not renewed or extended its lease or delivered a notice of, or a letter of intent with respect to, such renewal or extension, (iii) other than the free rent due to OCC, leases that have any free or abated rent that exceeds 12 months for any lease to a tenant that has an investment grade rating (from any one or more of Fitch, S&P and Moody’s, and does not have a lower than investment grade rating from any such agency) or that exceeds six months for any other tenant (in each case, unless such free rent has been reserved with the lender), (iv) rents relating to any tenants that are 90 or more days delinquent in the payment of base rent, and (v) with respect to any tenant that is not the United States government or a unit within such government, leases as to which the tenant is no longer in physical occupancy of more than 50% of its leased premises, other than tenants that are not in occupancy due to government mandates or suggestions or internal policies with respect to any communicable diseases.

“Required REIT Distributions” means distributions to the borrower’s direct or indirect owners that are real estate investment trusts (“REITS”) in the amount necessary for such entities to qualify for or maintain their REIT status and avoid the payment or imposition of entity level tax or excise taxes, provided that such distributions may not exceed $200,000 in any year.

Additional Secured Indebtedness (not including trade debts). In addition to the Constitution Center Mortgage Loan, the Constitution Center Property also secures the Constitution Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $288,000,000, and the Constitution Center Subordinate Loans, which have an aggregate Cut-off Date principal balance of $52,000,000. The Constitution Center Non-Serviced Pari Passu Companion Loans bear interest at the same rate as the Constitution Center Mortgage Loan, and the Constitution Center Subordinate Loans bear interest at the rate of 3.9200% per annum. The Constitution Center Mortgage Loan and the Constitution Center Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the Constitution Center Subordinate Loans. The holders of the Constitution Center Mortgage Loan, the Constitution Center Non-Serviced Pari Passu Companion Loans and the Constitution Center Subordinate Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Constitution Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Constitution Center Pari Passu-A/B Whole Loan” in the prospectus.

The Constitution Center Whole Loan as of the origination date is summarized in the following table:

Constitution Center Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$398,000,000	3.0494%	4.30x	14.1%	43.5%
Subordinate Notes	$52,000,000	3.9200%	3.68x	12.5%	49.2%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Real Estate Substitution. None.

Letter of Credit. None. However, the borrower has the right to provide a letter of credit to avoid or terminate a Cash Management Sweep Period caused by a decline in debt yield as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #1	Cut-off Date Balance:	$110,000,000
400 7th Street Southwest	Constitution Center	Cut-off Date LTV:	43.5%
Washington, DC 20024		U/W NCF DSCR:	4.30x
		U/W NOI Debt Yield:	14.1%

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Constitution Center Property, as well as 24 months of rental loss and/or business interruption coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Constitution Center Whole Loan documents (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

M200
3,508 SF
OPEN TO BELOW
THIRD FLOOR / MEZZANINE
STORAGE
200
11,411 SF
MECH
SECOND FLOOR
EGRESS FOR RETAIL SPACE #1
101
5,681 SF
RESIDENTIAL LOBBY
GROUND FLOOR
RETAIL SPACE #1 LOADING DOCK
B100A
873 SF
RETAIL SPACE #1 ADDITIONAL STORAGE
B100
4,220 SF
BROADWAY
LOWER LEVEL
7TH AVENUE
W. 48TH STREET
Retail/Storage
Non Rentable

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Central Park West
West Drive
East Drive
Center Drive
Broadway
Metropolitan Opera House
Avery Fisher Hall
LINCOLN CENTER
Damrosch Park
David H. Koch Theater
Lincoln Center Bandshell
Fordham Univ. School of Law
Quinn Library
NYIT Auditorium on Broadway
Leon Lowenstein Center
Church of St. Paul the Apostle
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
222 Central Park South
Museum of Arts & Design
JW Marriott Essex House
Park Lane Hotel
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
5TH AVE/ 59TH ST
One57
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Hearst Tower
Alvin Ailey American Dance Theater
Carnegie Hall
Viceroy Central Park
57TH ST
The Moderne Hotel
Park Central Hotel NY
Wellington Hotel
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
New York Hilton Midtown
Ed Sullivan Theater
7TH AVE/ 53RD ST
Museum of Modern Art
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat Hotel
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Caroline's on Broadway
Eugene O'Neill Theater
Crowne Plaza Times Sq.
1600 Broadway
1600 Broadway
New York, NY 10019
1 Rockefeller Plaza
Union Hall
49TH ST
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
Cranky Cabaret
DoubleTree Hilton NY-Times Sq.
W New York-Times Sq.
Riu Plaza
Richard Rogers Theatre
Kimpton Muse Hotel
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
TIMES SQUARE
Jacobs Theatre
Row NYC
Viacom Intl.
Millennium Hotel
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
The Westin Times Square
TIMES SQ SHUTTLE
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
42ND ST/ PORT AUTHORITY
New Amsterdam Theatre
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
Salesforce Tower
Bryant Park
5TH AVE
BRYANT PARK
New York Public Library
42ND ST/ TIMES SQ.
New York Times Building
452 5th Ave
GO Studios
Bricken Arcade Bldg.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
N Q R W
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
HUDSON COUNTY
MANHATTAN
Greenpoint
East River
Chelsea
Hoboken
Greenwich Village
Williamsburg
Hudson River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – 1600 Broadway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):		NR/NR/NR		Location:	New York, NY 10019
Original Balance:		$98,000,000		General Property Type:	Retail
Cut-off Date Balance:		$98,000,000		Detailed Property Type:	Single Tenant
% of Initial Pool Balance:		8.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2005 / NAP
Borrower Sponsor:		Paramount Group, Inc.		Size:	25,693 SF
Guarantor(1):		1600 Broadway Retail Owner, LLC		Cut-off Date Balance PSF:	$3,814
Mortgage Rate(2):		3.4510%		Maturity Date/ARD Balance PSF(2):	$3,814
Note Date:		2/24/2022		Property Manager:	Paramount Group Property-
First Payment Date:		4/1/2022			Asset Management TRS LLC
Anticipated Repayment Date(2)		3/1/2032			(borrower-related)
Maturity Date(2):		5/1/2036		Underwriting and Financial Information(4)
Original Term to Maturity/ARD(2):		120 months		UW NOI:	$9,253,257
Original Amortization Term(2):		0 months		UW NOI Debt Yield:	9.4%
IO Period(2):		120 months		UW NOI Debt Yield at Maturity/ARD(2):	9.4%
Seasoning:		2 months		UW NCF DSCR:	2.70x
Prepayment Provisions(2):		YM1(115),O(5)		Most Recent NOI(5):	NAV
Lockbox/Cash Mgmt Status:		Hard/Springing		2nd Most Recent NOI(5):	NAV
Additional Debt Type:		NAP		3rd Most Recent NOI(5):	NAV
Additional Debt Balance:		NAP		Most Recent Occupancy:	100.0% (4/1/2022)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent Occupancy:	100.0% (12/31/2021)
Reserves(3)				3rd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$197,000,000 (1/19/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value PSF(6):	$7,667
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(6):	49.7%
Replacement Reserve:	$0	Springing	NAP	Maturity Date/ARD LTV Ratio(2)(6):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$98,000,000	50.5%	Purchase Price:	$191,500,000	98.6%
Borrower Equity:	$96,175,506	49.5%	Closing Costs:	$2,675,506	1.4%
Total Sources:	$194,175,506	100.0%	Total Uses:	$194,175,506	100.0%

(1)	There is no non-recourse carveout guarantor and no environmental indemnitor (other than the borrower) for the 1600 Broadway Mortgage Loan (as defined below). While the borrower is obligated under the non-recourse carveout provisions in the loan agreement, no separate guaranty was executed by the borrower.

(2)	The 1600 Broadway Mortgage Loan has an initial term of 120 months to the ARD (as defined below) of March 1, 2032, with a final maturity date of May 1, 2036. Prior to the ARD, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the 1600 Broadway Mortgage Loan has been paid in full, or until the final maturity date on May 1, 2036, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the Extension Rate (as defined below); however, interest at the excess of the Extension Rate over the Initial Interest Rate will be deferred as described below, and all excess cash flow from the 1600 Broadway Property (as defined below) will be applied as described below (see “The Mortgage Loan” below).

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the 1600 Broadway Mortgage Loan more severely than assumed in the underwriting of the 1600 Broadway Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	Further historical information is not available because the 1600 Broadway Property was recently acquired.

(6)	The appraisal also provided a “Hypothetical Go Dark” value of $125,000,000 as of January 19, 2022, which value would result in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of $4,865, 78.4% and 78.4%, respectively, based on the original principal balance of the 1600 Broadway Mortgage Loan.

The Mortgage Loan. The second largest mortgage loan (the “1600 Broadway Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal balance of $98,000,000. The 1600 Broadway Mortgage Loan is secured by a first priority fee mortgage encumbering a 25,693 SF retail condominium located in New York, New York (the “1600 Broadway Property”).

The 1600 Broadway Mortgage Loan has an initial term of 120 months to an anticipated repayment date (“ARD”) of March 1, 2032. Prior to the ARD, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to 3.4510% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the 1600 Broadway Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date of May 1, 2036, the 1600 Broadway Mortgage Loan will accrue interest at a rate equal to the sum of (a) 2.50% and (b) the greater of (i) the Initial Interest Rate and (ii) the sum of the treasury rate plus 5.0000% (the “Extension Rate”); however interest accrued at the excess of the Extension Rate over the Initial Interest Rate (“Excess Interest”) will be deferred and added to the outstanding principal balance, and will be payable on the final maturity date or such earlier date on which the 1600 Broadway Mortgage Loan is repaid in full. On and after the ARD, all excess cash flow from the 1600 Broadway Property, after the payment of interest at the Initial Interest Rate (and other amounts as required by the loan documents), is required to be applied to reduce the outstanding principal balance of the 1600 Broadway Mortgage Loan until paid in full and then to pay Excess Interest.

The Borrower and the Borrower Sponsor. The borrower is 1600 Broadway Retail Owner, LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. The borrowing entity is indirectly owned by Paramount Group, Inc. (9.2%) and BAYVK

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

Immobilien Dachfonds 1 S.C.S., SICAV FIS – Elektra 2 (90.8%). The borrower sponsor is Paramount Group, Inc. There is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower.

Paramount Group, Inc. (NYSE: PGRE) is an owner, operator and manager of Class A office properties in Manhattan, Washington, DC and San Francisco. Founded in 1978, Paramount Group, Inc. employs an in-house team of commercial real estate professionals across all facets of the business including asset management, leasing, acquisitions, redevelopment and financing. Paramount Group, Inc.’s current portfolio consists of 13 REIT-owned assets across six funds and 13.9 million SF of assets managed. The firm’s current portfolio includes several notable assets such as 712 Fifth Avenue, 1633 Broadway, 1301 Avenue of the Americas, 300 Mission Street, 111 Sutter, and One Market Plaza. As of March 2022, Paramount Group, Inc. has an equity market capitalization of $2.3 billion.

Bayerische Versorgungskammer (“BVK”) is the largest public-law pension group in Germany. BVK is a service and competence center for professional and municipal pensions. It manages twelve independent professional and municipal pension funds with over 2.4 million active members and pensioners. It currently manages more than $116 billion in assets, including more than 11,800 residential units and 5.9 million SF of commercial real estate. BVK has a strategic allocation to direct real estate at 4.5% and to real estate funds, including real estate investment trusts, at 24.3%.

The Property. The 1600 Broadway Property is a 25,693 SF retail condominium located within a 25-story, mixed-use residential/retail building at 1600 Broadway in New York, New York. The 1600 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan on a block-front site encompassing the entire north side of West 48th Street, with frontage also on the east side of Broadway and the west side of Seventh Avenue. The building was constructed in 2005 and is situated on a 0.29-acre site. The 1600 Broadway Property is 100.0% leased to Mars Retail Group, LLC which operates the M&M’s Flagship Store from the space. Mars Retail Group, LLC also leases two LED signs (one sign fronting Broadway and one sign fronting Seventh Avenue) which are utilized for store signage/advertising. According to the borrower sponsor, 1600 Broadway is the highest grossing location for the M&M brand.

Mars Retail Group, LLC is expected to invest approximately $25.0 million of capital to redesign and transform the store to be consistent with the global M&M brand. Mars Retail Group, LLC has assembled a team to complete the build-out and is responsible for all construction and costs in connection with the renovation. Construction is anticipated to commence in August 2022 with an estimated completion in July 2023, during which time the store will be closed to the public. No assurances can be made that Mars Retail Group, LLC will complete such renovation as described. Mars Retail Group, LLC is obligated to continue to pay full, unabated rent regardless of any construction or closure period.

The 1600 Broadway Property is part of a condominium, which consists of 139 units: 137 residential units and 2 commercial units. The commercial units are sub-divided into: (1) Retail 1 Unit, Retail 2 Unit and Retail 3 Unit and (2) Retail Storage Unit and Residential Storage Unit. The 1600 Broadway Property consists of Retail 1 Unit (which subunit also includes the related signage rights) and Retail Storage Unit, which together represent approximately 9.24% of the total condominium common interests (84% of the commercial condominium common interests) and the related voting rights in the condominium.  Retail 1 Unit holds the right to appoint one of the six members of the condominium board. Neither the borrower nor the borrower sponsors owns or controls the voting rights with respect to any other non-collateral units or subunits in the condominium.

The condominium documents provide that most decisions are majority decisions (both decisions that require the condominium board and decisions by the unit owners), with a limited number of decisions that require an 80% vote of the respective residential or commercial unit members (as required should the matter affect such units), including any vote to terminate the condominium, to not repair the building or the general common elements following a casualty/condemnation or to amend the condominium documents.

Sole Tenant.

Mars Retail Group, LLC (25,693 SF, 100.0% of NRA, 100.0% of underwritten base rent). Mars Retail Group, LLC’s lease is guaranteed by Mars, Inc. (rated

A1/A by Moody’s/S&P). Founded in 1911, Mars, Inc. is one of the largest food conglomerates in the world, employing 130,000 people across 80 countries. Mars, Inc. operates through four primary product groups: Mars Wrigley Confectionary, Mars Petcare, Mars Food, and Mars Edge. The family-owned business has leading positions in its major categories with a number one position globally in gum, chocolate confectionery and pet food, making Mars, Inc. one of the world’s largest private companies. The M&M’s brand has been prominent in the Mars portfolio since the 1940’s.

The Mars Retail Group, LLC’s lease originally commenced on May 1, 2006. The lease was recently renewed for a 15-year term that commenced on May 1, 2021 and expires on April 30, 2036. Mars Retail Group, LLC received approximately $6.5 million as a tenant improvement allowance in January 2022. Mars Retail Group, LLC has the right to extend the term of its lease for two additional periods of 5 years upon 34 months’ prior written notice. Mars Retail Group, LLC does not have any lease termination options. The tenant pays, effective May 2022, an annual retail rent of $7,748,359 ($301.57 PSF) and an annual signage rent of $2,478,162, structured with annual escalations of 2.5% and 2.25%, respectively. Base rent during the first year of the renewal term will be the greater of (i) 95% of the annual fair market rental and (ii) the rent payable during the 12-month period preceding the renewal term’s commencement date plus 2.5%. The annual rent for each year thereafter during the renewal term will be equal to the preceding year’s base rent plus 2.5%.

The following table presents certain information relating to the sole tenant at the 1600 Broadway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Exp.	Renewal Options	Term. Options
Mars Retail Group, LLC	NR/A1/A	25,693	100.0%	$7,783,956	75.9%	$302.96	4/30/2036	Y(2)	N
Mars, Inc. (signage lease)	NR/A1/A	0	0.0%	$2,478,163	24.1%	NAP	3/31/2036
Total/Wtd. Avg.		25,693	100.0%	$10,262,119	100.0%	$399.41

(1)	Ratings are of the parent company, Mars, Inc., which guarantees the lease.

(2)	Mars Retail Group, LLC has the right to extend the term of its lease for two additional periods of 5 years upon 34 months’ prior written notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the 1600 Broadway Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033 & Beyond	2	25,693	$399.41	100.0%	100.0%	$10,262,119	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	25,693	$399.41	100.0%		$10,262,119	100.0%

The Market. The 1600 Broadway Property is situated within the Times Square neighborhood in the western portion of Midtown Manhattan. The neighborhood is a destination for tourists, residents and office tenants alike, as the confluence of mass transit, retail, entertainment, hotel and office uses make this a 24-hour community. The 1600 Broadway Property is served by numerous subway lines, the closest of which is the 49th Street station at Seventh Avenue, where the N, R and W trains can be accessed. Bus transportation is accessible in both directions (east and west bound) along 42nd Street. In addition, north-south bus lines are available along the avenues in the area. The Port Authority Bus Terminal is located along the full block of Eighth Avenue between West 42nd Street and West 43rd Street.

According to a local business organization, Times Square is responsible for approximately 15% of New York City’s economic output ($107 billion), featuring approximately 32 million SF of commercial office space, approximately 16% of the city’s hotel rooms and over 63,000 entertainment seats (including 47,635 Broadway seats). Times Square has an automated counting system installed since 2012 that provides 24/7 data on the number of pedestrians who enter and pass through specific Times Square counting zones. This data estimates that in a typical year, nearly 360,000 pedestrians enter the heart of Times Square daily, with pedestrian counts as high as 450,000 per day on the busiest days.

The 1600 Broadway Property is situated within the Times Square Manhattan retail submarket. The Times Square Manhattan retail submarket consists of 2,985,288 SF of rentable area. In the third quarter of 2021, the vacancy was reported at 5.1% and the average asking rent was reported at $130.42 PSF. The year to date net absorption held at positive 18,058 SF. According to the appraisal, within the 10019 zip code, the 2021 estimated population was 45,505 and the estimated average household income was $167,977.

The appraisal found comparable retail leases with blended asking rents ranging from $182 PSF to $2,000 PSF, with an average of $610 PSF. The grade-level retail rents ranged from $525 PSF to $2,000 PSF, with an average of $1,250 PSF. The rent comparables were from leases that were signed between April 2015 and December 2021 in and around the Times Square Bowtie area, loosely defined as Broadway/Seventh Avenue from 42nd Street to 47th Street. These rent comparables ranged in size from 3,232 SF to 42,435 SF and included both mid-block and corner frontage spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1600 Broadway Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Retail - Grade	$800	10	3.0% per annum
Retail - 2nd Floor	$200	10	3.0% per annum
Retail - 3rd Floor / Mezz	$80	10	3.0% per annum
Retail - Lower Level	$50	10	3.0% per annum
Wtd Avg	$286.55	10	3.0% per annum

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1600 Broadway Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$10,262,119	$399.41
Reimbursements	$46,986	$1.83
Straight line rent(3)	$1,163,405	$45.28
(Vacancy)	($344,175)	($13.40)
Effective Gross Income	$11,128,335	$433.13

Real Estate Taxes	$1,716,809	$66.82
Insurance(5)	$0	$0.00
Other Operating Expenses	$158,269	$6.16
Total Operating Expenses	$1,875,078	$72.98

Net Operating Income	$9,253,257	$360.15
Replacement Reserves	$7,708	$0.30
TI/LC	$0	$0.00
Net Cash Flow	$9,245,549	$359.85

Occupancy %	96.6%(4)
NOI DSCR	2.70x
NCF DSCR	2.70x
NOI Debt Yield	9.4%
NCF Debt Yield	9.4%

(1)	Historical information is not available because the 1600 Broadway Property was recently acquired.

(2)	Based upon in-place rent and is inclusive of annual steps.

(3)	Represents a 10-year rent average for the loan term.

(4)	Represents economic UW occupancy. The 1600 Broadway Property is currently 100.0% occupied.

(5)	Insurance expense is fully reimbursed by the tenant.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), ongoing monthly real estate tax reserves are required in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – In the event the 1600 Broadway Property is no longer covered by a blanket insurance policy or during a Cash Sweep Period, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve – During a Cash Sweep Period, ongoing monthly replacement reserves are required in an amount equal to $642.33.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Single Tenant	Loan #2	Cut-off Date Balance:	$98,000,000
1600 Broadway	1600 Broadway	Cut-off Date LTV:	49.7%
New York, NY 10019		UW NCF DSCR:	2.70x
		UW NOI Debt Yield:	9.4%

Lockbox and Cash Management. The 1600 Broadway Mortgage Loan is structured with a hard lockbox and springing cash management. All rents and other revenue from the 1600 Broadway Property are required to be deposited directly to the lockbox account. Upon the first occurrence of a Cash Sweep Period or an event of default, the borrower is required to establish a cash management account for the benefit of the lender. During the continuance of a Cash Sweep Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and disbursed in accordance with 1600 Broadway Mortgage Loan documents. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the 1600 Broadway Mortgage Loan, subject to certain permitted uses by the borrowers described in the loan documents. If the 1600 Broadway Mortgage Loan is not paid by the ARD, from and after the ARD, all excess cash flow from the 1600 Broadway Property, after the payment of interest at the Initial Interest Rate (and other amounts as required by the loan documents), is required to be applied to reduce the outstanding principal balance of the 1600 Broadway Mortgage Loan until paid in full, and then to pay Excess Interest.

A “Cash Sweep Period” will occur (i) upon the occurrence of an event of default until cured, (ii) during a Debt Yield Trigger Period, (iii) during a Tenant Trigger Period, or (iv) upon the occurrence of the ARD until the payment of the debt in full.

A “Debt Yield Trigger Period” will commence on the first day of the month following the month when the debt yield is less than 7.0% for two consecutive quarters and will terminate when the debt yield is equal to or greater than 7.10% for two consecutive calendar quarters, provided that the borrower is permitted to deposit funds and/or letters of credit to a cash collateral reserve sufficient to maintain the 7.10% minimum debt yield in order to avoid a Debt Yield Trigger Period.

A “Tenant Trigger Period” will commence (i) upon the date on which Mars Retail Group, LLC terminates or gives notice of its intent to terminate or cancel the lease, (ii) if Mars Retail Group, LLC no longer has an investment grade rating from at least one rating agency, (iii) the date on which Mars Retail Group, LLC goes “dark” in 50% or more of the space, (iv) if Mars Retail Group, LLC is in a monetary or material non-monetary default under the lease, or (v) upon the occurrence of an insolvency proceeding of Mars Retail Group, LLC.

A Tenant Trigger Period will be cured (a) when one or more replacement tenants has entered into one or more leases that is satisfactory to the lender, (b) with respect to clause (ii) and (iii) above, if the cash collateral reserve account equals or exceeds $250 PSF, provided that the borrower is permitted to deposit additional funds to the cash collateral reserve sufficient to meet the minimum balance in order to avoid a Tenant Trigger Period, (c) with respect to clause (iv) above, the date on which the subject default has been cured, and (d) with respect to clause (v) above, the applicable insolvency proceeding has terminated and the lease is affirmed or assumed and the assumption is approved by the court.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. If the borrower enters into a contract to sell the Retail 1 Unit and/or Retail Storage Unit, to certain competitors of Mars, Inc. (specified in the related lease), then Mars Retail Group, LLC will have the right to elect to purchase Retail 1 Unit and/or Retail Storage Unit, as applicable, on the same terms and conditions as in the contract. Mars Retail Group, LLC’s right of first refusal is not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, TRIPRA will determine the acts of terrorism for which coverage is required and the borrower will not be required to spend on terrorism insurance overage more than two times the amount of the then-current insurance premium that is payable with respect to the required property and rental loss/business income insurance (exclusive of the cost of the terrorism component of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

DALLAS DESIGN CENTER
1100 SLOCUM

Oak

JANUS et Cie

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Dallas Design District
Various
Dallas, TX 75207
DALLAS
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 15 miles
Parkland Memorial Hospital
Dallas County Hospital
DALLAS COUNTY
Dallas Market Center
Dallas World Trade Ctr.
Wade College
Stemmons Frwy
Dallas North Tollway
Scottish Rite for Children
Reverchon Park
Turtle Creek
Turtle Creek Park
Oak Lawn
Uptown
Museum of Geometric and MDI Art
Gables
Quadrangle Shopping Center
Villas at Katy Trail
DESIGN DISTRICT
Conduit Gallery
PDNB Gallery
Gallery 12.26
Dallas Glass Art
Ginger Fox Studio
Christopher Martin Gallery
Dallas Contemporary
The Echo Lounge & Music Hall
CINQ Gallery
Trinity River Greenbelt Park
American Airlines Center
Victory Park
The Victor Dallas
Perot Museum of Nature and Science
Hotel Crescent
Uptown Plaza
Federal Reserve Bank of Dallas
Klyde Warren Park
Dallas Museum of Art
Oncor
Dallas Art Fair
Fountain Place
The Dallas World Aquarium
West End Event Ctr.
WEST END
Dallas Holocaust Museum
Dallas Coll. El Centro Campus
Bank of America Plaza
Dealey Plaza
Old Red Museum
Downtown Dallas
George L. Allen Sr. Courts Building
Founders Square
Frank Crowley Courts Building
Margaret Hunt Hill Bridge
Woodall Rodgers Frwy
TRINITY RAILWAY EXPRESS
Irving Blvd
Oak Lawn Ave
Hi Line Dr
Market Center Blvd
Sylvan Ave
E. Levee St
Cole St
Howell St
Payne St
Riverfront Blvd
Dragon St
Slocum St
Wichita St
Inspiration Dr
Houston St
Harry Hines Blvd
McKinnon St
Cedar Springs Rd
Maple Ave
McKinney Ave
Victory Ave
Olive St
Akard St
Fairmount St
Turtle Creek Blvd
Carlisle St
Allen
Plano
Richardson
Garland
Rowlett
Lewisville
Carrollton
Flower Mound
Coppell
Addison
Farmers Branch
Irving
Mesquite
Grand Prairie
Duncanville
DeSoto
Lancaster
Cedar Hill
Wilmer
Seagoville
Hutchins
Balch Springs
Sachse
Wylie
Lucas
Combine
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3. – Dallas Design District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio(3):	Single Asset
Credit Assessment (S&P/Fitch/DBRSM ):	NR/NR/NR			Location:	Dallas, TX 75207
Original Balance(1):	$85,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	HN Capital Partners, L.L.C. and			Size:	524,030 SF
	McCourt Partners Real Estate LLC			Cut-off Date Balance PSF(1):	$249
Guarantor:	Vipin Nambiar			Maturity Date Balance PSF(1):	$249
Mortgage Rate:	4.5770%			Property Manager:	Dunhill Property Management Services,
Note Date:	2/14/2022				Inc.(4)
First Payment Date:	4/11/2022
Maturity Date:	3/11/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(5)
Original Amortization Term:	0 months			UW NOI(5):	$9,971,800
IO Period:	120 months			UW NOI Debt Yield(1):	7.7%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	7.7%
Prepayment Provisions:	L(26),DorYM1(87),O(7)			UW NCF DSCR(1):	1.61x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(6):	$9,180,888 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(6):	$8,338,599 (12/31/2020)
Additional Debt Balance(1):	$45,350,000			3rd Most Recent NOI(6):	$7,336,840 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	97.8% (1/12/2022)
Reserves(2)				2nd Most Recent Occupancy(7):	98.5% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	98.0% (12/31/2019)
Taxes:	$307,411	$153,706	NAP	Appraised Value (as of)(8):	$200,000,000 (1/14/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF(8):	$382
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	65.2%
Leasing Reserve:	$3,640,000	Springing	$3,640,000	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,350,000	66.3%	Purchase Price(9):	$189,235,565	96.3%
Cash Equity:	$66,195,518	33.7%	Closing Costs(10):	$3,362,542	1.7%
			Upfront Reserves:	$3,947,411	2.0%
Total Sources:	$196,545,518	100.0%	Total Uses:	$196,545,518	100.0%

(1)	The Dallas Design District Mortgage Loan (as defined below) is part of the Dallas Design District Whole Loan (as defined below) with an original aggregate principal balance of $130,350,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Dallas Design District Whole Loan.

(2)	See “Escrows and Reserves” below.

(3)	The Dallas Design District Whole Loan is secured by four properties. All LTV, DSCR, Debt Yield and Loan PSF calculations are shown on an aggregate basis.

(4)	See “Description of the Mortgage Pool— Litigation and Other Considerations” in the prospectus.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Dallas Design District Mortgage Loan more severely than assumed in the underwriting of the Dallas Design District Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(6)	The increase in Net Operating Income from 3rd Most Recent NOI to 2nd Most Recent NOI, from 2nd Most Recent NOI to Most Recent NOI, and from Most Recent NOI to UW NOI is primarily driven by growth in the base rent from rent steps and increasing rents, as evidenced by an average 27% rental increase over prior leases signed for the same spaces since 2019.

(7)	Information obtained from a third party market research source and represents occupancy as of the fourth quarter of each year.

(8)	The Appraised Value represents a portfolio value, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000. Based on the aggregate “as is” value of the Dallas Design District Properties (defined below), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 69.1%.

(9)	The Purchase Price represents the allocated purchase price of the Dallas Design District Properties (defined below), which were part of a larger 21 property portfolio acquired for a total of $310,788,800.

(10)	The Closing Costs are calculated based on 60.9% of total closing costs allocated to the Dallas Design District Properties, representing the allocated purchase price percentage of the total portfolio purchase price.

The Mortgage Loan. The third largest mortgage loan (the “Dallas Design District Mortgage Loan”) is part of a whole loan (the “Dallas Design District Whole Loan”) secured by first priority fee interests in three showroom properties and one single tenant restaurant building totaling 524,030 SF, located in Dallas, Texas (the “Dallas Design District Properties”). The Dallas Design District Whole Loan has an original aggregate principal balance of $130,350,000 and is comprised of three pari passu notes. The Dallas Design District Mortgage Loan, with an aggregate original principal balance of $85,000,000 is evidenced by the non-controlling Note A-1 and the controlling Note A-2. The non-controlling Note A-3, with an original principal balance of $45,350,000 (the “Dallas Design District Serviced Pari Passu Companion Loan”) is currently held by WFB. The Dallas Design District Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2022-BNK41 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The proceeds of the Dallas Design District Whole Loan were used to purchase the Dallas Design District Properties, fund upfront reserves, and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Dallas Design District Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$10,000,000	$10,000,000	BANK 2022-BNK41	No
A-2	$75,000,000	$75,000,000	BANK 2022-BNK41	Yes
A-3	$45,350,000	$45,350,000	WFB	No
Total	$130,350,000	$130,350,000

The Borrower and the Borrower Sponsor. The borrower is DDD Property Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dallas Design District Whole Loan. The borrower sponsors are McCourt Partners Real Estate LLC (“McCourt”) and HN Capital Partners, L.L.C. (“HN Capital”), and the non-recourse carveout guarantor is Vipin Nambiar, the managing member of HN Capital.

HN Capital is an opportunistic private investment manager founded by Vipin Nambiar and located in Dallas, Texas. The company is sponsored by Hunt Investment Group, which is part of the Hunt family companies. McCourt was founded in 1893 and is an investment firm which focuses on real estate, technology, sports and media, and finance.

The Property. The Dallas Design District Properties are comprised of four properties totaling 524,030 SF, primarily made up of design showroom space located within 1.7 miles of each other. The Dallas Design District Properties are part of a larger, 21-property portfolio within the Design District that was purchased by the borrower sponsors for a total purchase price of $310,788,800. Built between 1952 and 1982, the Dallas Design District Properties are 97.8% leased to 66 tenants as of January 12, 2022, with no tenant making up more than 5.8% of the NRA.

Property Summary
Property Name – Location	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Appraised Value PSF
Dallas Design Center 1025 North Stemmons Freeway and 1250 Slocum Street	96.8%	1982 / 2017	364,996	$110,100,000	$302
Dallas Decorative Center 1617 Hi Line Drive	100.0%	1955 / 2022	136,376	$64,650,000	$474
1401 Turtle Creek Boulevard	100.0%	1952 / 2022	10,898	$6,700,000	$615
1405 Turtle Creek Boulevard	100.0%	1952 / 2019	11,760	$7,250,000	$616
Total/Weighted Average	97.8%		524,030	$200,000,000(1)	$382

(1)	Represents the portfolio appraised value of the Dallas Design District Properties of $200,000,000, which includes an approximately 6.0% portfolio premium over the aggregate individual appraised values of $188,700,000.

Dallas Design Center

The Dallas Design Center Property comprises four buildings totaling 364,996 SF of one-story multi-tenant design showroom space. Built in 1982 and renovated most recently in 2017, the Dallas Design Center Property is situated on a 14.2-acre site and contains 603 parking spaces for a ratio of 1.65 spaces per 1,000 SF. As of January 12, 2022, the Dallas Design Center Property is 96.8% leased to 43 tenants.

Dallas Decorative Center

The Dallas Decorative Center Property comprises five buildings totaling 136,376 SF of one-story multi-tenant design showroom space. Built in 1955 and renovated most recently in 2022, the Dallas Decorative Center Property is situated on a 7.5-acre site and contains 232 parking spaces for a ratio of 1.70 spaces per 1,000 SF. As of January 12, 2022, the Dallas Decorative Center Property is 100.0% leased to 22 tenants.

1401 Turtle Creek Boulevard

The 1401 Turtle Creek Property is a 10,898 SF, one-story building that is 100.0% leased to a restaurant tenant, The Mexican, LLC. Built in 1952, the property was recently converted from a warehouse to restaurant space. The property is situated on a 0.85-acre site, and contains 11 parking spaces for a ratio of 1.01 spaces per 1,000 SF.

1405 Turtle Creek Boulevard

The 1405 Turtle Creek Property is an 11,760 SF, one-story building that is 100.0% leased to a furniture showroom tenant. Built in 1952, the property was converted from warehouse to its current use in 2019. The property is situated on a 0.43-acre site, and contains 23 parking spaces for a ratio of 1.96 spaces per 1,000 SF.

Major Tenants.

Walter Lee Culp Associates, Inc. (30,650 SF; 5.8% of portfolio NRA; 4.3% of portfolio underwritten base rent). Walter Lee Culp Associates, Inc. launched its Dallas showroom in 1972 featuring textile designers and expanding into other luxury textile brands and selected furniture collections. The firm has had a showroom in the Dallas Design Center Property since 1972. The tenant has a lease expiration date of October 31, 2028 and has two, five-year renewal options remaining.

Perennials and Sutherland (29,937 SF; 5.7% of portfolio NRA; 3.7% of portfolio underwritten base rent). Perennials and Sutherland is an international design company which collaborates with designers to produce luxury furniture, fabrics and accessories. The company opened its first showroom in Houston in 1978 and opened its second showroom at the Dallas Design Center Property which serves as its corporate headquarters today. The tenant has been located at the Dallas Design Center Property since 1997. The tenant has a lease expiration date of May 31, 2023 and has one, five-year renewal option remaining.

Interior Design (24,651 SF; 4.7% of portfolio NRA; 5.1% of portfolio underwritten base rent). Interior Design is a design company that carries lines including fabric, wall coverings, modern furniture, traditional furniture, lighting and accessories. It has two locations including its location at the Dallas Design Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Property and one in Houston. The tenant has been a tenant at the Dallas Design Center Property since 2002 and has a lease expiration date of June 30, 2026. Interior Design has two, five-year renewal options remaining.

The following table presents certain information relating to the tenancy at the Dallas Design District Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of Portfolio SF	Annual UW Rent(1)	% of Portfolio Total Annual UW Rent	Annual UW Rent PSF(1)			Renewal Options
							Termination Option (Y/N)	Lease Expiration
Walter Lee Culp Associate, Inc.	NR/NR/NR	30,650	5.8%	$462,000	4.3%	$15.07	N	10/31/2028	2 x 5-yrs.
Perennials and Sutherland	NR/NR/NR	29,937	5.7%	$404,150	3.7%	$13.50	N	5/31/2023	1 x 5-yrs.
Interior Design	NR/NR/NR	24,651	4.7%	$552,000	5.1%	$22.39	N	6/30/2026	2 x 5-yrs.
E.C. Dicken	NR/NR/NR	23,083	4.4%	$357,786	3.3%	$15.50	N	5/31/2025	N
George Cameron Nash, Inc. (GCN Inc)	NR/NR/NR	21,305	4.1%	$477,019	4.4%	$22.39	N	1/31/2026	1 x 10-yrs.
Baker Knapp & Tubbs	NR/NR/NR	20,800	4.0%	$353,600	3.3%	$17.00	N	1/31/2026	N
Scott + Cooner	NR/NR/NR	20,079	3.8%	$431,698	4.0%	$21.50	N	8/31/2029	1 x 5-yrs.
Total/Wtd. Avg.		170,505	32.5%	$3,038,253	28.1%	$17.82

Non-Major Tenants(2)		341,960	65.3%	$7,759,726	71.9%	$22.69
Occupied Collateral Total		512,465	97.8%	$10,797,980	100.0%	$21.23(3)
Vacant Space		11,565	2.2%
Total		524,030	100.0%

(1)	The Annual UW Rent and Annual UW Rent PSF include rent steps through January 2023 totaling $98,412.

(2)	Non-Major Tenants includes a 3,795 SF management office that does not contribute rent.

(3)	The Annual UW Rent PSF for the Occupied Collateral Total excludes the 3,795 SF of management office space.

The following table presents certain information relating to the lease rollover schedule at the Dallas Design District Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	4	14,896	$23.62	2.8%	2.8%	$351,774	3.3%	3.3%
2023	15	97,213	$17.45	18.6%	21.4%	$1,696,039	15.7%	19.0%
2024	8	40,961	$24.23	7.8%	29.2%	$992,442	9.2%	28.2%
2025	9	79,860	$17.92	15.2%	44.4%	$1,430,914	13.3%	41.4%
2026	11	94,261	$22.12	18.0%	62.4%	$2,085,406	19.3%	60.7%
2027	5	43,738	$19.87	8.3%	70.8%	$869,197	8.0%	68.8%
2028(4)	3	37,746	$14.57	7.2%	78.0%	$549,774	5.1%	73.9%
2029	3	37,039	$26.14	7.1%	85.1%	$968,306	9.0%	82.8%
2030	2	21,068	$20.01	4.0%	89.1%	$421,473	3.9%	86.7%
2031	5	32,525	$30.99	6.2%	95.3%	$1,008,088	9.3%	96.1%
2032	0	0	$0.00	0.0%	95.3%	$0	0.0%	96.1%
2033 & Beyond(5)	2	13,158	$32.27	2.5%	97.8%	$424,566	3.9%	100.0%
Vacant	0	11,565	$0.00	2.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	67	524,030	$21.23(6)	100.0%		$10,797,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Includes a 3,795 SF management office that does not contribute rent.

(5)	2033 & Beyond includes one tenant representing 0.6% of the NRA which has no lease expiration date.

(6)	The Total/Wtd. Avg. UW Rent PSF Rolling excludes the 3,795 SF management office.

COVID-19 Update. As of March 11, 2022, the Dallas Design District Properties are open and operating, with no outstanding tenant rent relief agreements. All rent payments for March 2022 have been made.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The Market. The Dallas Design District Properties are located approximately 2.5 miles west of downtown Dallas, Texas in an area known as the Design District. The area consists primarily of industrial buildings that have been repositioned into interior design and art showroom space. The area is a design industry hub with over 370 shops and art/design showrooms, as well as art galleries, antique shops, and restaurants. Recent development in the area includes multi-family projects and a Virgin Hotel. A one-mile urban trail called the Hi-Line Connector is currently under construction which will run through the Design District and connects with the Katy Trail and the Trinity Strand Trail. The Design District is centrally located with access to regional transportation routes, approximately 0.5 miles to I-35 and 0.7 miles to the Dallas North Tollway. Additionally, the Dallas Design Properties are approximately 4.3 miles from the Dallas Love Airfield and 0.9 miles from the Trinity River. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was approximately 13,292, 169,909 and 368,950, respectively, and the average household income within the same radii was $145,544, $118,523 and $117,985, respectively.

According to the appraisal, the Dallas Design District Properties are located within the Love Field/West Dallas retail submarket. As of the fourth quarter of 2021 the submarket reported total inventory of approximately 11.9 million SF with a 2.3% vacancy rate and average rent of $25.76 PSF. The appraisal concluded to market rents for the Dallas Design District Properties ranging from $12.39 PSF to $35.00 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dallas Design District Properties:

Market Rent Summary
	Dallas Decorative Center	1401 Turtle Creek	1405 Turtle Creek	Dallas Design Center High Visibility	Dallas Design Center Low Visibility	Dallas Design Center >10K SF
Market Rent (PSF)	$35.00	$32.00	$35.00	$26.00-$33.00	$22.50-$23.00	$12.39-$22.50
Lease Term (Years)	10-11	10-15	10-15	10-11	10-11	10-11
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net
Tenant Improvements	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF	$40-$75/SF

Source: Appraisal

The table below presents certain information relating to comparable sales pertaining to the Dallas Decorative Center Property and the Dallas Design Center Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
Dallas Design Center (Subject Property)	1250 Slocum Street and 1025 North Stemmons Freeway Dallas, TX	1982 / 2017	364,996	Feb. 2022(3)	$316.92
Dallas Decorative Center (Subject Property)	1617 Hi Line Drive Dallas, TX	1955 / 2022	136,376	Feb. 2022(3)	$426.15
Multi-Tenant Office Showroom	1700 Oak Lawn Avenue Dallas, TX	1957 / 2016	17,425	Feb. 2022	$480.34
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Victory Park Retail	2401 Victory Park Lane Dallas, TX	2006 / 2016	227,544	May 2019	$566.09
Multi-Tenant Office Showroom	1201 Oak Lawn Avenue Dallas, TX	1963 / 2014	40,048	April 2017	$257.50
Mockingbird Station	5307 Mockingbird Lane Dallas, TX	1940 / 2001	560,468	Nov. 2015	$285.48

(1)	Information obtained from the appraisal.

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

The table below presents certain information relating to comparable sales pertaining to the 1401 Turtle Creek Property and the 1405 Turtle Creek Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Year Built / Renovated	Rentable Area (SF)	Sale Date	Sale Price (PSF)(2)
1401 Turtle Creek Boulevard (Subject Property)	1401 Turtle Creek Boulevard, Dallas, TX	1952 / 2022	10,898	Feb. 2022(3)	$676.54
1405 Turtle Creek Boulevard (Subject Property)	1405 Turtle Creek Boulevard Dallas, TX	1952/ 2019	11,760	Feb. 2022(3)	$686.22
Two Sisters Catering Restaurant	2633 Gaston Avenue Dallas, TX	1955 / 2012	4,850	Sep. 2021	$577.32
Office-Showroom	1528 Slocum Street Dallas, TX	1954 / 2017	10,500	Sep. 2021	$428.57
Multi-Tenant Retail	12050 Inwood Road Dallas, TX	2014 / NAP	5,600	April 2021	$857.14
Future Restaurant Building	1400 North Riverfront Boulevard Dallas, TX	1952 / 2021	5,060	Nov. 2020	$686.76

(1)	Information obtained from the appraisal

(2)	Sale Price (PSF) is based on the borrower’s allocated purchase price.

(3)	Information obtained from the settlement statement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dallas Design District Properties:

Cash Flow Analysis
	2019	2020	2021	UW	UW PSF
Base Rent	$8,466,922	$9,059,465	$9,894,027	$10,797,980(1)	$20.61
Grossed Up Vacant Space	$0	$0	$0	$325,005	$0.62
Gross Potential Rent	$8,466,922	$9,059,465	$9,894,027	$11,122,985	$21.23

Other Income	$59,444	$265,793	$0	$11,250	$0.02
Percentage Rent	$11,247	$6,550	$23,163	$0	$0.00
Total Recoveries	$2,130,250	$2,267,887	$2,270,642	$2,407,367	$4.59
Net Rental Income	$10,667,863	$11,599,695	$12,187,833	$13,541,602	$25.84
(Vacancy & Credit Loss)	$0	$0	$0	($325,005)(2)	($0.62)
Effective Gross Income	$10,667,863	$11,599,695	$12,187,833	$13,216,597	$25.22

Real Estate Taxes	$1,713,035	$1,741,418	$1,348,259	$1,798,244	$3.43
Insurance	$162,142	$233,133	$210,111	$177,740	$0.34
Management Fee	$497,582	$527,046	$503,468	$396,498	$0.76
Other Operating Expenses	$958,263	$759,499	$945,108	$872,314	$1.66
Total Operating Expenses	$3,331,023	$3,261,097	$3,006,945	$3,244,797	$6.19

Net Operating Income	$7,336,840(3)	$8,338,599(3)	$9,180,888(3)	$9,971,800(3)	$19.03
Replacement Reserves	$0	$0	$0	$104,806	$0.20
TI/LC	$0	$0	$0	$139,840	$0.27
Net Cash Flow	$7,336,840	$8,338,599	$9,180,888	$9,727,154	$18.56

Occupancy %	98.0%	98.5%	97.8%	97.1%(2)
NOI DSCR(4)	1.21x	1.38x	1.52x	1.65x
NCF DSCR(4)	1.21x	1.38x	1.52x	1.61x
NOI Debt Yield(4)	5.6%	6.4%	7.0%	7.7%
NCF Debt Yield(4)	5.6%	6.4%	7.0%	7.5%

(1)	The UW Base Rent includes rent steps through January 2023 totaling $98,412.

(2)	The underwritten economic vacancy is 2.9%. The Dallas Design District Properties were 97.8% occupied as of January 12, 2022.

(3)	The increase in Net Operating Income from 2019 to 2020, from 2020 to 2021, and from 2021 to UW is primarily driven by growth in the base rent from rent steps and increasing rents, evidenced by an average 27% rental increase over prior leases on the same spaces since 2019.

(4)	The debt service coverage ratios and debt yields are based on the Dallas Design District Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Various - Various	Loan #3	Cut-off Date Balance:	$85,000,000
Various	Dallas Design District	Cut-off Date LTV:	65.2%
Dallas, Texas 75207		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	7.7%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $307,411 and ongoing monthly deposits of $153,706 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $14,812. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Trap Event Period (defined below), the loan documents require ongoing monthly replacement reserve deposits of $8,734.

Leasing Reserve – The loan documents require an upfront deposit of $3,640,000 and springing monthly deposits of $43,669 for tenant improvements and leasing commissions, if the balance in the reserve is below $1,048,060. The reserve is capped at $3,640,000.

Lockbox and Cash Management. The Dallas Design District Whole Loan is structured with a hard lockbox with springing cash management. The borrower is required to deposit all rents within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Trap Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, all funds in the lockbox are required to be swept into a lender controlled cash management account, and, after the satisfaction of the payment priorities set forth in the Dallas Design District Whole Loan documents, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Dallas Design District Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; and

(ii)	the net operating income debt yield falling below 6.0%, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net operating income debt yield is equal to or greater than 6.0% for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). The Dallas Design District Properties also secure the Dallas Design District Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $45,350,000. The Dallas Design District Serviced Pari Passu Companion Loan accrues interest at the same rate as the Dallas Design District Mortgage Loan. The Dallas Design District Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Dallas Design District Serviced Pari Passu Companion Loan. The holders of the Dallas Design District Mortgage Loan and the Dallas Design District Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Dallas Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, the borrower may obtain the release of the 1401 Turtle Creek Property and/or the 1405 Turtle Creek Property, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) the borrower prepays the Dallas Design District Whole Loan in an amount equal to 110% of the allocated loan amount for the released property, in addition to any required yield maintenance premium; and (iii) the debt yield following the release is no less than the greater of the debt yield at origination (7.4%) and the debt yield immediately prior to the release (provided that the borrower will be permitted to prepay the Dallas Design District Whole Loan in an amount sufficient to satisfy such debt yield condition). The allocated loan amounts for the respective properties are $5,095,000 for the 1401 Turtle Creek Property and $5,577,000 for the 1405 Turtle Creek Property.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Dallas Design District Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Everett
Bothell
Shoreline
Puget Sound
Kirkland
Redmond
SEATTLE
BELLEVUE
Sammamish
Lowell
Andover
Burlington
Concord
Lexington
Woburn
Medford
Waltham
Cambridge
Framingham
Newton
BOSTON
Peabody
Salem
Lynn
NEW YORK
CONN
STAMFORD
Greenwich
YONKERS
BRONX
NEW JERSEY
PATERSON
NEWARK
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Hempstead
Fremont
Newark
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
Cupertino
SAN JOSE
Campbell
Los Gatos
COLO.
KANSAS
Wichita
MO
TULSA
OKLAHOMA CITY
OKLAHOMA
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
FT. WORTH
DALLAS
Irving
EL PASO
TEXAS
Abilene
AUSTIN
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Gulf of Mexico
MONTERREY

Life Science Office Portfolio

1	21717 & 21823 30th Drive SE	Bothell, WA
2	47900 Bayside Parkway	Fremont, CA
3	2904 Orchard Parkway	San Jose, CA
4	4770 Regent Boulevard	Irving, TX
5	1111 W. 34th Street	Austin, TX
6	330 Baker Ave	Concord, MA
7	6300 Eighth Avenue	Brooklyn, NY
8	15 North Broadway	White Plains, NY
9	30 New Crossing Road	Reading, MA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – Life Science Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$79,800,000			General Property Type:	Office
Cut-off Date Balance(1):	$79,800,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsor:	The LSMD Fund REIT LLC			Size:	737,871 SF
Guarantor:	The LSMD Fund REIT LLC			Cut-off Date Balance Per SF(1):	$257
Mortgage Rate:	3.4570%			Maturity Balance Per SF(1):	$257
Note Date:	1/28/2022			Property Manager:	The RMR Group LLC
First Payment Date:	3/11/2022				(borrower-related)
Maturity Date:	2/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(3)
Seasoning:	3 months			UW NOI:	$17,480,324
Prepayment Provisions:	L(27),D(86),O(7)			UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.50x
Additional Debt Balance(1):	$110,000,000			Most Recent NOI:	$16,258,955 (10/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$16,251,911 (12/31/2020)
Reserves(2)				3rd Most Recent NOI:	$16,288,869 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.8% (1/20/2022)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.4% (12/31/2020)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.7% (12/31/2019)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(4):	$304,800,000 (Various)
Leasing Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$413
Rent Concession Reserve:	$32,725	$0	NAP	Cut-off Date LTV Ratio(1):	62.3%
Existing TI/LC Obligations Reserve:	$918,824	$0	NAP	Maturity Date LTV Ratio(1):	62.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original loan amount:	$189,800,000	64.2%	Recapitalization Price(5):	$292,000,000	98.7%
Sponsor Equity:	$105,994,909	35.8%	Upfront Reserves:	$951,549	0.3%
			Closing Costs:	$2,843,360	1.0%
Total Sources:	$295,794,909	100.0%	Total Uses:	$295,794,909	100.0%
(1)	The Life Science Office Portfolio Mortgage Loan (as defined below) is part of the Life Science Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $189,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF,UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Life Science Office Portfolio Whole Loan.

(2)	See “Escrows and Reserves” section.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Life Science Office Portfolio Whole Loan more severely than assumed in the underwriting of the Life Science Office Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Represents the aggregate “As-is” values of appraisals dated between October 13, 2021 and October 27, 2021.

(5)	The Life Science Office Portfolio was recapitalized at a price of $292,000,000. DHC (as defined below) retained a 20% interest in connection with the recapitalization.

The Mortgage Loan. The fourth largest mortgage loan (the “Life Science Office Portfolio Mortgage Loan”) is part of a whole loan (the “Life Science Office Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $189,800,000. The Life Science Office Portfolio Whole Loan was co-originated on January 28, 2022, by Wells Fargo Bank, National Association (“WFB”) and Bank of America, N.A. (“BANA”). The Life Science Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering nine office properties totaling 737,871 SF, located across five states (the “Life Science Office Portfolio Properties”). The Life Science Office Portfolio Mortgage Loan is evidenced by the $43,890,000 non-controlling promissory Note A-1-2, contributed by WFB, and the $35,910,000 non-controlling promissory Note A-3, contributed by BANA, in the aggregate original principal amount of $79,800,000. The controlling Note A-1-1 and the non-controlling Note A-2, with an aggregate original principal balance of $110,000,000 (the “Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans”) were contributed to the BANK 2022-BNK40 securitization trust. The Life Science Office Portfolio Whole Loan is serviced under the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Note Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,500,000	$60,500,000	BANK 2022-BNK40	Yes
A-2	$49,500,000	$49,500,000	BANK 2022-BNK40	No
A-1-2	$43,890,000	$43,890,000	BANK 2022-BNK41	No
A-3	$35,910,000	$35,910,000	BANK 2022-BNK41	No
Total	$189,800,000	$189,800,000

The Borrowers and the Borrower Sponsor. The borrowers comprise three single purpose entities: The LSMD Fund 30 Newcrossing LLC, The LSMD Fund Propco LLC and The LSMD Fund Concord LLC, each a Delaware limited liability company. The borrowers have two independent directors and legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Life Science Office Portfolio Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Life Science Office Portfolio Whole Loan is The LSMD Fund REIT LLC, which is 20% owned by Diversified Healthcare Trust (“DHC”) and controlled by the RMR Group LLC (“RMR”). The non-recourse carveout guarantor’s liability with respect to bankruptcy related full recourse carveouts is capped at 15% of the then outstanding principal amount of the Life Science Office Portfolio Whole Loan.

DHC (Nasdaq: DHC) is a real estate investment trust managed by RMR that is focused on owning healthcare properties located throughout the United States. As of September 30, 2021, DHC’s $8.2 billion portfolio included 392 properties in 36 states and Washington, DC, occupied by approximately 600 tenants, and totaling approximately 10.9 million SF of life science and medical office properties and more than 27,700 senior living units.

RMR (Nasdaq: RMR) is a U.S. alternative asset management company with a focus on commercial real estate and related businesses. RMR has over 600 real estate professionals in more than 30 offices nationwide. As of September 30, 2021, RMR had $32.7 billion in assets under management.

The Properties. The Life Science Office Portfolio Properties comprise eight single-tenant medical office properties and one multi-tenant medical office property located across five states. The Life Science Office Portfolio Properties are located in California (two properties, 27.3% of net rentable area), Texas (two properties, 25.4% of net rentable area), Washington (one property, 19.6% of net rentable area), New York (two properties, 16.5% of net rentable area), and Massachusetts (two properties, 11.2% of net rentable area). Constructed from 1954 to 2013 and renovated from 2007 to 2016, the Life Science Office Portfolio Properties total 737,871 SF, and as of January 20, 2022, were 99.8% leased to 15 tenants, with investment grade tenants comprising 55.5% of net rentable area and 49.9% of underwritten base rent. The Life Science Portfolio Properties have averaged 99.8% occupancy since 2010.

The Life Science Office Portfolio Properties range in size from 33,600 SF to 144,900 SF and comprise ten, 1- to 4-story buildings. The Life Science Office Portfolio Properties have a weighted average parking ratio of 3.5 spaces per 1,000 SF of rentable area with individual properties ranging from 1.4 to 5.1 spaces per 1,000 SF of rentable area (see table below).

The following table presents certain information relating to the Life Science Office Portfolio Properties:

Life Science Office Portfolio Properties Summary
Property Name Location	Year Built / Renovated	Total NRA (SF)	Allocated Whole Loan Amount	Allocated Whole Loan Amount PSF	% of Total Balance	Appraised Value	Cut-off Date LTV Ratio	UW NCF	% Total UW NCF
21717 & 21823 30th Drive SE Bothell, WA	1998; 2000 / NAP	144,900	$37,100,000	$256.04	19.5%	$58,300,000	63.6%	$3,099,160	18.7%
47900 Bayside Parkway Fremont, CA	1992 / NAP	122,092	$28,000,000	$229.34	14.8%	$44,800,000	62.5%	$2,501,643	15.1%
2904 Orchard Parkway San Jose, CA	1982 / 2015	78,979	$26,900,000	$340.60	14.2%	$43,000,000	62.6%	$2,105,077	12.7%
4770 Regent Boulevard Irving, TX	1995 / NAP	116,948	$20,700,000	$177.00	10.9%	$32,000,000	64.7%	$1,869,941	11.3%
1111 W. 34th Street Austin, TX	1971 / NAP	70,505	$17,900,000	$253.88	9.4%	$28,700,000	62.4%	$1,603,097	9.6%
330 Baker Avenue Concord, MA	2013 / NAP	49,250	$17,350,000	$352.28	9.1%	$27,400,000	63.3%	$1,558,657	9.4%
6300 Eighth Avenue Brooklyn, NY	1978 / NAP	71,500	$15,300,000	$213.99	8.1%	$29,500,000	51.9%	$1,104,789	6.7%
15 North Broadway White Plains, NY	1954 / 2016	50,097	$14,800,000	$295.43	7.8%	$23,200,000	63.8%	$1,469,548	8.8%
30 New Crossing Road Reading, MA	1991 / 2007	33,600	$11,750,000	$349.70	6.2%	$17,900,000	65.6%	$1,300,799	7.8%
Total/Weighted Average		737,871	$189,800,000	$257.23	100.0%	$304,800,000	62.3%	$16,612,710	100.0%

Major Tenants.

Largest Tenant: Seattle Genetics, Inc. (144,900 SF; 19.6% of portfolio net rentable area; 19.4% of portfolio underwritten base rent; June 30, 2024 lease expiration). Seattle Genetics (Nasdaq: SGEN), now known as “Seagen”, is a global biotechnology company that develops and commercializes cancer therapies. Founded in 1998, Seagen is one of the largest biotech companies in the Pacific Northwest with a market capitalization of $22.8 billion, as of February 10, 2022. Seagen occupies 100% of the 21717 & 21823 30th Drive SE property, which serves as its global headquarters. Seagen has been in occupancy since 2000, expanded in 2011 and 100% of its space is classified as office, 40% of which is lab space. Seagen has one, five-year renewal option at fair market rent with at least nine but no more than twelve months’ notice and no termination options.

2nd Largest Tenant: Stryker Corporation (122,092 SF; 16.5% of portfolio net rentable area; 13.8% of portfolio underwritten base rent; December 31, 2030 lease expiration). Stryker Corporation (“Stryker”; NYSE: SYK) is a medical technology company that offers products and services in orthopedics, medical and surgical, and neurotechnology and spine that help improve patient and hospital outcomes. Founded in 1941, Stryker had 43,000 employees worldwide with 10,452 patents owned and $14.4 billion in sales as of 2020. Stryker has been a tenant at the 47900 Bayside Parkway property since 2007 where it

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

occupies 100% of the net rentable area. Stryker has two, five-year renewal options at fair market rent, with at least twelve but no more than fifteen months’ notice and no termination options.

3rd Largest Tenant: Complete Genomics (78,979 SF; 10.7% of portfolio net rentable area; 12.8% of portfolio underwritten base rent; December 31, 2025 lease expiration). Complete Genomics was founded in 2006 and is a technology company that specializes in whole human genome sequencing. Using its proprietary sequencing instruments, chemistry, and software, the company has sequenced more than 20,000 whole human genomes.  In March 2013, Complete Genomics was acquired by BGI-Shenzhen, one of the world’s largest genomics services companies. Complete Genomics has been a tenant at the 2904 Orchard Parkway property, which serves as its headquarters, since 2016 and occupies 100% of the net rentable area. The tenant has two, five-year renewal options at fair market rent, with at least nine but no more than twelve months’ notice, and does not have any termination options.

The following table presents certain information relating to the tenancy at the Life Science Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Ratings (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Seattle Genetics, Inc.	NR/NR/NR	144,900	19.6%	$3,598,533	19.4%	$24.83	6/30/2024	N	1 x 5-year
Stryker Corporation	NR/Baa1/A-	122,092	16.5%	$2,564,643	13.8%	$21.01	12/31/2030	N	2 x 5-year
Complete Genomics	NR/NR/NR	78,979	10.7%	$2,387,142	12.8%	$30.23	12/31/2025	N	2 x 5-year
Quest Diagnostics Clinical Laboratories, Inc.	BBB/Baa2/BBB+	116,948	15.8%	$2,163,538	11.6%	$18.50	12/31/2025	N	2 x 5-year
Atrius Health, Inc.	NR/NR/BBB	49,250	6.7%	$1,688,659	9.1%	$34.29	6/30/2030	N	3 x 10-year
Subtotal/Wtd. Avg.		512,169	69.4%	$12,402,515	66.8%	$24.22

Other Tenants		223,884	30.3%	$6,177,099	33.2%	$27.59
Vacant Space		1,818	0.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		737,871	100.0%	$18,579,614	100.0%	$25.24(4)

(1)	Information based on underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps through September 2022 totaling $388,227. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants through the earlier of lease or loan maturity. The total implied underwritten rental rate for Stryker, Quest Diagnostics Clinical Laboratories, Inc., and Atrius Health, Inc., inclusive of the straight line credit, is approximately $23.37, $19.01 and $36.69 PSF, respectively. See “Operating History and Underwritten Net Cash Flow” below.

(4)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Life Science Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	9,755	$24.00	1.3%	1.3%	$234,120	1.3%	1.3%
2023	1	4,332	$27.60	0.6%	1.9%	$119,563	0.6%	1.9%
2024	2	144,900	$24.83	19.6%	21.5%	$3,598,533	19.4%	21.3%
2025	5	205,719	$23.42	27.9%	49.4%	$4,818,264	25.9%	47.2%
2026	1	33,600	$42.98	4.6%	54.0%	$1,444,096	7.8%	55.0%
2027	0	0	$0.00	0.0%	54.0%	$0	0.0%	55.0%
2028	0	0	$0.00	0.0%	54.0%	$0	0.0%	55.0%
2029	3	44,808	$27.44	6.1%	60.1%	$1,229,649	6.6%	61.6%
2030	2	171,342	$24.82	23.2%	83.3%	$4,253,302	22.9%	84.5%
2031	0	0	$0.00	0.0%	83.3%	$0	0.0%	84.5%
2032	0	0	$0.00	0.0%	83.3%	$0	0.0%	84.5%
2033 & Beyond	2	121,597	$23.70	16.5%	99.8%	$2,882,087	15.5%	100.0%
Vacant	0	1,818	$0.00	0.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	17	737,871	$25.24(3)	100.0%		$18,579,614	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

COVID-19 Update. As of January 19, 2022, the Life Science Office Portfolio Properties are open and operating. There are no outstanding rent relief requests.

The Markets. The Life Science Office Portfolio Properties are located within the metropolitan statistical areas of Seattle, Washington (one property, 19.5% of the allocated loan amount), New York, New York (two properties, 15.9% of the allocated loan amount), Boston, Massachusetts (two properties, 15.3% of the allocated loan amount), Oakland, California (one property, 14.8% of the allocated loan amount), San Jose, California (one property, 14.2% of the allocated loan amount), Dallas, Texas (one property, 10.9% of the allocated loan amount) and Austin, Texas (one property, 9.4% of the allocated loan amount).

The following table presents certain local demographic data related to the Life Science Office Portfolio Properties:

Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
21717 & 21823 30th Drive SE - Bothell, WA	12,505 / 101,182 / 260,310	$166,408 / $142,066 / $137,789
47900 Bayside Parkway - Fremont, CA	3,743 / 53,098 / 196,790	$212,490 / $199,619 / $183,465
2904 Orchard Parkway - San Jose, CA	18,795 / 125,041 / 491,425	$213,153 / $172,471 / $159,618
4770 Regent Boulevard - Irving, TX	330 / 31,260 / 154,581	$168,105 / $141,419 / $117,830
1111 W. 34th Street - Austin, TX	28,969 / 148,245 / 371,266	$86,503 / $122,023 / $114,692
330 Baker Avenue - Concord, MA	6,570 / 26,074 / 67,358	$204,082 / $227,556 / $208,053
6300 Eighth Avenue - Brooklyn, NY	186,427 / 770,748 / 1,811,958	$81,443 / $95,953 / $105,865
15 North Broadway - White Plains, NY	36,637 / 103,584 / 193,316	$120,889 / $161,614 / $194,399
30 New Crossing Road - Reading, MA	10,990 / 76,365 / 194,985	$143,647 / $148,516 / $147,085

The following table presents certain information relating to the appraisal’s market rent conclusion for the Life Science Office Portfolio Properties:

Market Rent Summary
Property Name – Location	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type (Reimbursements)	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
21717 & 21823 30th Drive SE - Bothell, WA	$24.50	5.4	5 mos.	NNN	3.0% per annum	$35.00	$10.00

47900 Bayside Parkway - Fremont, CA	$21.00	10	6 mos. (new) / 3 mos. (renew)	NNN	3.0% per annum	$30.00	$20.00

2904 Orchard Parkway - San Jose, CA	$30.00	10	6 mos. (new) / 3 mos. (renew)	NNN	3.0% per annum	$40.00	$25.00

4770 Regent Boulevard - Irving, TX	$19.20	10	3 mos. (new) / 0 mos. (renew)	NNN	3.0% per annum	$25.00	$15.00

1111 W. 34th Street - Austin, TX (Medical Office)	$27.00	5	1 mos.	NNN	3.0% per annum	$30.00	$15.00

1111 W. 34th Street - Austin, TX (Surgical Center)	$31.00	10	1 mos.	NNN	3.0% per annum	$35.00	$17.50

330 Baker Avenue - Concord, MA	$34.00	10	0 mos.	NNN	2.0% per annum	$50.00	NAV

6300 Eighth Avenue - Brooklyn, NY	$35.00	10	6 mos. (new) / 2 mos. (renew)	Net	2.0% per annum	$30.00	$15.00

15 North Broadway - White Plains, NY	$30.00	10	6 mos.	NNN	3.0% per annum	$50.00	$25.00

30 New Crossing Road - Reading, MA	$35.00	10	0 mos.	NNN	2.0% per annum	$50.00	$10.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Life Science Office Portfolio Properties:

Cash Flow Analysis
	2019	2020	10/30/2021 TTM	UW	UW PSF
Gross Potential Base Rent	$16,998,310	$16,853,903	$16,664,928	$18,191,387	$24.65
Contractual Rent Steps	$0	$0	$0	$388,227(1)	$0.53
Rent Average Benefit	$0	$0	$0	$796,796(2)	$1.08
Grossed Up Vacant Space	$0	$0	$0	$49,086	$0.07
Other Income	$51,036	$25,013	$5,581	$0	$0.00
Total Recoveries	$5,442,153	$6,186,752	$6,164,961	$6,463,146	$8.76
Less Vacancy & Credit Loss	$0	$0	$0	($1,211,397)(3)	($1.64)
Effective Gross Income	$22,491,499	$23,065,668	$22,835,470	$24,677,246	$33.44

Real Estate Taxes	$3,366,847	$3,715,974	$3,286,049	$3,719,866	$5.04
Insurance	$205,517	$281,201	$308,370	$321,040	$0.44
Management Fee	$674,745	$689,577	$687,257	$740,317	$1.00
Other Operating Expenses	$1,955,521	$2,127,004	$2,294,839	$2,415,698	$3.27
Total Expenses	$6,202,630	$6,813,757	$6,576,515	$7,196,922	$9.75

Net Operating Income	$16,288,869	$16,251,911	$16,258,955	$17,480,324	$23.69
CapEx	$0	$0	$0	$179,841	$0.24
TI/LC	$0	$0	$0	$687,774	$0.93
Net Cash Flow	$16,288,869	$16,251,911	$16,258,955	$16,612,710	$22.51

Occupancy %	99.7%	99.4%	99.8%	93.5%(3)
NOI DSCR(4)	2.45x	2.44x	2.44x	2.63x
NCF DSCR(4)	2.45x	2.44x	2.44x	2.50x
NOI Debt Yield(4)	8.6%	8.6%	8.6%	9.2%
NCF Debt Yield(4)	8.6%	8.6%	8.6%	8.8%

(1)	Represents contractual rent steps through September 2022.

(2)	Represents straight-line rent averaging for five investment grade tenants through the earlier of lease or loan maturity.

(3)	The underwritten economic vacancy is 6.5%. The Life Science Office Portfolio Properties were 99.8% occupied as of January 20, 2022.

(4)	The debt service coverage ratios and debt yields are based on the Life Science Office Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

Escrows and Reserves.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (as defined below) provided that the Reserve Waiver Conditions (as defined below) are not being satisfied, the Life Science Office Portfolio Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – The Life Science Office Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrowers or a borrower affiliate provides the lender with evidence that the Life Science Office Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrowers pay all applicable insurance premiums and provide the lender with evidence of payment of insurance premiums/renewals no later than ten business days prior to the expiration of the policies.

“Reserve Waiver Conditions” means, with respect to an individual property:

(i)	No event of default has occurred and is continuing;

(ii)	the applicable Material Tenant (as defined below) lease is in full force and effect with no defaults;

(iii)	the applicable Material Tenant lease requires the applicable Material Tenant to pay taxes directly to the applicable governmental authority and the applicable Material Tenant continues to pay such taxes directly to the applicable governmental authority as required under the applicable Material Tenant lease; and

(iv)	the borrowers and/or the applicable Material Tenant delivers evidence (if required under the lease) of the same to lender on or prior to the applicable due date for such taxes.

Replacement Reserve – The Life Science Office Portfolio Whole Loan documents require ongoing monthly replacement reserves of $14,987 upon the occurrence of a Cash Trap Event Period.

Leasing Reserve – The Life Science Office Portfolio Whole Loan documents require ongoing monthly general tenant improvement and leasing commission (“TI/LC”) reserves of $76,862 upon the occurrence of a Cash Trap Event Period.

Rent Concession Reserve – The Life Science Office Portfolio Whole Loan documents require an upfront rent concession reserve of $32,725 related to outstanding gap rent, future rent credits and future rent abatements under existing leases. The borrowers may provide a letter of credit in lieu of a cash deposit into the rent concession reserve.

Existing TI/LC Obligations Reserve - The Life Science Office Portfolio Whole Loan documents require an upfront TI/LC reserve of $918,824 related to outstanding TI/LCs payable by the borrowers under existing leases. The borrowers may provide a letter of credit in lieu of a cash deposit into the outstanding TI/LC reserve.

Lockbox and Cash Management. The Life Science Office Portfolio Whole Loan requires a hard lockbox and in-place cash management. The borrowers are required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrowers or property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow payment priorities set forth in the Life Science Office Portfolio Whole Loan documents will be transferred to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of such payment priorities is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Life Science Office Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) being less than 6.50% for two consecutive calendar quarters; or

(iii)	the occurrence of a Material Tenant Trigger Period (as defined below).

A “Material Tenant Trigger Period” means a Material Tenant (a) defaults under its lease beyond any notice and cure period, (b) vacates, abandons, or otherwise goes dark in its leased space, or gives notice of its intent to do so, within the last 24 months of its lease, (c) terminates its lease (for all or any portion of its space) or gives notice to do so, provides written notice to not renew or fails to renew at least six months prior to the scheduled expiration date of its lease, or (d) files for bankruptcy or similar insolvency proceeding.

A “Material Tenant” means each of the tenants, together with any guarantor of its respective lease, under the following leases: (i) the Seattle Genetics 21823 lease (63,900 SF; 8.7% of net rentable area; 9.7% of underwritten base rent; June 30, 2024 lease expiration), (ii) the Seattle Genetics 27171 lease (81,000 SF; 11.0% of net rentable area; 9.7% of underwritten base rent; June 30, 2024 lease expiration) and (iii) any lease which, individually or when aggregated with all other leases at the Life Science Office Portfolio Properties with the same tenant or its affiliates, accounts for 15% or more of the gross potential rent for the Life Science Office Portfolio Properties.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NOI DY being greater than or equal to 6.50% for two consecutive calendar quarters; or

●	with regard to clause (iii), a Material Tenant Trigger Event cure.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Medical	Loan #4	Cut-off Date Balance:	$79,800,000
Various	Life Science Office Portfolio	Cut-off Date LTV:	62.3%
Various, Various		UW NCF DSCR:	2.50x
		UW NOI Debt Yield:	9.2%

A Material Tenant Trigger Period will be cured upon the occurrence of the following, as applicable:

●	the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings;

●	the applicable Material Tenant is paying full, unabated rent under the lease;

●	with respect to the space which is the subject of the Material Tenant Trigger Period, (i) the borrowers leasing the entirety of the applicable space for the Material Tenant’s renewal term and the tenant(s) being in physical occupancy of the space, (ii) either there are no TI/LCs due and payable in connection with such replacement lease(s) or borrowers have deposited with lender any unpaid TI/LCs that may be incurred in connection with such lease(s), (iii) either the applicable new tenant(s) is(are) paying full, unabated rent under its applicable lease(s), or borrowers have deposited with lender any applicable “free rent” granted pursuant to the applicable new lease(s); and (iv) such lease(s) may not contain any “outs”; or

●	there are funds on deposit in the excess cash flow subaccount in an amount equal to at least $60 PSF for the applicable Material Tenant space or the borrowers deliver to lender a letter of credit in an amount equal to at least $60 PSF for the applicable Material Tenant space.

Additional Secured Indebtedness (not including trade debts). The Life Science Office Portfolio Properties also secure the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $110,000,000. The Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Life Science Office Portfolio Mortgage Loan. The Life Science Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Life Science Office Portfolio Mortgage Loan and the Life Science Office Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Life Science Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Letter of Credit. Not permitted.

Release of Property. Provided that no event of default is ongoing, the borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Life Science Office Portfolio Properties from the lien of the Life Science Office Portfolio Whole Loan in an amount up to 20% of the outstanding principal balance, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to at least 105% of the allocated loan amount for the property being released;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 2.67x and (b) the NCF DSCR immediately prior to the release;

(iii)	the NOI DY immediately following the release being equal to or greater than the greater of (a) 9.35% and (b) the NOI DY immediately prior to the release;

(iv)	compliance with all applicable REMIC requirements; and

(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2022-BNK41 certificates.

Ground Lease. None.

Right of First Refusal/Right of First Offer. Atrius Health, Inc. has a right of first offer (“ROFO”) to purchase the 330 Baker Avenue property if the borrowers intend to offer such property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The Life Science Office Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Life Science Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

601 Lexington Avenue
601 Lexington Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
CENTRAL PARK
The Pond
Central Park Zoo
Central Park South
Bryant Park
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
W. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
METRO NORTH
Barneys New York
Apple Store, FAO Schwarz, GM Building
Ritz Carlton
The Plaza Hotel
AKA Central Park
Four Seasons Hotel
150 East 57th St
The Concorde Hotel
The Bristol
400 Plaza
The Peninsula New York
St. Regis New York
909 Third Avenue
St. James Tower
New York Hilton Midtown
Museum of Modern Art
Lever House
399 Park
Lipstick Building
River Tower
Baccarat Hotel
666 Fifth Avenue
Three Ten
The Sutton
75 Rockefeller Plaza
345 Park
Beekman Hill
Radio City Music Hall
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
The Benjamin
30 Rockefeller
ROCKEFELLER CENTER
Saks Fifth Avenue
Palmolive Building
ITT-American Building
Waldorf Astoria
Beekman Tower
Tower 49
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
860 UN Plaza
Consulate of the Republic of Singapore
British Consulate General NY
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Roger Smith Hotel
Consulate General of Jamaica
Consulate General of Estonia
Japan Society
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
United Nations Visitor Centre
Hotel St. James
The Roosevelt Hotel
Club Quarters Grand Central
Millennium Hilton NY One UN Plaza
UNITED NATIONS
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Royalton New York
Grand Central Terminal
Fitzpatrick Grand Central
Winstar Building
Hampton Inn Manhattan Grand Central
One Bryant Park
505 Fifth Ave.
One Vanderbilt
Chrysler Building
Consulate General of Ecuador
The Knickerbocker Hotel
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
QUEENS-MIDTOWN TUNNEL
495
Consulate General of Switzerland
Consulate General of South Africa
Bryant Park Hotel
Park Terrace Hotel
425 Fifth Ave.
260 Madison Ave.
The William Hotel
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
Astoria
Long Island City
Greenpoint
Williamsburg
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River
Liberty State Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – 601 Lexington Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/BBB-sf/A			Location:	New York, NY 10022
Original Balance(1):	$65,567,280			General Property Type:	Office
Cut-off Date Balance(1):	$65,567,280			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1977/2021
Borrower Sponsor:	BP/CGCenter MM LLC			Size:	1,675,659 SF
Guarantors(2):	BP/CGCenter I LLC and			Cut-off Date Balance per SF(1):	$432
	BP/CGCenter II LLC			Maturity Balance per SF(1):	$432
Mortgage Rate:	2.79196%			Property Manager:	Boston Properties Limited
Note Date:	12/10/2021				Partnership (borrower-related)
First Payment Date:	2/9/2022
Maturity Date:	1/9/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(8)
Seasoning:	4 months			UW NOI:	$95,273,106
Prepayment Provisions(3):	L(28),D(85),O(7)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.2%
Additional Debt Type(1)(4):	Pari Passu/Subordinate			UW NCF DSCR(1):	4.50x
Additional Debt Balance(1)(4):	$657,732,720/$276,700,000			Most Recent NOI:	$89,547,809 (9/30/2021 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$88,939,219 (12/31/2020)
Reserves(5)				3rd Most Recent NOI:	$82,516,612 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.3% (11/1/2021)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.6% (12/31/2020)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2019)
Replacement Reserve:	$0	Springing	$837,829	Appraised Value (as of):	$1,700,000,000 (10/1/2021)
TI/LC Reserve:	$0	Springing	$10,053,948	Appraised Value per SF:	$1,015
Tenant Specific TI/LC Reserve:	(6)	$0	NAP	Cut-off Date LTV Ratio(1):	42.5%
Free Rent Reserve:	(7)	$0	NAP	Maturity Date LTV Ratio(1):	42.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,000,000,000	100.0%	Loan Payoff:	$618,492,902	61.8%
			Return of Equity	$368,350,972	36.8%
			Closing Costs	$13,156,127	1.3%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The 601 Lexington Avenue Mortgage Loan (as defined below) is part of the 601 Lexington Avenue Whole Loan (as defined below) with an original aggregate principal balance of $1,000,000,000. The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 601 Lexington Avenue Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 601 Lexington Avenue Whole Loan are $597, $597, 9.5%, 9.5%, 3.25x, 58.8% and 58.8%, respectively.
(2)	BP/CGCenter I LLC and BP/CGCenter II LLC are the single purpose entity borrowers. The 601 Lexington Avenue Whole Loan is recourse to the single purpose entity borrowers for certain items. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.
(3)	Defeasance of the 601 Lexington Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 601 Lexington Avenue Whole Loan to be securitized and (b) December 10, 2024. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in May 2022.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.
(7)	BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.
(8)	The novel coronavirus pandemic is an evolving situation and could impact the 601 Lexington Avenue Whole Loan more severely than assumed in the underwriting of the 601 Lexington Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “601 Lexington Avenue Mortgage Loan”) is part of a whole loan (the “601 Lexington Avenue Whole Loan”) that is evidenced by 23 pari passu senior promissory notes in the aggregate original principal amount of $723,300,000 (collectively, the “601 Lexington Avenue Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $276,700,000 (collectively, the “601 Lexington Avenue Subordinate Companion Loan”). The 601 Lexington Avenue Whole Loan was co-originated on December 10, 2021, by Wells Fargo Bank, National Association (“WFB”), DBR Investments Co. Limited (“DBRI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Citi Real Estate Funding Inc. (“CREFI”). The 601 Lexington Avenue Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in three condominium units and a leasehold interest in a portion of a fourth condominium unit relating to an office building located in New York, New York (the “601 Lexington Avenue Property”). The 601 Lexington Avenue Mortgage Loan is evidenced by the $17,500,000 non-controlling promissory Note A-1-C1 and the $48,067,280 non-controlling promissory Note A-1-C4, each contributed by WFB, in the aggregate original principal amount of $65,567,280. As shown in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

the “601 Lexington Avenue Whole Loan Summary” table below, eight promissory notes in the original aggregate principal amount of $426,700,000 were contributed to the BXP 2021-601L securitization trust. The 601 Lexington Avenue Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP 2021-601L securitization trust. The 601 Lexington Avenue Senior Loan pari passu notes other than those evidencing the 601 Lexington Avenue Mortgage Loan are referred to herein as the “601 Lexington Avenue Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

601 Lexington Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
601 Lexington Avenue Senior Loan
A-1-S1	$52,500,000	$52,500,000	BXP 2021-601L	Yes
A-2-S1, A-3-S1, A-4-S1	$97,500,000	$97,500,000	BXP 2021-601L	No
A-1-C2, A-3-C2	$110,000,000	$110,000,000	BANK 2022-BNK39	No
A-1-C3, A-3-C3	$110,000,000	$110,000,000	BANK 2022-BNK40	No
A-2-C2-2, A-4-C2-2	$25,000,000	$25,000,000	BMARK 2022-B32	No
A-2-C3-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-C1, A-2-C3-2, A-2-C4, A-4-C3	$80,000,000	$80,000,000	BMARK 2022-B33	No
A-3-C1, A-3-C4	$41,213,720	$41,213,720	MSC 2022-L8	No
A-2-C2-1, A-4-C2-1	$85,000,000	$85,000,000	BMARK 2022-B34	No
A-1-C1, A-1-C4	$65,567,280	$65,567,280	BANK 2022-BNK41	No
A-4-C1, A-4-C4	$16,519,000	$16,519,000	CREFI	No
Total (Senior Loan)	$723,300,000	$723,300,000
601 Lexington Avenue Subordinate Companion Loan
B-1, B-2, B-3, B-4	$276,700,000	$276,700,000	BXP 2021-601L	No
Total (Whole Loan)	$1,000,000,000	$1,000,000,000

The Borrowers and the Borrower Sponsor. The borrowers are BP/CGCenter I LLC and BP/CGCenter II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is BP/CGCenter MM LLC, an indirectly owned subsidiary of Boston Properties Limited Partnership and of Norges Bank Investment Management (“Norges”). There is no separate environmental indemnitor or non-recourse carveout guarantor with respect to the 601 Lexington Avenue Whole Loan. Boston Properties Limited Partnership, a Delaware Limited partnership (“Boston Properties” or “BPLP”) has executed a Guaranty of Reserve Funds in place of posting certain reserves.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in five markets: Boston, Los Angeles, New York, San Francisco and Washington, DC. The company was founded in 1970 and became a public company in 1997. The company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The company’s portfolio totals 52.5 million SF and 202 properties, including nine properties under construction or redevelopment. Boston Properties has held an ownership in interest in the 601 Lexington Avenue Property since 2001 and also controls property and leasing management.

Norges manages the Norwegian Government Pension Fund Global, often referred to as the Norwegian oil fund. Norges manages assets worth more than 11,000 billion kroner, or about $1.3 trillion dollars. The fund is invested in international equity and fixed-income markets and in real estate.

The Property. The 601 Lexington Avenue Property is comprised of the borrowers’ fee and leasehold interests in certain condominium units within a 59-story, Class A, office tower located in Midtown Manhattan at East 53rd Street and Lexington Avenue. Situated on a 1.6-acre site, the property comprises approximately 1.7 million SF of office and retail space, which includes a high-rise office tower as well as a six-story office and retail building totaling 227,276 SF situated at the base (the “Low Rise Building”). The building, with a 45° angled top and a stilt-style base, was designated as a landmark by the New York City Landmarks Preservation Commission in September 2016. As of November 1, 2021, the property was 96.3% leased. Investment grade tenants and other tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue represent 83.6% of the NRA and 85.7% of underwritten gross rent. Further, the top four tenants represent 71.6% of underwritten gross rent and have a weighted average remaining lease term of 14.7 years.

Originally built in 1977, the 601 Lexington Avenue Property underwent renovations totaling approximately $283 million in 2021, which included repositioning the Low Rise Building as well as the redevelopment of the ground and lower level space into a food hall. Following the repositioning, the Low Rise Building includes 195,326 SF of office space, 31,950 SF of retail space and a public marketplace and a new dedicated street-level entrance and lobby for low-rise office floors. The food hall (known as The Hugh) contains a collection of 15 restaurants, bars and food retailers and is directly connected to a public plaza that provides access to the East 53rd Street subway stop. Additional amenities of the Low Rise Building include a succession of rooftop terraces on each floor as well as a fitness center. The Low Rise Building office space is fully leased to NYU, which utilizes the space to house NYU Langone Health. In addition, NYU is occupying a portion of the land owned by the adjoining St. Peter’s Church (see “Ground Lease” section below).

Condominium Regime. The 601 Lexington Avenue Property is comprised of (a) the borrowers’ fee simple interest in three condominium units within the four unit Condominium known as 601 Lexington Avenue Condominium (the “Condominium”) and (b) the borrowers’ leasehold interest in a portion of a fourth condominium unit, commonly known as the “Church Unit”, within the Condominium. The borrower-owned units include 94.4% of the common elements, which entitles the borrowers to 94 of the 100 votes in the condominium regime (together with the right to appoint 6 of 7 board members). The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrowers vote for or otherwise consent to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan agreement. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium and Other Shared Interests” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Major Tenants.

Kirkland & Ellis (616,139 SF, 36.8% NRA, 39.4% underwritten gross rent, 2/28/2039 expiration). Kirkland & Ellis (“K&E”) was founded in 1909 in Chicago, Illinois and is the largest law firm in the world by revenue and the fifth-largest by number of attorneys. K&E is a long-term tenant at the property having been in occupancy since 1993. K&E signed an early renewal in 2014 to extend its lease through 2039 and expanded its space again in 2019. As the 601 Lexington Avenue Property’s largest tenant, K&E occupies the majority of the upper floors of the building (32-47, 49-52). For floor 32 only, K&E has a termination option on June 30, 2027 with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only). K&E has $4,062,504 of outstanding free rent.

Citibank (216,256 SF, 12.9% of NRA; 12.3% of underwritten gross rent, various expirations). Citibank, N.A. (“Citibank”) an affiliate of CREFI, one of the originators of the 601 Lexington Avenue Whole Loan, is a multinational consumer and investment bank, with core activities that include safeguarding assets, lending money, making payments and accessing the capital markets on behalf of its clients. The 601 Lexington Avenue Property was originally developed as Citicorp’s headquarters and the bank was previously an owner of the property. Citibank is on various leases expiring in December 2022 (3.6% of NRA, 3.4% of underwritten gross rent), August 2023 (3.6% of NRA, 3.4% of underwritten gross rent), April 2027 (1.8% NRA, 1.8% of underwritten gross rent), and April 2032 (4.0% NRA, 3.7% of underwritten gross rent). Citibank has four, 5-year renewal options and does not have any termination options.

NYU (195,326 SF; 11.7% of NRA; 10.1% of underwritten gross rent, 10/31/2049 expiration). New York University (“NYU”) is a new tenant to the 601 Lexington Avenue Property with a lease commencing in 2020 of the newly redeveloped atrium building. NYU will use the space to house NYU Langone Health. NYU took occupancy of the 4th floor and is expected to take occupancy of the remaining space between July and December 2022. NYU structured a leasehold condominium for a period of approximately 30 years through October 2049. The leasehold condominium is structured as a standard lease, and is operated as a leasehold condominium to allow the tenant to benefit from its tax exempt entity status. NYU has one, 10-year renewal option, and one, 7-year renewal option and does not have any termination options.

Freshfields Bruckhaus Deringer (139,243 SF; 8.3% of NRA; 9.8% of underwritten gross rent; 6/30/2026 expiration). Freshfields Bruckhaus Deringer (“Freshfields”) is one of the largest multinational law firms in the world, headquartered in London. Tracing its roots back to the 18th century, it is also among the world’s oldest law firms. Freshfields has been a tenant at the property since 2010, expanded in 2017, and is on a lease expiring in 2026 with two, 5-year renewal options and no termination options.

Blackstone (89,967 SF; 5.4% of NRA; 5.2% of underwritten gross rent, 12/31/2027 expiration). Blackstone is an investment firm with total assets under management of $730.7 billion as of October 21, 2021. Blackstone’s asset management businesses include investment vehicles focused on real estate, private equity, public debt and equity, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone has been a tenant at the property since 2015, expanded in 2017 and is on a lease expiring in 2027 with two, 5-year renewal options or one, 10-year renewal option and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the major tenants at the 601 Lexington Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Gross Rent(3)(4)	% of Total Annual UW Gross Rent(3)	Annual UW Gross Rent PSF(3)(4)	Lease Expiration	Renewal Options	Termination Option (Y/N)
K&E	NR/NR/NR	616,139(5)	36.8%	$61,225,450	39.4%	$99.37	2/28/2039	None	Y(6)
Citibank	Aa3/A+/A+	216,256(7)(8)	12.9%	$19,030,810	12.3%	$88.00	Various(9)	4x5 yr	N
NYU	Aa2/NR/AA-	195,326	11.7%	$15,697,290	10.1%	$80.36	10/31/2049	1x10 yr and 1x7 yr	N
Freshfields	NR/NR/NR	139,243(10)	8.3%	$15,272,330	9.8%	$109.68	6/30/2026	2x5 yr	N
Citadel	Ba1/NR/BBB-	144,193	8.6%	$13,771,418	8.9%	$95.51	8/31/2022(11)	None	N
Blackstone	NR/A+/A+	89,967	5.4%	$8,067,806	5.2%	$89.68	12/31/2027	2x5 yr or 1x10 yr	N
BTG	NR/NR/NR	31,401	1.9%	$4,747,674	3.1%	$151.19	3/31/2028	1x5 yr	N
Apax	NR/NR/NR	31,401	1.9%	$4,093,254	2.6%	$130.35	7/31/2026	1x5 yr	N
OrbiMed	NR/NR/NR	31,401	1.9%	$3,543,036	2.3%	$112.83	3/31/2033	2x5 yr	N
Siris Capital Group	NR/NR/NR	18,928	1.1%	$2,331,624	1.5%	$123.18	9/30/2030	None	Y(12)
Subtotal/Wtd. Avg.		1,514,255	90.4%	$147,780,691	95.2%	$97.59

Other Tenants		99,343	5.9%	$7,530,269	4.8%	$75.80
Vacant Space		62,061	3.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,675,659	100.0%	$155,310,960	100.0%	$96.25(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Gross Rent, % of Total Annual UW Gross Rent and Annual UW Gross Rent PSF are based on the underwritten gross rent based on the underwritten rent roll.
(4)	The Annual UW Gross Rent and Annual UW Gross Rent PSF shown above include contractual rent steps through September 2022 totaling $128,513. The lender’s underwriting gives separate credit for straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields) through loan maturity. The total implied underwritten rental rate for K&E, NYU, and Freshfields, inclusive of the straight line credit, is approximately $108.46, $85.17 and $111.22 PSF, respectively. See “Underwritten Net Cash Flow” below.
(5)	Includes 600 SF of storage space.
(6)	For floor 32 only, K&E has a June 30, 2027 termination option with 18 months’ notice and the payment of unamortized leasing costs. Additionally, as of February 28, 2034, K&E can terminate either its highest or lowest floor (one floor only).
(7)	Includes 6,333 SF of storage space.
(8)	Citibank is currently subleasing Suites 1900 and 2100 totaling 59,978 SF (3.6% of NRA).
(9)	Leases on Floors 18 and 20 (59,978 SF) expire in December 2022, on Floors 19 and 21 (59,978 SF) expire in August 2023, on Floor 23 (29,989 SF) expires in April 2027, and on Floors 24 and 25 (66,311 SF) expire in April 2032. Citibank is expected to vacate the space expiring in December 2022 and August 2023.
(10)	Freshfields is currently subleasing Suite 5510 totaling 15,932 SF (1.0% of NRA). As of the origination date, Freshfields was also publicly marketing the remainder of its leased space for sublet.
(11)	Citadel has provided notice it intends to vacate at its lease expiration in August 2022.
(12)	Siris Capital Group has the option to terminate all its space on September 30, 2027 with notice by September 30, 2026 (12 months) and the payment of unamortized leasing costs.
(13)	Total/Wtd. Avg. Annual UW Gross Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the 601 Lexington Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Gross Rent PSF Rolling(3)	Total UW Gross Rent Rolling(3)	Approx. % of Total Gross Rent Rolling(3)	Approx. Cumulative % of Total Gross Rent Rolling(3)
2022	10	204,171	12.2%	12.2%	$93.23	$19,035,831	12.3%	12.3%
2023	2	59,978	3.6%	15.8%	$87.77	$5,264,413	3.4%	15.6%
2024	1	5,724	0.3%	16.1%	$115.00	$658,260	0.4%	16.1%
2025	0	0	0.0%	16.1%	$0.00	$0	0.0%	16.1%
2026	7	170,645	10.2%	26.3%	$113.48	$19,365,584	12.5%	28.5%
2027	4	119,956	7.2%	33.4%	$90.20	$10,820,276	7.0%	35.5%
2028	1	31,401	1.9%	35.3%	$151.19	$4,747,674	3.1%	38.6%
2029	0	0	0.0%	35.3%	$0.00	$0	0.0%	38.6%
2030	4	18,928	1.1%	36.5%	$123.18	$2,331,624	1.5%	40.1%
2031	2	37,789	2.3%	38.7%	$80.72	$3,050,214	2.0%	42.0%
2032	8	73,873	4.4%	43.1%	$88.37	$6,528,398	4.2%	46.2%
Thereafter	33	891,133	53.2%	96.3%	$93.71	$83,508,684	53.8%	100.0%
Vacant	0	62,061	3.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	72	1,675,659	100.0%		$96.25(4)	$155,310,960	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The UW Gross Rent PSF Rolling, Total UW Gross Rent Rolling, Approx. % of Total UW Gross Rent Rolling and Approx. Cumulative % of Total Gross Rent Rolling are based on the underwritten gross rent based on the underwritten rent roll.
(4)	Total/Wtd. Avg. UW Gross Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of April 8, 2022, the 601 Lexington Avenue Property was open and operating. The borrower sponsor reported that the only tenant with outstanding rent relief is Hillstone (7,800 SF, 0.5% of NRA, 0.9% of underwritten gross rent), which received an abatement of 50% of six months’ rent (approximately $168,000 from September 1, 2020 to February 28, 2021), which it is expected to repay over the course of 2022 and 2023.

The Market. The 601 Lexington Avenue Property is located in Midtown Manhattan at East 53rd Street and Lexington Avenue in New York, New York. The 601 Lexington Avenue Property, which takes up the majority of a city block bounded clockwise from the west by Lexington Avenue, 54th Street, benefits from its proximity to Central Park, access to the luxury shopping corridor along Fifth and Madison Avenues, and available mass transit including the 4, 5, 6, E, M, N, R, and W subway lines. The property sits on top of a public plaza (directly connected to The Hugh food hall) that provides access to the East 53rd Street subway stop.

According to a third party market research report, the 601 Lexington Avenue Property is situated within the Plaza District Office submarket of the New York City Office Market. The Plaza District is not only the largest office submarket in New York City, with 90 million SF of inventory, but in the United States as well. As of October 2021, the Plaza District submarket reported a 14.4% vacancy rate (and a 17.4% availability rate) and average asking rents of $86.73 PSF, gross. The appraisal identified nine directly competitive buildings totaling 10.5 million SF with a 7.0% vacancy rate and average asking rents of $102.14 PSF. The appraisal concluded to market rents ranging from $80.00 to $115.00 PSF, modified gross, for the various floors of office space at the 601 Lexington Avenue Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 601 Lexington Avenue Property:

Market Rent Summary
	Office Floors 2-22	Office Floors 23-31	Office Floors 32-42	Office Floors 43-54	East Building 55-59
Market Rent (PSF)	$80.00	$85.00	$95.00	$105.00	$115.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6	$10.00 PSF in year 6

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

The following table presents information relating to comparable office property sales for the 601 Lexington Avenue Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
601 Lexington Avenue Property New York, NY		1977/2021	1,675,659(1)	96.3%(1)
Confidential Park Ave New York, NY	Nov-2021	1994/2021	765,000	91.0%	$750,000,000	$980.39
51 West 52nd Street New York, NY	Nov-2021	1963/NAP	872,593	100.0%	$960,000,000	$1,100.17
1177 Avenue of the Americas New York, NY	Nov-2021	1987/2013	1,024,733	81.0%	$858,500,000	$837.78
550 Washington Street New York, NY	Sep-2021	1934/2022	1,257,529	100.0%	$2,020,800,000	$1,606.96
220 East 42nd Street New York, NY	Jul-2021	1930/2015	1,224,755	93.0%	$790,100,000	$645.11
One Park Avenue New York, NY	Jul-2021	1926/2000	947,894	99.0%	$875,000,000	$923.10
410 Tenth Avenue New York, NY	Dec-2020	1927/2021	634,359	98.0%	$952,840,000	$1,502.05
1633 Broadway New York, NY	May-2020	1972/2013	2,561,512	98.0%	$2,400,000,000	$936.95

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.

The following table presents information with respect to comparable office properties to the 601 Lexington Avenue Property:

Comparable Office Supply Summary
Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
601 Lexington Avenue Property New York, NY	1,675,659(1)	1977/2021	59	-	96.3%(1)	$96.25(1)(2)
599 Lexington Avenue New York, NY(3)	1,058,805	1986/NAV	50	0	100.0%	NAP
600 Lexington Avenue New York, NY	305,472	1983/NAV	36	34,922	87.8%	$90.00
55 East 52nd Street New York, NY	1,518,210	1981/NAV	49	0	97.6%	$95.00
65 East 55th Street New York, NY	619,631	1986/NAV	38	23,708	92.9%	$155.00
237 Park Avenue New York, NY	1,243,384	1915/NAV	21	220,823	98.6%	$75.00
245 Park Avenue New York, NY	1,787,000	1966/NAV	45	93,108	89.5%	$110.00
875 Third Avenue New York, NY	750,000	1982/NAV	29	0	87.3%	$80.00
277 Park Avenue New York, NY	1,850,000	1964/NAV	51	23,163	83.2%	$110.00
280 Park Avenue New York NY	1,320,211	1968/NAV	43	27,407	100.0%	NAP

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents Annual UW Gross Rent PSF.
(3)	Owned by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 601 Lexington Avenue Property:

Cash Flow Analysis
	2018	2019	2020	9/30/2021 TTM	UW	UW PSF
Base Rent	$133,149,752	$135,562,062	$ 143,558,635	$144,061,141	$145,905,931	$87.07
Contractual Rent Steps(1)	$0	$0	$0	$0	$128,513	$0.08
Rent Average Benefit(2)	$0	$0	$0	$0	$6,752,020	$4.03
Grossed Up Vacant Space	$0	$0	$0	$0	$5,489,750	$3.28
Total Recoveries	$13,799,300	$10,210,032	$9,414,939	$9,538,732	$10,422,946	$6.22
Other Income	$1,616,466	$1,730,575	$2,517,181	$1,475,308	$1,452,145	$0.87
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($10,444,971)	($6.23)
Effective Gross Income	$148,565,518	$147,502,669	$155,490,755	$155,075,181	$159,706,334	$95.31

Real Estate Taxes	$39,670,091	$42,193,437	$43,060,793	$41,588,994	$40,950,953	$24.44
Insurance	$569,495	$ 612,718	$732,213	$892,330	$1,375,389	$0.82
Management Fee	$3,006,130	$3,265,479	$3,235,326	$3,218,199	$1,000,000	$0.60
Other Operating Expenses	$18,195,642	$18,914,423	$19,523,204	$19,827,849	$21,106,886	$12.60
Total Expenses	$61,441,358	$64,986,057	$66,551,536	$65,527,372	$64,433,228	$38.45

Net Operating Income	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$95,273,106	$56.86
Capital Expenditures	$0	$0	$0	$0	$418,915	$0.25
TI/LC	$0	$0	$0	$0	$2,743,708	$1.64
Net Cash Flow	$87,124,160	$82,516,612	$88,939,219	$89,547,809	$92,110,483	$54.97

Occupancy%	99.3%	100.0%	97.6%	96.3%	93.5%
NOI DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.65x
NCF DSCR(4)	4.26x	4.03x	4.34x	4.37x	4.50x
NOI Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	13.2%
NCF Debt Yield(4)	12.0%	11.4%	12.3%	12.4%	12.7%

(1)	Represents contractual rent steps through September 2022.
(2)	Represents straight-line rent averaging for an investment grade tenant (NYU) and tenants included in a legal industry magazine listing of the largest global 200 law firms by gross revenue (K&E and Freshfields).

(3)	The underwritten economic vacancy is 6.5%. The 601 Lexington Avenue Property was 96.3% leased as of November 1, 2021.

(4)	The debt service coverage ratios and debt yields are based on the 601 Lexington Avenue Senior Loan, and exclude the 601 Lexington Avenue Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 601 Lexington Avenue Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating is at least “BBB” by S&P and “Baa3” by Moody’s (the “BPLP Guarantor Required Rating”).

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any Cash Trap Event Period, the reserve will not be required if the borrowers maintain a blanket insurance policy reasonably acceptable to the lender. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly replacement reserves of $34,910, subject to a cap of $837,829. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 601 Lexington Avenue Whole Loan documents require ongoing monthly TI/LC reserves of $418,915, subject to a cap of $10,053,948. In lieu of making the monthly payments, the borrowers have the right to deliver to the lender a guaranty from BPLP (as described below under “BPLP Guaranty”) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating.

Tenant Specific TI/LC Reserve – BPLP provided a payment guaranty in lieu of depositing $52,315,328 at closing for approved leasing expenses outstanding at the time of origination of the 601 Lexington Avenue Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Free Rent Reserve – BPLP provided a payment guaranty in lieu of depositing $8,974,469 at closing for the free rent and gap rent outstanding for six tenants at the time of origination of the 601 Lexington Avenue Whole Loan.

Lockbox and Cash Management. The 601 Lexington Avenue Whole Loan documents require that the borrowers establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 601 Lexington Avenue Whole Loan documents also require that all rents received by the borrowers be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the borrowers’ operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 601 Lexington Avenue Whole Loan documents to make required deposits (if any) into the real estate tax and insurance reserves, to pay debt service on the 601 Lexington Avenue Whole Loan, to make required deposits (if any) into the replacement and TI/LC reserves, and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Trap Event Period). During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the foregoing items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 601 Lexington Avenue Whole Loan; provided, however, so long as no event of default exists under the 601 Lexington Avenue Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the borrowers, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) for the 601 Lexington Avenue Whole Loan falling below 1.20x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default; or
(ii)	with regard to clause (ii) above:
(a)	the NOI DSCR for the 601 Lexington Avenue Whole Loan being greater than or equal to 1.20x for one calendar quarter; or
(b)	the borrowers delivering to the lender as additional collateral and security for the payment of the debt, (x) cash to be held as an additional reserve fund that, if applied as a prepayment of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, would cause the NOI DSCR to be at least 1.20x (the “Cash Management Sweep Cure Amount”), (y) a letter of credit having an aggregate notional amount in the amount of the Cash Management Sweep Cure Amount, or (z) so long as BPLP’s senior unsecured credit rating satisfies the BPLP Guarantor Required Rating, a guaranty by BPLP in the amount of the Cash Management Sweep Cure Amount.

BPLP Guaranty. The borrowers have the right to deliver to the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts and in lieu of making any cash deposits as alteration security, net proceeds deficiency with respect to the restoration after a casualty or condemnation or Cash Sweep Management Sweep Cure Amount, so long as BPLP’s senior unsecured credit rating meets the BPLP Guarantor Required Rating. Additionally, the borrowers have the right to deliver to the lender a BPLP Guaranty in lieu of deposits previously made for any such purpose (whereupon, the amount so replaced would then be returned to the borrowers). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrowers to the lender and/or any letter of credit delivered by the borrowers to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrowers are required to have on deposit for such purpose. The aggregate amount guaranteed under any BPLP Guaranty (when aggregated with the full amount of any letter of credit and/or cash on deposit) will be reduced as the borrowers expend funds for the purposes which such funds would have otherwise been deposited in the applicable reserve account. The aggregate amount of any BPLP Guaranty (and the full amount of any letter of credit obtained by BPLP) will not at any time exceed 10.0% of the outstanding principal balance of the Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP guarantees and letters of credit.

In the event of any downgrade, withdrawal or qualification of the rating of the BPLP Guarantor by any rating agency such that the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrowers are required to either (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Additional Secured Indebtedness (not including trade debts). The 601 Lexington Avenue Property also secures the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $657,732,720 and the 601 Lexington Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $276,700,000. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan are coterminous with the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and 601 Lexington Avenue Subordinate Companion Loan accrue interest at the same rate as the 601 Lexington Avenue Mortgage Loan. The 601 Lexington Avenue Mortgage Loan and the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 601 Lexington Avenue Subordinate Companion Loan. The holders of the 601 Lexington Avenue Mortgage Loan, the 601 Lexington Avenue Non-Serviced Pari Passu Companion Loans and the 601 Lexington Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 601 Lexington Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 601 Lexington Avenue Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
601 Lexington Avenue Subordinate Companion Loan	$276,700,000	2.79196%	120	0	120	3.25x	9.5%	58.8%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #5	Cut-off Date Balance:	$65,567,280
601 Lexington Avenue	601 Lexington Avenue	Cut-off Date LTV:	42.5%
New York, NY 10022		U/W NCF DSCR:	4.50x
		U/W NOI Debt Yield:	13.2%

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrowers have an approximately 18,000 SF ground lease from the abutting St. Peter’s Lutheran Church of Manhattan (“St. Peter’s Church”), that is in turn sub-leased to NYU. The office space (floors 2-6) is 100% leased by NYU and is being used to house NYU Langone Health. NYU is occupying a portion of the “Church Unit” condominium unit owned by St. Peter’s Church. Such portion of the condominium unit is incorporated into the office building. The borrowers are required to pay ground rent ($49.96 PSF with annual escalations of 1.5%) to St. Peter’s Church. The borrowers are required to purchase the ground leased space in 2036 for a fixed price of approximately $23.3 million.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Trap Event Period due to clause (ii) as described above under “Lockbox and Cash Management” or in place of any amount reserved under the loan documents provided the aggregate amount of any letters of credit (together with any BPLP Guaranties) do not at any time exceed 10.0% of the outstanding principal balance of the 601 Lexington Avenue Whole Loan, unless the borrowers deliver a new non-consolidation opinion which takes into account such BPLP Guaranties and letters of credit.

Terrorism Insurance. The 601 Lexington Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the 601 Lexington Avenue Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

The 601 Lexington Avenue Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer owned by BPLP subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is not subject to a bankruptcy or similar insolvency proceeding; (vi) such captive insurer is licensed in the State of Vermont or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vii) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

WASHINGTON D.C.
2115 Wisconsin Avenue
2115 Wisconsin Avenue Northwest
Washington, DC 20007
METRO RED LINE
UDC David A. Clark School of Law
American Univ. Washington College of Law
Spring Valley Shopping Ctr.
46th St NW
Van Ness St NW
Univ. of the District of Columbia
VAN NESS-UDC
Hillwood Estate, Museum and Gardens
Blagden Ave NW
16th St NW
Howard Univ. School of Law
Tilden St NW
Rock Creek Park
Embassies of Bangladesh, Ethiopia, Ghana, Israel and Jordan
Wisconsin Ave
Wesley Theological Seminary
American Univ. Museum at the Katzen Arts Ctr.
Bender Arena
U.S. Dept. of Homeland Security
American University
Massachusetts Ave NW
The Washington Ballet
Piney Branch Pkwy
CLEVELAND PARK
New Mexico Ave NW
Nebraska Ave NW
Macomb St NW
Columbia Heights
Pierce-Klingle Estate
Woodley Rd NW
Tregaron Conservancy
Washington National Cathedral
Cathedral Ave NW
Smithsonian National Zoological Park
Irving St NW
Foxhall Crescent
WOODLEY PARK-ZOO ADAMS MORGAN
Woodley Park
Washington Marriott
Columbia Rd NW
Mass Ave NW
Calvert St NW
Omni Shoreham
Naval Observatory
Wisconsin Ave NW
Pkwy
RED LINE METRO
The Kreeger Museum
Rock Cr & Potomac
Mt. Vernon College at GWU
Glover Archbold Park
Florida Ave NW
Montrose Park
EMBASSY ROW
Dupont Circle
NW New Hampshire Ave
MacArthur Blvd NW
Reservoir Rd NW
R St NW
Canal Rd NW
MedStar Georgetown Univ. Hospital
Foxhall Rd NW
Mass Ave NW
F St NW
P St NW
P St NW
DU PONT CIRCLE
NW 17th St
NW 16th St
Georgetown University
34th St NW
Heurich House Museum
Potomac River
McDonough Arena
National Geographic Museum
Canal Rd NW
Georgetown
C&O Canal Lock 1
M St NW
23rd St NW
22nd St NW
21st St NW
M St NW
FARRAGUT NORTH
29
L St NW
Downtown Washington DC
The Washington Harbour
G. Washington University Hospital
Penn Ave NW
METRO
FARRAGUT WEST
FOGGY BOTTOM-GWU
George Washington University
66
66
ROSSLYN
Roosevelt Island
The Kennedy Center
Virginia Ave NW
F St NW
White House
NW 17th St
E St NW
ARLINGTON
Foggy Bottom
Constitution Hall
66
50
Constitution Ave NW
Vietnam Veterans Memorial
NATIONAL MALL
Lincoln Memorial
World War II Memorial
Potomac River
ARLINGTON NATIONAL CEMETERY
Reagan Natl. Airport 3 miles
Rockville
Calverton
Laurel
Wheaton
North Bethesda
Potomac
Silver Spring
College Park
Beltsville
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Hyattsville
New Carrollton
Seabrook
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Rose Hill
Camp Springs
Springfield
VIRGINIA
National Harbor
Burke
Franconia
Groveton
MARYLAND
Clinton
Mount Vernon
Andrews Air Force Base

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – 2115 Wisconsin Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Washington, DC 20007
Original Balance:	$54,900,000			General Property Type:	Office
Cut-off Date Balance:	$54,900,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1988/2020
Borrower Sponsors:	Ritz Banc Group and Lincoln Property			Size:	184,822 SF
	Company			Cut-off Date Balance Per SF:	$297
Guarantor:	LPC Commercial Services Inc.			Maturity Date Balance Per SF:	$297
Mortgage Rate:	4.1750%			Property Manager:	LPC Commercial Services, Inc.
Note Date:	3/31/2022				(borrower-related)
First Payment Date:	5/1/2022
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$5,064,668
IO Period:	120 months			UW NOI Debt Yield:	9.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.2%
Prepayment Provisions:	L(25),D(88),O(7)			UW NCF DSCR:	2.14x
Lockbox/Cash Mgmt Status:	Hard/In-Place			Most Recent NOI(3):	NAV
Additional Debt Type:	No			2nd Most Recent NOI(3):	NAV
Additional Debt Balance:	NAP			3rd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	99.5% (3/14/2022)
Reserves(1)				2nd Most Recent Occupancy:	99.5% (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.5% (12/31/2020)
RE Taxes:	$179,682	$89,841	NAP	Appraised Value (as of):	$94,500,000 (2/23/2022)
Insurance:	$6,028	$6,028	NAP	Appraised Value Per SF:	$511
Replacement Reserve:	$510,000	$5,391	NAP	Cut-off Date LTV Ratio:	58.1%
TI/LC Reserve:	$381,560	Springing	NAP	Maturity Date LTV Ratio:	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,900,000	57.2%	Purchase Price:	$91,500,000	95.3%
Borrower Equity:	$41,081,183	42.8%	Closing Costs:	$3,403,913	3.5%
			Reserves:	$1,077,269	1.1%
Total Sources:	$95,981,183	100.0%	Total Uses:	$95,981,183	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 2115 Wisconsin Avenue Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 2115 Wisconsin Avenue Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	Historical financial information is not available because the 2115 Wisconsin Avenue Property (as defined below) was recently acquired.

The Mortgage Loan. The sixth largest mortgage loan (the “2115 Wisconsin Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $54,900,000. The 2115 Wisconsin Avenue Mortgage Loan is secured by a first priority fee mortgage encumbering a 184,822 SF office property located in Washington, DC (the “2115 Wisconsin Avenue Property”).

The Borrower and the Borrower Sponsors. The borrower is 2115 Wisconsin Property Company LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Certain indirect investors in the 2115 Wisconsin Avenue Property require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the 2115 Wisconsin Avenue Property to a master tenant  (the “2115 Wisconsin Avenue Master Tenant”), which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. See “Risk Factors – Risks Relating to the Mortgage Loans – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool–Mortgage Pool Characteristics–Shari’ah Compliant Loans” in the prospectus. The non-recourse carveout guarantor is LPC Commercial Services Inc., an affiliate of Lincoln Property Company.

Ritz Banc Group, founded in 2012, is a real estate, private equity, and alternative asset management firm headquartered in Washington, DC which invests in Eastern gateway cities and Mid-Atlantic markets. Ritz Banc Group has acquired over 1.7 million SF of real estate and has current assets under management of over $300 million.

Lincoln Property Company, founded in 1965, is a privately held, full-service real estate firm based in Dallas, Texas. Lincoln Property Company currently maintains a presence in over 200 cities in the United Sates and 10 countries throughout Europe, both in commercial and residential real estate markets. The firm has had a presence in Washington, DC since 1984 and currently has around 600 employees. Lincoln Property Company has developed in excess of 75 million SF of commercial space, 11 million SF of specialty retail space, and 52 million SF of industrial space. In addition, Lincoln Property Company currently manages over 138 million SF of commercial space, with 40 million SF under management in the Mid-Atlantic Region.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The Property. The 2115 Wisconsin Avenue Property is a 184,822 SF Class A office property located in the Georgetown/Glover Park area of Washington, DC. Situated on a 2.35-acre parcel, the 2115 Wisconsin Avenue Property is comprised of a six-story building which was built in 1988 and underwent renovations in 2020. Over the last five years, the seller has invested more than $9.8 million into the 2115 Wisconsin Avenue Property in order to upgrade the tenant amenity lounges, the fitness center, and lobby in addition to installing a new HVAC system.

Parking is provided by a four-level below-grade parking garage, which is shared with 2121 & 2111 Wisconsin Avenue (not part of the collateral). The borrower does not own the parking garage but has rights to the parking spaces through a reciprocal easement agreement. Approximately 346 spaces are allocated to the 2115 Wisconsin Avenue Property on Levels G-1, G-2, and G-3. The G-4 level is allocated to 2111 Wisconsin Avenue in its entirety and has separate controlled access. The parking garage is accessed via an entrance between the 2115 Wisconsin Avenue Property and 2121 Wisconsin Avenue or a separate entrance off Whitehaven Street. Additionally, the parking garage is directly connected to the 2115 Wisconsin Avenue Property via a tunnel at the building C-2 and garage G-1 levels.

As of March 14, 2022, the 2115 Wisconsin Avenue Property was 99.5% leased to two investment grade rated tenants. The largest tenant at the 2115 Wisconsin Avenue Property is Directors of Georgetown College, occupying 89.2% of the NRA through February 2036. The second tenant at the 2115 Wisconsin Avenue Property is MedStar Medical Group, Gtown Hospital, occupying 10.3% of the NRA through April 2027. The 2115 Wisconsin Avenue Mortgage Loan is structured with a springing TI/LC reserve twelve months prior to the MedStar Medical Group, Gtown Hospital lease expiration (see “Escrows and Reserves” below).

Major Tenants.

Directors of Georgetown College (164,799 SF, 89.2% of NRA, 89.1% of underwritten rent). The largest tenant is Directors of Georgetown College (“Georgetown University”) (Moody’s/S&P: A3/A). Georgetown University is a private university with 9 undergraduate and graduate schools including Georgetown Law, the School of Foreign Service and a campus in Qatar. Georgetown University is the oldest Jesuit institution of higher education in the US and was founded in 1789. The school has about 17,000 undergraduate and post-graduate students from 135 countries and has an endowment of approximately $1.5 billion.

Georgetown University’s original lease at the 2115 Wisconsin Avenue Property commenced in November 1992. Georgetown University uses this space for conferencing facilities and administrative needs for its campus and endowment office. Georgetown University expanded into additional space at the 2115 Wisconsin Avenue Property with its most recent renewal in December 2019, consolidating offices from 3300 Whitehaven and 2121 Wisconsin. The current lease expires on February 29, 2036 and has either (a) one, one-year extension option with twelve months’ notice or (b) one, ten-year or two, five-year renewal options with 15-24 months’ notice. All extension options are required to be at fair market rents. Georgetown University received $900,000 as a tenant improvement allowance at renewal and expansion. Georgetown University’s lease is structured as Net of Electric (“NOE”) and the tenant currently pays a base rent of $38.36 PSF for its above grade space (107,597 SF) and $25.56 PSF for its below grade space (57,202 SF). Both are subject to 2.4% annual increases. The lease does not contain any termination or contraction options.

MedStar Medical Group, Gtown Hospital (19,078 SF, 10.3% of NRA, 10.9% of underwritten rent). MedStar Medical Group, Gtown Hospital (“MedStar Health”) (Fitch/Moody’s/S&P: BBB+/A2/A) is a not-for-profit healthcare organization in the Baltimore-Washington metro area headquartered in Columbia, Maryland. It operates 280 entities including ten hospitals in the region. MedStar Health’s areas of clinical activity include cardiology, cardiac surgery, oncology services, rehabilitation, neurosciences, orthopedic surgery, women’s services, and emergency and trauma services. As a clinical partner of Georgetown University, MedStar Health trains over 1,100 medical residents annually, employs over 32,000 associates and generates over $5.6 billion in net revenue annually.

MedStar Health has been a tenant at the 2115 Wisconsin Avenue Property since 2009 and its current lease expires on April 30, 2027, with one, five-year automatic extension, unless cancelled by the tenant with 120-180 days’ notice, and one subsequent five-year renewal option, with a 90-day notice at fair market value. The tenant currently pays a rent of $38.00 PSF with 2.75% annual increases. MedStar Health has an upcoming period of rent abatement beginning on May 1, 2022, and ending on July 31, 2022, for a total of $181,241. MedStar Health is also entitled to $381,560 of outstanding tenant improvements, which amount was reserved by the lender at loan closing. MedStar Health’s lease does not contain any termination or contraction options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The following table presents a summary regarding the tenants at the 2115 Wisconsin Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option
Georgetown University	NR/A3/A-	164,799	89.2%	$6,264,029	89.1%	$38.01	2/29/2036	Various(3)	N
MedStar Health	BBB+/A2/A	19,078	10.3%	$766,129	10.9%	$40.16	4/30/2027	Various(4)	N
Subtotal/Wtd. Avg.		183,877	99.5%	$7,030,158	100.0%	$38.23

Vacant Space		945	0.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		184,822	100.0%	$7,030,158	100.0%	$38.23(5)

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Georgetown University has either (a) one, 12-month extension option or (b) one, ten-year or two, five-year renewal options.

(4)	MedStar Health has one, five-year automatic extension, unless cancelled by the tenant with 120-180 days’ notice, and one subsequent five-year renewal option. In addition, MedStar Health has an upcoming period of rent abatement beginning on May 1, 2022, and ending on July 31, 2022, for a total of $181,241, which has not been reserved for.

(5)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the lease rollover at the 2115 Wisconsin Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	1	19,078	$40.16	10.3%	10.3%	$766,129	10.9%	10.9%
2028	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2029	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2030	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2031	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2032	0	0	$0.00	0.0%	10.3%	$0	0.0%	10.9%
2033 & Beyond	1	164,799	$38.01	89.2%	99.5%	$6,264,029	89.1%	100.0%
Vacant	0	945	$0.00	0.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	184,822	$38.23(2)	100.0%		$7,030,158	100.0%

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The 2115 Wisconsin Avenue Property is situated within Washington DC’s Georgetown Center, on the east side of Wisconsin Avenue Northwest at the terminus of 35th Street Northwest, in the Glover Park neighborhood just north of historic Georgetown. The area is of mixed use with a supply of residential, retail and restaurants. The 2115 Wisconsin Avenue Property is located directly next to the U.S. Naval Observatory, approximately 1.0 mile north of Georgetown University’s campus and MedStar’s Georgetown University Hospital facility. The area’s subway system, Metrorail, provides access throughout the region and the nearest subway station is Woodley Park-Zoo/Adams Morgan located on Connecticut Avenue Northwest and Woodley Road Northwest approximately 1.0 mile northeast of the 2115 Wisconsin Avenue Property. Reagan National Airport is located approximately 3.0 miles southwest of the 2115 Wisconsin Avenue Property.

The 2115 Wisconsin Avenue Property is located in the District of Columbia office market and the Uptown submarket. According to the appraisal, as of the trailing four quarters ended in the fourth quarter of 2021, the Uptown submarket had approximately 7.7 million SF of office space inventory, overall vacancy was approximately 8.3% and average asking rent was $43.42 PSF. According to the appraisal, the 2021 population within a 1-, 3- and 5-mile radius of the 2115 Wisconsin Avenue Property was 36,462, 343,803 and 773,655, respectively, and the 2021 average household income within the same radii was $203,340, $174,401, and $168,566, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

The following table presents comparable office leases with respect to the 2115 Wisconsin Avenue Property:

Comparable Office Lease Summary
Property/Location	Total SF	Tenant	Term (Months)	Size (SF)	Lease Start Date	Rent PSF	Lease Type
2115 Wisconsin Avenue(1) 2115 Wisconsin Avenue Northwest Washington, DC	184,822	Georgetown University MedStar Health	96 86	164,799 19,078	Dec. 2019 Aug. 2009	$38.01 $40.16	NOE Full Service
The Miller Building 4910 Massachusetts Avenue Northwest Washington, DC	80,000	Integrated Dermatology Noojin, Gallagher, Mattison & Manning McEnearney Associates Children’s Chorus of Washington	82 89 91 72	3,136 1,313 5,695 1,023	June 2021 May 2021 April 2020 Sept. 2019	$44.50 $43.00 $49.03 $41.00	Full Service Full Service Full Service Full Service
Chevy Chase Pavilion 5335 Wisconsin Avenue Northwest Washington, DC	361,471	Strittmatter Metro Construction Kumi Construction Management	85 132	2,277 1,638	June 2021 Sept. 2020	$45.00 $44.00	Full Service Full Service
5101 Wisconsin 5101 Wisconsin Avenue Northwest Washington, DC	65,458	Old Dominion Settlements Aquila Recovery Center Cameron Ruppert Interiors	18 132 63	1,524 2,328 1,013	Jan. 2021 July 2020 March 2020	$45.00 $38.00 $41.50	Full Service Full Service Full Service
The Georgetown Building 2233 Wisconsin Avenue Northwest Washington, DC	150,315	Embassy of the Republic of Serbia	24	5,971	Oct. 2020	$36.75	Full Service
2201 Wisconsin 2201 Wisconsin Avenue Northwest Washington, DC	161,806	Embassy of Switzerland	31	15,461	Jan. 2019	$35.89	Full Service

Source: Appraisal.

(1)	Information is based on the underwritten rent roll as of March 14, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 2115 Wisconsin Avenue Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Escalations
Office Space:	$40.00	72	Full Service	2.5% per annum
Office NOE Space:	$37.50	120	Net of Electric	2.5% per annum
Storage Space:	$25.00	60	Net of Electric	2.5% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2115 Wisconsin Avenue Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$7,030,159	$38.04
Other Income(3)	$392,336	$2.12
Reimbursements	$157,383	$0.85
Vacancy & Credit Loss	($166,735)	($0.90)
Effective Gross Income	$7,413,143	$40.11

Real Estate Taxes	$804,299	$4.35
Insurance	$70,390	$0.38
Other Expenses	$1,473,786	$7.97
Total Expenses	$2,348,475	$12.71

Net Operating Income	$5,064,668	$27.40
Capital Expenditures	$64,688	$0.35
TI/LC	$35,886	$0.19
Net Cash Flow	$4,964,094	$26.86

Occupancy %(4)	97.6%
NOI DSCR	2.18x
NCF DSCR	2.14x
NOI Debt Yield	9.2%
NCF Debt Yield	9.0%

(1)	Historical financial information is not available because the 2115 Wisconsin Avenue Property was recently acquired.

(2)	Gross Potential Rent includes straight-lined average rent ($717,599) for investment grade rated Georgetown University and MedStar Health.

(3)	Other Income is comprised of parking income, late fees and miscellaneous income.

(4)	Represents economic UW occupancy. The 2115 Wisconsin Avenue Property was 99.5% occupied as of March 14, 2022.

Escrows and Reserves.

Real Estate Taxes – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $179,682 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the 2115 Wisconsin Avenue Property (initially approximately $89,841 per month).

Insurance – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $6,028 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the annual estimated insurance premiums (initially approximately $6,028 per month).

Replacement Reserve – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $510,000 for replacement reserves and ongoing monthly replacement reserve deposits of approximately $5,391.

TI/LC Reserve – The 2115 Wisconsin Avenue Mortgage Loan documents provide for an upfront reserve of approximately $381,560 for tenant improvements and leasing commissions. In the event the MedStar Health tenant has not renewed its lease on or before April 30, 2026 (twelve months prior to the expiration of the then-current term of the MedStar Health lease), the borrower will be required to deposit into the leasing reserve account $50,000 on each of the following twelve monthly payment dates.

Lockbox and Cash Management. The 2115 Wisconsin Avenue Mortgage Loan is structured with a hard lockbox and in-place cash management. All rents or other income are required to be deposited directly by the tenants to the lockbox account, and any income from the 2115 Wisconsin Avenue Property that is received by the borrower, property manager or 2115 Wisconsin Avenue Master Tenant (through the related subordination agreement) is required to be deposited to the lockbox account. On each business day, funds are required to be transferred from the lockbox account to the lender-controlled cash management account to be disbursed according to the 2115 Wisconsin Avenue Mortgage Loan documents. Excess cash is required to be swept during the continuance of a Cash Sweep Period into a lender controlled account and held as additional collateral for the 2115 Wisconsin Avenue Mortgage Loan.

A “Cash Sweep Period” will occur during: (i) an event of default until cured, (ii) the period commencing when the debt service coverage ratio is below 1.15x (tested quarterly) for two consecutive quarters until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (iii) the period commencing when Georgetown University terminates or gives notice of its intent to terminate, or goes dark in 50% or more of its leased space, until as applicable, Georgetown University has revoked its termination or is no longer dark, or a replacement lease is entered into for the terminated or dark space with a tenant acceptable to the lender who is paying full unabated rent, or (iv) when any of S&P, Moody’s or Fitch has its long-term unsecured debt rating of the Georgetown University below BBB- (or its equivalent).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #6	Cut-off Date Balance:	$54,900,000
2115 Wisconsin Avenue Northwest	2115 Wisconsin Avenue	Cut-off Date LTV:	58.1%
Washington, DC 20007		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.2%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. Should the borrower elect to sell the 2115 Wisconsin Avenue Property, Georgetown University, has a right of first offer to purchase and right of first refusal to purchase the 2115 Wisconsin Avenue Property at either (i) 100% of fair market value prior to the 2115 Georgetown University Property being marketed for sale, or (ii) upon receipt of any bona fide third party offer, on the same terms that match such offer to sell the 2115 Wisconsin Avenue Property. Such right of first offer and right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

The 2115 Wisconsin Avenue Master Tenant (with respect to the master lease established for Shari’ah compliance) has an option to purchase the 2115 Wisconsin Avenue Property (i) on and after the monthly payment date in October, 2031, and (ii) if the 2115 Wisconsin Avenue Property is damaged or destroyed in a casualty or condemnation.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 2115 Wisconsin Avenue Property together with 18 months of business income insurance plus a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

UCI Research Park
SKYWORKS SOLUTIONS
UCI APPLIED INNOVATION
ACORNS
MEDTRONIC

LPA

LPA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

UCI Research Park Phases 12 & 13
5260, 5270, 5271, 5281, 5290, 5291, 5300, and 5301 California Avenue
Irvine, CA 92617
SANTA ANA
Bristol Center
Segerstrom Center for the Arts
South Coast Plaza
Bristol St.
Segerstrom Stage
The MET
Experian
Costa Mesa Fwy
55
405
LAX 38 miles
Univ. of Phoenix Southern CA Campus
Red Hill Ave.
John Wayne Orange County Airport
Pacific College
73
Costa Mesa
Lyon Air Museum
UCI Health Susan Samueli Center
Campus Dr.
Newport Beach GC
Santa Ana Ave.
Irvine Ave.
Newport Beach Vineyards & Winery
USAA Real Estate
MacArthur Blvd.
Bayview Park
Upper Newport Bay
Jamboree Rd.
Bonita Creek Park
Eastbluff Village Ctr.
Newport North Shopping Centre
Mazda North America
MacArthur Blvd.
Alton Pkwy.
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
Von Karman Ave.
The Square
MAIN PLAZA
Main St.
TJ Maxx Regional Office
Ultimate Software
The Irvine Museum Collection
Western Digital
Michelson Dr.
B Braun Medical Inc.
Jamboree Rd.
The District
261
Barranca Pkwy.
Bill Barber Mem. Park
Warner Ave
Harvard Ave.
Culver Plaza
Culver Dr.
Westpark
Crossroads Shopping Mall
Westpark Plaza
Woodbridge Village Center
Yale Loop
Alton Pkwy.
Harvard Place
San Diego Fwy
Culver Dr.
Woodbridge
Yale Loop
IRVINE
Jazz Semiconductor
Campus Dr.
Rancho San Joaquin Golf Course
Harvard Ave.
San Diego Creek
University Park Ctr.
University Park
Michelson Dr.
Google
University Dr.
William R. Mason Regional Park
Parkview Center
Concordia University-Irvine
Strawberry Farms Golf Course
Cicerone Field
University Dr.
Anteater Stadium
University Center
The Chicago School of Professional Psychology
UCI Student Center
Irvine Barclay Theatre
Campus Dr.
Turtle Rock Dr.
UNIVERSITY RESEARCH PARK
Bren Events Center
Langson Library
Anteater Recreation Center
BIOMED RESEARCH PARK
Cisco
Intel
University of California - Irvine
Culver Dr.
Anteater Dr.
ORANGE COUNTY
Skyworks Solutions
Bonita Canyon Dr.
Big Canyon
Bonita Canyon Dr.
Irvine Farmers Market
Turtle Ridge
Upper Newport Bay Ecological Preserve
San Joaquin Hills Rd.
Big Canyon Country Club
MacArthur Blvd.
Newport Beach
Pacific Life
Jamboree Rd.
Fashion Island
Irvine Company
San Miguel Dr.
San Joaquin Reservoir
Newport Beach Country Club
Bayside Shopping Ctr.
Newport Beach Civic Center
Newport Coast
San Joaquin Hills Rd.
Balboa Island
Corona Del Mar Plaza
Newport Bay
Corona Del Mar
Marguerite Ave.
Coast Hwy.
SAN JOAQUIN HILLS
Balboa Peninsula
The Wedge
1
Ocean North-Pelican Hill Golf Course
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Torrance
Fullerton
ANAHEIM
LONG BEACH
Orange
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – UCI Research Park Phases 12 & 13

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Irvine, CA 92617
Original Balance(1):	$50,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.3%			Title Vesting:	Leasehold
Loan Purpose:	Recapitalization			Year Built/Renovated:	2007 / 2019
Borrower Sponsor:	The Irvine Company LLC			Size:	686,276 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$219
Mortgage Rate:	3.1260%			Maturity Date Balance Per SF(1):	$219
Note Date:	2/4/2022			Property Manager:	Irvine Management Company
First Payment Date:	4/1/2022				(borrower-related)
Maturity Date:	3/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(3)
Original Amortization Term:	0 months			UW NOI:	$18,212,655
IO Period:	120 months			UW NOI Debt Yield(1):	12.1%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	12.1%
Prepayment Provisions:	L(26),DorYM1(89),O(5)			UW NCF DSCR(1):	3.66x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$19,063,666 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(4):	$16,911,432 (6/30/2021)
Additional Debt Balance(1):	$100,000,000			3rd Most Recent NOI(4):	$10,787,004 (6/30/2020)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(4):	100.0% (1/26/2022)
Reserves(2)				2nd Most Recent Occupancy(4):	74.0% (6/30/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	17.0% (6/30/2019)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$300,000,000 (1/6/2022)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$437
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.0%
TI/LC Reserve:	$0	Springing	$2,000,000	Maturity Date LTV Ratio(1):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(5):	$149,302,452	99.5%
			Closing Costs:	$697,548	0.5%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the UCI Research Park Phases 12 & 13 Whole Loan (as defined below).

(2)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of certain monthly reserves.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the UCI Research Park Phases 12 & 13 Whole Loan more severely than assumed in the underwriting of the UCI Research Park Phases 12 & 13 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The UCI Research Park Phases 12 & 13 Property (as defined below) was originally built-to-suit for a single tenant, Broadcom Inc., who vacated in 2018 after acquiring and developing its own campus. After investing approximately $54.9 million to reposition the UCI Research Park Phases 12 & 13 Property for multi-tenant use, which improvements were completed in 2019, the borrower sponsor re-leased the UCI Research Park Phases 12 & 13 Property to 100.0% occupancy since 2019.

(5)	The borrower sponsor developed the UCI Research Park Phases 12 & 13 Property in 2007 and maintains an estimated cost basis of $199.5 million.

The Mortgage Loan. The seventh largest mortgage loan (the “UCI Research Park Phases 12 & 13 Mortgage Loan”) is part of a whole loan that is evidenced by three pari passu promissory notes, with an aggregate original principal balance of $150,000,000 (together, the “UCI Research Park Phases 12 & 13 Whole Loan”). The UCI Research Park Phases 12 & 13 Whole Loan is secured by a first priority leasehold mortgage encumbering a 686,276 SF office property located in Irvine, California (the “UCI Research Park Phases 12 & 13 Property”). The UCI Research Park Phases 12 & 13 Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $50,000,000. Notes A-1 and A-3 were contributed to the BANK 2022-BNK40 securitization trust. The UCI Research Park Phases 12 & 13 Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK40 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

UCI Research Park Phases 12 & 13 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$80,000,000	$80,000,000	BANK 2022-BNK40	Yes
A-2	$50,000,000	$50,000,000	BANK 2022-BNK41	No
A-3	$20,000,000	$20,000,000	BANK 2022-BNK40	No
Total	$150,000,000	$150,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The Borrower and the Borrower Sponsor. The borrower is URP XII XIII LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company LLC, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company LLC developed the UCI Research Park Phases 12 & 13 Property in 2007 and maintains an estimated cost basis of $199.5 million. The non-recourse carveout guarantor is Spectrum Office Properties LLC, an affiliate of the borrower sponsor.

The Property. The UCI Research Park Phases 12 & 13 Property consists of eight single- and multi-tenant office buildings, including two four-story buildings and six, three-story buildings for a total of 686,276 SF, located in Irvine, California. The UCI Research Park Phases 12 & 13 Property is part of the broader 185-acre University of California Irvine Research Park (“UCIRP”), which includes 36 buildings and approximately 2.2 million rentable SF of office and R&D facilities, which is approximately 89% leased and includes approximately 75 companies. The non-collateral buildings comprising UCIRP are also owned by the borrower sponsor. Just north of the UCI Research Park Phases 12 & 13 Property is John Wayne Airport and the Irvine Business Center.

The borrower sponsor initially developed the UCI Research Park Phases 12 & 13 Property in 2007 as a build to suit for Broadcom Inc., which occupied the project as its headquarters for over 10 years. After acquiring land in 2015 and developing its own campus, Broadcom Inc. vacated the UCI Research Park Phases 12 & 13 Property in 2018. Following Broadcom Inc.’s departure, the borrower sponsor commenced a $33.5 million reinvestment project to competitively position the project for multi-tenant use. The enhancements included a new one-acre central open-air venue, a conference and presentation space, a new food hall, a premium fitness center, upgrades to existing courtyards, new building entries and lobbies, indoor/outdoor connections to customer spaces and the addition of 141 parking stalls (bringing total parking to 2,405 spaces (3.5 spaces/1,000 SF)). The borrower sponsor invested an additional $21.4 million in operating capital to fund the balance of the project costs including code-required restrooms and stairwell upgrades, electrical room configuration, building system improvements, site landscaping, ADA improvements and exterior signage to accommodate multi-tenancy. The improvements were completed in 2019, and the entire UCI Research Park Phases 12 & 13 Property has since been re-leased to 100.0% occupancy. As of January 26, 2022, the UCI Research Park Phases 12 & 13 Property was 100.0% leased to a diverse roster of 25 tenants, with no tenant occupying more than 14.9% of NRA or representing more than 13.6% of underwritten rent.

The borrower’s interest in the UCI Research Park Phases 12 & 13 Property is a leasehold interest under a long-term ground lease with The Regents of the University of California. The ground lease has 54 years remaining, fully extended, and expires in April 2076. See “Ground Lease” below.

Major Tenants.

Covidien LP (102,001 SF, 14.9% of NRA, 13.6% of underwritten base rent). Covidien LP operates as a manufacturer of surgical appliances and supplies and is owned by Medtronic PLC (NYSE: MDT; Moody’s: A3). Since April 2019, Covidien LP has occupied 102,001 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in April 2026, with one, five-year renewal option. Covidien LP does not have any early termination rights.

Acorns Grow Incorporated (91,136 SF, 13.3% of NRA, 13.2% of underwritten base rent). Founded in 2012, Acorns Grow Incorporated is a financial technology company that provides basic banking services and promotes incremental and passive investing through the use of robo-advisors. Acorns Grow Incorporated allows members to invest in ETFs, fund an IRA, and provides basic banking services. Since January 2019, Acorns Grow Incorporated has occupied 91,136 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in January 2026, with one, five-year renewal option. Acorns Grow Incorporated has a one-time option to terminate its lease on January 21, 2024, with 12 months’ notice and payment of a termination fee equal to four months’ rent plus unamortized tenant improvements, leasing commissions, rent abatements and occupancy concessions received. Acorns Grow Incorporated currently subleases the 4th floor of its premises encompassing 22,784 SF to Comcast Cable Communications Management, LLC, under a sublease that commenced on October 1, 2021 and is coterminous with, and for the same rent as, the Acorns Grow Incorporated lease.

Skyworks Solutions, Inc. (91,136 SF, 13.3% of NRA, 13.1% of underwritten base rent). Founded in 1962, Skyworks Solutions, Inc. (NASDAQ: SWKS; S&P: BBB-/Moody’s: Ba1/Fitch: BBB+) manufactures semiconductors for use in radio frequency and mobile communications systems. Since December 2019, Skyworks Solutions, Inc. has occupied 91,136 SF at the UCI Research Park Phases 12 & 13 Property on a lease that expires in November 2029, with one, five-year renewal option. Skyworks Solutions, Inc. has a one-time termination option, effective June 30, 2026, with 12 months’ notice and payment of five months’ rent plus unamortized tenant improvements, leasing commissions, rent abatements and occupancy concessions received. Skyworks Solutions, Inc. also occupies an additional 126,880 SF within UCIRP at non-collateral buildings 5211 California Avenue and 5221 California Avenue.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the UCI Research Park Phases 12 & 13 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Covidien LP	NR/A3/NR	102,001	14.9%	$3,047,784	13.6%	$29.88	4/30/2026	1 x 5 yr	N
Acorns Grow Incorporated(3)	NR/NR/NR	91,136	13.3%	$2,952,816	13.2%	$32.40	1/31/2026	1 x 5 yr
Skyworks Solutions, Inc.	BBB+/Ba1/BBB-	91,136	13.3%	$2,930,928	13.1%	$32.16	11/30/2029	1 x 5 yr
The Regents of the University(6)	AA/Aa2/AA	84,896	12.4%	$2,394,060	10.7%	$28.20	11/30/2029	1 x 5 yr
LPA, Inc.	NR/NR/NR	55,450	8.1%	$1,769,964	7.9%	$31.92	3/31/2026	2 x 3 yr
Subtotal/Wtd. Avg.		424,619	61.9%	$13,095,552	58.6%	$30.84

Other Tenants(9)		261,657	38.1%	$9,246,708	41.4%	$35.34
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		686,276	100.0%	$22,342,260	100.0%	$32.56

(1)	Information is based on the underwritten rent roll dated January 26, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Acorns Grow Incorporated is currently subleasing the 4th floor of its premises (22,784 SF) to Comcast Cable Communications Management, LLC, which sublease is coterminous with, and for the same rent as, the Acorns Grow Incorporated lease.

(4)	Acorns Grow Incorporated has a one-time option to terminate its lease effective January 21, 2024, with 12 months’ notice and payment of a termination fee.

(5)	Skyworks Solutions, Inc. has a one-time option to terminate its lease effective June 30, 2026, with 12 months’ notice and payment of a termination fee.

(6)	The Regents of the University is affiliated with the ground lessor. See “Ground Lease” below.

(7)	The Regents of the University has a one-time option to terminate its lease effective November 18, 2026, with 12 months’ notice and payment of a termination fee.

(8)	LPA, Inc. has a one-time option to terminate its lease effective March 22, 2024, with 12 months’ notice and payment of a termination fee.

(9)	Other Tenants include borrower sponsor affiliated space including Herb & Ranch (4,882 SF), fitness center (4,522 SF) and conference center (4,156 SF).

The following table presents certain information relating to the lease rollover schedule at the UCI Research Park Phases 12 & 13 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	2,437	$35.28	0.4%	0.4%	$85,980	0.4%	0.4%
2023(3)	5	25,447	$42.37	3.7%	4.1%	$1,078,212	4.8%	5.2%
2024	2	7,408	$34.92	1.1%	5.1%	$258,692	1.2%	6.4%
2025	2	5,168	$35.54	0.8%	5.9%	$183,648	0.8%	7.2%
2026	8	357,393	$31.92	52.1%	58.0%	$11,409,466	51.1%	58.3%
2027(4)	3	70,224	$33.77	10.2%	68.2%	$2,371,230	10.6%	68.9%
2028	0	0	$0.00	0.0%	68.2%	$0	0.0%	68.9%
2029	4	218,199	$31.87	31.8%	100.0%	$6,955,032	31.1%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	25	686,276	$32.56	100.0%		$22,342,260	100.0%

(1)	Information is based on the underwritten rent roll dated January 26, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Leases expiring include borrower sponsor affiliated space including a fitness center (4,522 SF, underwritten rent of $46.56 PSF) and conference center (4,156 SF, underwritten rent of $1).

(4)	Leases expiring include borrower sponsor affiliated space Herb & Ranch (4,882 SF, underwritten rent of $46.32 PSF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

COVID-19 Update. As of February 4, 2022, the UCI Research Park Phases 12 & 13 Property is open and operating. There are no outstanding rent relief requests.

The Market. The UCI Research Park Phases 12 & 13 Property is located in the City of Irvine and is considered a suburban location within Orange County. Primary access to the UCI Research Park Phases 12 & 13 Property is provided by the San Diego (405) Freeway and the Santa Ana (5) Freeway which bisect the city. The 73 Toll Road is located adjacent to the UCI Research Park Phases 12 & 13 Property and runs in a north/south direction. The land use in the immediate area is primarily office and residential uses. To the north is University of California Irvine followed by the San Joaquin Marsh and multi-family housing. A mix of office and retail uses are located farther north followed by the San Diego (405) Freeway.

According to a third party market research report dated November 15, 2021, office rents in Orange County offer tenants a discount to other Southern California markets. Rents are approximately 20% less expensive than the Los Angeles market and are slightly lower than the San Diego market. Average asking office rent in Orange County is $31.00 PSF per year, compared with the national average of $34.00 PSF per year.

According to the appraisal, the estimated 2021 population within a 1-, 3- and 5-mile radius of the UCI Research Park Phases 12 & 13 Property was 14,712, 115,607 and 327,132, respectively, and the estimated 2021 average household income within the same radii was $177,460, $168,435 and $148,270, respectively.

The following table presents recent office leasing data at comparable properties with respect to the UCI Research Park Phases 12 & 13 Property:

Comparable Property Summary
Property Name Address	Year Built/Renovated	Tenant	Lease Date / Term (yrs)	Lease Size (SF)	Annual Base Rent PSF (NNN)	Annual Escalations	Free Rent	TI PSF
UCI Research Park XI(1) 5201-5251 California Avenue	2001 / NAP	California Pacific Homes	Aug-21 / 3.0	5,171	$27.00	3.50%	NAP	$26.00
UCI Research Park, Phase 5(1) 111 Theory	1999 / NAP	Bridge Diagnostics	Aug-21 / 7.0	26,987	$27.00	4.50%	NAP	$70.00
UCI Research Park, Phase 8(1) 131 Innovation	2000 / NAP	Opentrons Labworks	Jun-21 / 7.0	8,925	$27.60	Fixed	3 months	$30.00
Intersect (Irvine, CA) 17875 & 17877 Von Karman Avenue 17872 & 17838 Gillette Avenue	1987 / 2018	RPMG Management Services	Oct-21 / 10.8	9,957	$43.20	Fixed	3 months	NAP
		David Son, DDS	Jun-21 / 10.7	2,402	$42.00	4.00%	4 months	$135.00
The Boardwalk 18565 & 18575 Jamboree Road	2017 / NAP	Velocityitek	Aug-21 / 5.3	6,258	$60.00(2)	3.00%	3-5 months	NAP
Spectrum Terrace - Phase 2 17400, 17500, 17520, 17600 Laguna Canyon Road	2020 / NAP	Fisher & Paykel Healthcare	Apr-21 / 7.0	29,673	$42.00	3.00%	6 months	$80.00
		TGS Management	Mar-21 / 10.1	114,781	$41.76	3.00%	6 months	$75.00
		CoStar	Feb-21 / 10.1	114,781	$39.60	3.00%	8 months	$60.00

Source: Appraisal

(1)	Owned by the borrower sponsor.

(2)	Annual Base Rent PSF is Full Service.

The following table presents certain information relating to the appraisal’s market rent conclusion for the UCI Research Park Phases 12 & 13 Property:

Market Rent Summary
Office
Market Rent (PSF)	$29.40 NNN
Lease Term (Years)	7
Rent Increase Projection	3.50% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

The following table presents recent comparable office sales data with respect to the UCI Research Park 12 & 13 Property:

Comparable Office Sales
Property Name Address	Year Built/Renovated	Total NRA (SF)	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
1, 3 and 5 Glen Bell Way	2001 / 2009	273,180	100%	Aug-21	$159,000,000 / $582	5.70%
2600 Olive 2600 West Olive Avenue	1986 / NAP	151,028	97%	Nov-21	$90,500,000 / $599	4.75%
Glaukos Headquarters 26600, 26650 & 26700 Aliso Viejo Parkway	1999 / NAP	159,746	100%	Jun-20	$77,000,000 / $482	5.83%
Broadcom Corporate Campus 15101 and 15191 Alton Parkway	2018 / NAP	660,893	100%	Aug-20	$355,000,000 / $537	5.25%
Burbank Empire Center 2350-2400 West Empire Avenue	2002 / NAP	233,909	100%	Jul-21	$106,660,000 / $456	5.40%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the UCI Research Park Phases 12 & 13 Property:

Cash Flow Analysis
	2020(1)	2021(1)	12/31/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$13,675,846	$19,446,986	$20,760,102	$23,047,797	$33.58
Reimbursements	$3,487,679	$3,770,679	$4,259,902	$4,391,704	$6.40
Other Income(3)	$595,399	$1,222,982	$1,047,977	$1,048,284	$1.53
(Vacancy & Concessions)(4)	($49,491)	$15,771	$313,534	($1,371,975)	($2.00)
Effective Gross Income	$17,709,433	$24,456,418	$26,381,515	$27,115,810	$39.51

Real Estate Taxes	$1,532,366	$1,500,204	$1,441,684	$1,539,900	$2.24
Insurance	$144,022	$144,964	$146,746	$147,221	$0.21
Ground Rent(5)	$2,920,180	$3,063,754	$2,920,180	$3,543,334	$5.16
Other Operating Expenses	$2,325,861	$2,836,064	$2,809,239	$3,672,700	$5.35
Total Operating Expenses	$6,922,429	$7,544,986	$7,317,849	$8,903,155	$12.97

Net Operating Income	$10,787,004	$16,911,432	$19,063,666	$18,212,655	$26.54
Replacement Reserves	$0	$0	$0	$116,667	$0.17
TI/LC	$0	$0	$0	$686,276	$1.00
Net Cash Flow	$10,787,004	$16,911,432	$19,063,666	$17,409,712	$25.37

Occupancy %	74.0%	100.0%	100.0%	94.0%(4)
NOI DSCR(6)	2.27x	3.56x	4.01x	3.83x
NCF DSCR(6)	2.27x	3.56x	4.01x	3.66x
NOI Debt Yield(6)	7.2%	11.3%	12.7%	12.1%
NCF Debt Yield(6)	7.2%	11.3%	12.7%	11.6%

(1)	Represents trailing 12 months as of June 30 for each respective year. Historical occupancies are as of calendar year-end.

(2)	UW Gross Potential Rent includes contractual rent steps through February 1, 2023 ($545,356) and straight line averaged rent for Skyworks Solutions, Inc. ($386,539) and The Regents of the University ($318,999).

(3)	Other Income includes late fees, after hours HVAC, tenant coordination, charging station income and other miscellaneous income.

(4)	Historical Vacancy & Concessions represents bad debt write-offs net of recoveries. The UCI Research Park Phases 12 & 13 Property is 100.0% occupied as of January 26, 2022.

(5)	UW Ground Rent is based on the average estimated ground rent during the loan term. The borrower provided the estimated ground rent increase for May 2022 which equates to an implied consumer price index (“CPI”) of 3.00% per annum for the five years preceding the rent increase. The same CPI increase was assumed for the second ground rent increase during the loan term. The two ground rent increases occur in May 2022 and May 2027.

(6)	Debt service coverage ratios and debt yields are based on the UCI Research Park Phases 12 & 13 Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$50,000,000
5260, 5270, 5271, 5281, 5290, 5291,	UCI Research Park Phases 12 & 13	Cut-off Date LTV:	50.0%
5300 and 5301 California Avenue		UW NCF DSCR:	3.66x
Irvine, CA 92617		UW NOI Debt Yield:	12.1%

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period (as defined below) or (ii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period or (ii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During a Cash Trap Event Period, the borrower is required to deposit monthly $14,295 to a reserve for replacements to the UCI Research Park Phases 12 & 13 Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – During a DSCR Trigger Event Period (as defined below), the borrower is required to deposit monthly $57,189 for future tenant improvements and leasing commissions, subject to a cap of $2,000,000. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The UCI Research Park Phases 12 & 13 Whole Loan is structured with a hard lockbox and springing cash management. All rents from the UCI Research Park Phases 12 & 13 Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the UCI Research Park Phases 12 & 13 Whole Loan documents. During a Cash Trap Event Period all excess cash is required to be held by the lender as additional security for the UCI Research Park Phases 12 & 13 Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default or (ii) the date, tested quarterly, that the debt service coverage ratio is less than 1.10x and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, or (ii) with respect to clause (a)(ii), the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The UCI Research Park Phases 12 & 13 Property also secures Notes A-1 and A-3 (the “UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans”), which have a Cut-off Date principal balance of $100,000,000. The UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the UCI Research Park Phases 12 & 13 Mortgage Loan. The UCI Research Park Phases 12 & 13 Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans. The holders of the UCI Research Park Phases 12 & 13 Mortgage Loan and the UCI Research Park Phases 12 & 13 Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the UCI Research Park Phases 12 & 13 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. The borrower’s interest in the UCI Research Park Phases 12 & 13 Property is a leasehold interest under a long-term ground lease with The Regents of the University of California. The ground lease has 54 years remaining, fully extended, and expires in April 2076. The ground lease payment is readjusted per the CPI every five years (the next adjustment is May 2022) and is based upon the change in the CPI between adjustment dates. The CPI increase is floored at 2.25% and capped at 4.25%. Every 20 years the ground lease payment is readjusted per an appraisal with the next adjustment occurring in May 2041. Per the reappraisal ground lease adjustment, ground lease payments are required to be adjusted (increased or decreased) to 8% of the fair market value as determined by a written agreement of fair market value or an appraisal of the value of the land as if vacant and entitled for the uses and densities as contemplated by the development plan.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the UCI Research Park Phases 12 & 13 Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

COACH
LOFT
COACH
POLO RALPH LAUREN

LOFT

COACH

TORY BURCH

POLO RALPH LAUREN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Norfolk Premium Outlets
1600 Premium Outlets Boulevard
Norfolk, VA 23502
Chesapeake Bay
Naval Station Norfolk
Ocean View Ave
East Beach Shoppes
Joint Expeditionary Base Little Creek - Fort Story
Little Creek
Partra
Southern Shopping Center
E. Little Creek Rd
Little Creek Plaza
Little Creek East Shopping Center
Shore Dr
Lake Whitehurst
Norfolk Botanical Gardens
Hampton Roads Beltway
Thole St
Military Hwy
Azalea Garden Rd
Granby St
Lakewood
Bon Secours DePaul Medical Center
Bromley Shopping Center
Norfolk International Airport
Little Creek Reservoir
Northampton Blvd
Lakewood Park
Willow Wood Dr
Tidewater Dr
Chesapeake Blvd
Fairmont Park
Greenwood
Culinary Institute of Virginia
Baker Rd
Diamond Springs Rd
Cypress Point Country Club
Virginia Zoological Park
Lafayette Blvd
NORFOLK
Wesleyan Dr
Virginia Wesleyan College
Newtown Rd
Barraud Park
JANAF Shopping Yard
VIRGINIA BEACH
Monticello Ave
Church St
Princess Anne Rd
NORFOLK INDUSTRIAL PARK
Virginia Beach Blvd
Military Crossing
VA Bch Blvd
Scope Arena
Chrysler Hall
Military Circle Mall
Downtown Virginia Beach 10 miles
Downtown
Ventosa
Norfolk-Virginia Beach Expwy
MacArthur Center
Norfolk State University
BALLENTINE/ BROAD CR.
INGLESIDE ROAD
MILITARY HWY
TIDE LIGHT RAIL
NEWTOWN ROAD
Harbor Park Stadium
Elizabeth River
Campostella Rd
Berkley
Berkley Ave
Indian River Rd
22nd St
Indian River Shopping Center
College Park Square
Chesapeake
Atlantic Ave
Providence Rd
Poquoson
Hampton
Chesapeake Bay
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake
Pungo

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Norfolk Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Norfolk, VA 23502
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2017 / NAP
Borrower Sponsor:	Simon Property Group, L.P.			Size:	332,281 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$226
Mortgage Rate:	4.5000%			Maturity Date Balance PSF(1):	$193
Note Date:	3/9/2022			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	5/1/2022				(borrower-related)
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	360 months			UW NOI:	$9,292,647
IO Period:	24 months			UW NOI Debt Yield(1):	12.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	14.5%
Prepayment Provisions(2):	L(25),D(89),O(6)			UW NCF DSCR(1):	1.88x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,114,056 (12/31/2021)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI(5):	$6,932,137 (12/31/2020)
Additional Debt Balance(1):	$25,000,000			3rd Most Recent NOI:	$7,983,029 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(6):	81.5% (2/15/2022)
Reserves(3)				2nd Most Recent Occupancy(6):	89.0% (11/30/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	86.1% (12/31/2020)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$129,000,000 (2/25/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$388
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.1%
TI/LC Reserve:	$0	$55,380	$2,658,248	Maturity Date LTV Ratio(1):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$75,000,000	73.3%	Loan Payoff:	$101,763,070	99.4%
Borrower Equity:	$27,344,632	26.7%	Closing Costs:	$581,562	0.6%
Total Sources:	$102,344,632	100.0%	Total Uses:	$102,344,632	100.0%

(1)	The Norfolk Premium Outlets Mortgage Loan (as defined below) is part of the Norfolk Premium Outlets Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Norfolk Premium Outlets Whole Loan.

(2)	Defeasance of the Norfolk Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Norfolk Premium Outlets Whole Loan to be securitized and (b) September 1, 2025. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in May 2022.

(3)	See “Escrows and Reserves” below for further discussion of reserve information. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of certain monthly reserves.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Norfolk Premium Outlets Whole Loan more severely than assumed in the underwriting of the Norfolk Premium Outlets Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	The Norfolk Premium Outlets Property (as defined below) was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(6)	The Norfolk Premium Outlets Property was 89.8% occupied as of February 15, 2022, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

The Mortgage Loan. The eighth largest mortgage loan (the “Norfolk Premium Outlets Mortgage Loan”) is part of a whole loan (the “Norfolk Premium Outlets Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000 and secured by a first priority fee mortgage encumbering a 332,281 SF retail outlet center located in Norfolk, Virginia (the “Norfolk Premium Outlets Property”). The Norfolk Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Column Financial, Inc. The Norfolk Premium Outlets Mortgage Loan, with an aggregate original principal amount of $50,000,000, is evidenced by the controlling Note A-1 and the non-controlling Note A-2. The non-controlling Note A-3 with an original principal amount of $25,000,000 (the “Norfolk Premium Outlets Serviced Pari Passu Companion Loan”), is currently held by Column Financial, Inc. The Norfolk Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK41 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Norfolk Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	BANK 2022-BNK41	Yes
A-2	$25,000,000	$25,000,000	BANK 2022-BNK41	No
A-3	$25,000,000	$25,000,000	Column Financial, Inc.	No
Total	$75,000,000	$75,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The Borrower and the Borrower Sponsor. The borrower is Norfolk Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The equity ownership in the borrower, is held by Simon Norfolk Member, LLC (65.0%) and LSG-POP Virginia, LLC (35.0%). Simon Norfolk Member, LLC, is wholly owned by Simon Property Group, L.P and LSG-POP Virginia, LLC is owned by The Lightstone Group.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon owns shopping, dining, entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker “SPG”, and rated A3/A- by Moody’s/S&P. As of December 31, 2021, Simon owned or had an interest in 232 properties comprising 186 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2021, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of December 2021, Simon has an equity market capitalization of over $60 billion. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($15,000,000) of the original principal amount of the Norfolk Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Norfolk Premium Outlets Mortgage Loan. Simon is also a borrower sponsor for the Silver Sands Premium Outlets Mortgage Loan also included in the BANK 2022-BNK41 securitization trust.

The Lightstone Group is a privately held real estate investment company which owns and operates a diversified portfolio of multifamily, office, industrial, hotel, and retail properties. The company’s current portfolio encompasses 167 properties across 25 states with investments in residential, hospitality, retail and industrial assets. The company’s $1.4 billion portfolio currently includes some 6.0 million SF of office, retail and industrial commercial properties, 23,000 residential units and 4,300 keys. The company was founded by David Lichtenstein in 1988 and is headquartered in New York City. Transfers of the Norfolk Premium Outlets Property or any controlling or majority interest in the borrower to David Lichtenstein, his family or any entity majority owned or controlled by David Lichtenstein (collectively, the “DL Group”) are expressly prohibited and none of the DL Group is qualified to qualify as a replacement guarantor.

The Property. The Norfolk Premium Outlets Property is a 332,281 SF retail outlet center located in Norfolk, Virginia. The Norfolk Premium Outlets Property is comprised of seven buildings situated on 50.39 acres. Parking is provided by 1,990 surface spaces, equating to a ratio of 5.99 spaces per 1,000 SF of NRA. The Norfolk Premium Outlets Property was originally developed by a partnership with Simon and The Lightstone Group and since completion in 2017, ownership has invested approximately $6.4 million in the Norfolk Premium Outlets Property in various capital improvements including roofing, signage, HVAC, security equipment, furniture and fixtures, maintenance equipment, sprinkler systems and storm water drainage and remediation.

Historical occupancy at the Norfolk Premium Outlets Property has averaged 86.6%, including RDP tenants, over the last four years (2018-2021). As of February 15, 2022, the Norfolk Premium Outlets Property was 81.5% occupied by a granular rent roll consisting of 59 unique tenants (89.8% occupied including 10 RDP tenants), with no single tenant occupying more than 6.0% of NRA or contributing more than 4.7% of underwritten rent. The 10 largest tenants at the Norfolk Premium Outlets Property account for less than 32% of the underwritten rent. The Norfolk Premium Outlets Property is anchored by H&M, Nike Factory Store, Old Navy, Polo Ralph Lauren and Under Armour, and is home to many national brands including Adidas Clearance Center, Columbia Sportswear, Gap Outlet, The North Face, Kate Spade and Coach, as well as an indoor food court.

As of the trailing-12 months ending December 31, 2021, the Norfolk Premium Outlets Property generated total sales of approximately $140.1 million which is approximately 33.8% higher than 2020 sales and 22.2% higher than 2019 sales. Over the same time period, inline tenants with less than 10,000 SF generated sales of $528 PSF (at an occupancy cost of 9.3%). As of TTM December 2021, several tenants generated higher sales figures compared to 2019 sales including H&M ($240 PSF, 39.6% increase), Crocs ($1,724 PSF, 192.7% increase), Steve Madden ($446 PSF, 93.2% increase), Kay Jewelers Outlet ($1,823 PSF, 89.1% increase), A/X Armani Exchange ($419 PSF, 76.6% increase), Bath & Body Works/White ($1,466 PSF, 75.6% increase), and Rack Room Shoes ($339 PSF, 50.4% increase), among others.

The following table contains sales history for the Norfolk Premium Outlets Property:

Tenant Sales History(1)
	2018	2019	2020(2)	2021
Sales PSF (Inline < 10,000 SF)	$397	$424	$398	$528
Occupancy Cost (Inline < 10,000 SF)	11.2%	11.0%	11.3%	9.3%
Total Mall Sales	$106,639,875	$114,588,306	$104,722,668	$140,140,267
Total Mall Sales PSF	$408	$436	$396	$535

(1)	Information is as of December 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The following table contains anchor and major tenant sales history for the Norfolk Premium Outlets Property:

Major Tenant Sales History(1)
Tenant	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	2021 Sales PSF
H&M	20,084	$154	$172	$172	$240
Nike Factory Store	14,000	$659	$755	$580	$835
Old Navy	11,244	$449	$490	$403	$557
Polo Ralph Lauren	10,200	$536	$596	$509	$749
Under Armour	10,000	$501	$518	$436	$582
Adidas Clearance(3)	9,376	$0	$0	$400	$393
Columbia Sportswear	8,900	$316	$311	$231	$305
Gap Outlet	7,800	$306	$311	$297	$382
Quiet Storm Surf Shop	7,500	$185	$231	$250	$390
Tommy Hilfiger	7,500	$343	$371	$310	$323

(1)	Information is as of December 31, 2021, as provided by the borrower sponsor.

(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(3)	The lease for Adidas Clearance commenced in May 2020.

Major Tenants.

H&M (20,084 SF, 6.0% of NRA, 4.6% of underwritten base rent). H&M is a Swedish multinational clothing company headquartered in Stockholm that sells a variety of trendy, sporty, and classic garments in addition to accessories such as jewelry, bags, scarves, and cosmetics. The company operates in 75 markets with more than 4,800 stores under the various company brands. H&M occupies 20,084 SF at the Norfolk Premium Outlets Property under a lease expiring on January 31, 2029 with two, five-year extension options. H&M has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, H&M is paying 9% of sales in lieu of rent. H&M reported sales at the Norfolk Premium Outlets Property of $240 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $172, $172, and $154 for 2020, 2019 and 2018, respectively.

Nike Factory Store (14,000 SF, 4.2% of NRA, 3.0% of underwritten base rent). Nike Factory Store (“Nike”) (NYSE: NKE), founded in 1964 and headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world with approximately 73,300 employees as of May 31, 2021. Nike is currently rated “A1” by Moody’s and “AA-” by S&P. Nike occupies 14,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with one, five-year extension option. Nike has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $19.87 PSF effective July 2022, with 2% annual increases each July. Nike reported sales at the Norfolk Premium Outlets Property of $835 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $580, $755, and $659 for 2020, 2019 and 2018, respectively.

Old Navy (11,244 SF, 3.4% of NRA, 4.1% of underwritten base rent). Old Navy is a family clothing store offering items under its own brand name at discounted prices. Founded in 1994, Old Navy has grown to more than 1,010 stores throughout the United States and Canada. Old Navy is owned by Gap Inc. (NYSE: GPS). Gap is currently rated “Ba2” by Moody’s and “BB” by S&P. Old Navy occupies 11,244 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Old Navy has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $22.08 PSF effective July 2022, with 2% annual increases each July. In addition, Old Navy is paying percentage rent of 6% of annual sales over a $4.1 million breakpoint. Old Navy reported sales at the Norfolk Premium Outlets Property of $557 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $403, $490, and $449 for 2020, 2019 and 2018, respectively.

Polo Ralph Lauren (10,200 SF, 3.1% of NRA, 2.5% of underwritten base rent). Polo Ralph Lauren (“Polo”) is part of Ralph Lauren Corporation (NYSE: RL), a designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances. Founded in 1967 and based in New York City, Ralph Lauren Corporation’s brand names include: Polo by Ralph Lauren, Ralph Lauren Collection, RLX, Rugby, Chaps and Club Monaco. Ralph Lauren Corporation is currently rated “A3” by Moody’s and “A-” by S&P. Polo occupies 10,200 SF at the Norfolk Premium Outlets Property under a lease expiring on November 30, 2027 with four, five-year extension options. Polo has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Polo is paying 3% of sales up to $7.65 million and then 2.0% of any sales above $7.65 million in lieu of rent. Polo reported sales at the Norfolk Premium Outlets Property of $749 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $509, $596, and $536 for 2020, 2019 and 2018, respectively.

Under Armour (10,000 SF, 3.0% of NRA, 4.7% of underwritten base rent). Under Armour is a sports equipment company that develops, markets, and distributes branded performance products for men, women, and youth. The company designs and sells a broad offering of apparel and accessories made of synthetic microfibers. The company operates 169 factory house stores in North America, primarily located in outlet centers throughout the United States. Under Armour occupies 10,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Under Armour has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Under Armour is paying 7.5% of sales in lieu of rent. During the sixth year of the lease (beginning June 2022) and through lease expiration, the tenant’s rent converts from percent in-lieu to a base rent structure equivalent to 80% of the fifth year’s rent. There are also 3.0% annual increases in the base rent beginning in the seventh year of the lease. Under Armour reported sales at the Norfolk Premium Outlets Property of $582 PSF for the trailing-12 months ended December 31, 2021. Reported sales PSF were $436, $518, and $501 for 2020, 2019 and 2018, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The following table presents certain information relating to the tenancy at the Norfolk Premium Outlets Property:

Tenant Summary(1)
							2021 Sales
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ Cost %	Lease Expiration	Renewal Options
H&M(3)	NR/NR/BBB	20,084	6.0%	$433,244	4.6%	$21.57	$4,813,817	$240	10.0%	1/31/2029	2 x 5 yr
Nike Factory Store	NR/A1/AA-	14,000	4.2%	$278,180	3.0%	$19.87	$11,692,709	$835	4.3%	6/30/2027	1 x 5 yr
Old Navy(4)	NR/Ba2/BB	11,244	3.4%	$380,617	4.1%	$33.85	$6,263,030	$557	9.3%	6/30/2027	None
Polo Ralph Lauren(3)	NR/A3/A-	10,200	3.1%	$229,226	2.5%	$22.47	$7,640,882	$749	3.5%	11/30/2027	4 x 5 yr
Under Armour(3)	NR/Ba2/BB	10,000	3.0%	$436,778	4.7%	$43.68	$5,823,700	$582	8.0%	6/30/2027	None
Subtotal/Wtd. Avg.		65,528	19.7%	$1,758,044	18.8%	$26.83

Other Tenants		205,224	61.8%	$7,568,663	81.2%	$36.88
Vacant Space		61,529	18.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		332,281	100.0%	$9,326,708	100.0%	$34.45(5)

(1)	Information is based on the underwritten rent roll dated February 15, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent reflects percent in lieu rent as of trailing twelve December 2021 sales pursuant to the original tenant lease structures.

(4)	Annual UW Rent includes additional percentage rent paid above a breakpoint.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Norfolk Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2022	5	11,158	$36.62	3.4%	3.4%	$408,614	4.4%	4.4%
2023	1	2,884	$55.68	0.9%	4.2%	$160,592	1.7%	6.1%
2024	2	3,367	$36.25	1.0%	5.2%	$122,069	1.3%	7.4%
2025	2	11,776	$40.51	3.5%	8.8%	$477,046	5.1%	12.5%
2026	1	1,263	$74.67	0.4%	9.2%	$94,303	1.0%	13.5%
2027	33	156,178	$36.05	47.0%	56.2%	$5,630,839	60.4%	73.9%
2028	9	48,179	$30.19	14.5%	70.7%	$1,454,303	15.6%	89.5%
2029	4	30,154	$27.84	9.1%	79.7%	$839,364	9.0%	98.5%
2030	1	1,181	$37.74	0.4%	80.1%	$44,571	0.5%	99.0%
2031	1	4,612	$20.60	1.4%	81.5%	$95,007	1.0%	100.0%
2032	0	0	$0.00	0.0%	81.5%	$0	0.0%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	81.5%	$0	0.0%	100.0%
Vacant	0	61,529	$0.00	18.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	59	332,281	$34.45(3)	100.0%		$9,326,708	100.0%

(1)	Information is based on the underwritten rent roll dated February 15, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. On March 18, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, Simon temporarily closed its retail properties in the United States. The Norfolk Premium Outlets Property re-opened on May 15, 2020. Twenty-four tenants at the Norfolk Premium Outlets Property received COVID-19 related relief in the form of rent deferments, waiver of rent, expense recovery discounts or a combination thereof. Waivers (typically waiver of base rent) and expense recovery discounts (typically related to Simon’s Promotional Fund) totaled approximately $287,575 on a combined basis. Most base rent waivers were for April and May 2020. All other COVID relief, deferral, waivers and/or discounts have burned off or been repaid. Two tenants (1.8% NRA and 2.9% underwritten rent) are still paying back deferred rent, which is expected to be repaid by the end of 2022.

The Market. The Norfolk Premium Outlets Property is located in Norfolk, Virginia, in the South Hampton Roads region. The Norfolk Premium Outlets Property is situated along Premium Outlet Boulevard, off the intersection of Northampton Boulevard (US Highway 13) and Interstate 64. The Norfolk Premium Outlets Property is located in the Virginia Beach-Norfolk-Newport News, VA-NC Core Based Statistical Area, which is commonly referred to as Hampton Roads, encompassing six counties and nine unincorporated cities in Virginia as well as two counties in North Carolina. The population of the Virginia Beach-Norfolk-Newport News Core Based Statistical Area is estimated at 1.74 million and has increased at an annual rate of 0.3% since 2010. The Norfolk Premium Outlets Property draws patronage from local residents as well as domestic visitors originating primarily from the Mid-Atlantic United States. The Norfolk/Virginia Beach area attracts nearly 13 million visitors annually with primary destinations of the Virginia Beach Oceanfront and Norfolk Waterfront, accounting for $1.2 billion in visitor spending annually.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

The Norfolk Premium Outlets Property is located in the Norfolk/Hampton Roads retail market and the Norfolk/Chesapeake retail submarket. According to the appraisal, as of year-end 2021, the Norfolk/Hampton Roads retail market contained 26,700,000 SF, had an overall vacancy rate of 12.8%, and an average asking rent of $16.29 PSF. The Norfolk/Chesapeake retail submarket had an increase in supply of 21,000 SF between 2017 and 2021, however rental rates increased from $16.70 PSF in 2017 to $16.96 PSF in 2021 and year-end 2021 vacancy was 15.6%.

Major employers in the area include Naval Station Norfolk (67,000 employees), Huntington Ingalls (25,000 employees), Joint-Base Langley-Eustis (20,000 employees), NAS Oceana-Virginia Beach (10,700 employees), Virginia Beach City Schools (9,600 employees), Sentara Health (9,000 employees), Chesapeake City Public Schools (5,865 employees), NAS Oceana-Dam Neck (5,600 employees), Dollar Tree Corporation (5,400 employees) and Volvo Group North America (5,000 employees). The estimated 2021 population within a 5-, 10- and 15-mile radius of the Norfolk Premium Outlets Property was 257,191, 729,962, and 1,139,462, respectively. The estimated 2021 average household income within the same radii was $79,073, $86,627 and $91,137, respectively.

The following table presents information regarding certain competitive properties to the Norfolk Premium Outlets Property:

Competitive Property Summary(1)
Property Address	Detailed Property Type	Year Built / Renovated	Size (SF)	Occ%	Major Tenants	Distance From Subject
Norfolk Premium Outlets 1600 Premium Outlets Boulevard Norfolk, VA	Outlet Center	2017 / NAP	332,281(2)	81.5%(2)	H&M, Nike Factory Store, Old Navy, Polo Ralph Lauren, Under Armour(2)	NAP
Williamsburg Premium Outlets(3) 5699 Richmond Road Williamsburg, VA	Outlet Center	1988 / 2008	522,000	100.0%	Under Armour, Nike, The North Face, Polo Ralph Lauren, Gap Outlet	42.0 mi
Town Center at Virginia Beach 4621 Columbus Street Virginia Beach, VA	Lifestyle Center	2005 / NAP	493,090	97.0%	Apex Entertainment, Bed, Bath & Beyond, Barnes & Noble, Ulta	5.0 mi
Pembroke Mall(4) 4554 Virginia Beach Boulevard Virginia Beach, VA	Regional Center	1966 / 2017	471,700	61.0%	Target, Kohl’s, Old Navy, Off Broadway Shoes	5.0 mi
Lynnhaven Mall 701 Lynnhaven Parkway Virginia Beach, VA	Super-Regional Center	1981 / 2003	1,292,025	100.0%	Dillard’s, JC Penney, Macy’s Backstage, Barnes & Noble, Dick’s Sporting Goods	9.0 mi
Greenbrier Mall 1401 Greenbrier Parkway Chesapeake, VA	Super-Regional Center	1981 / 2003	896,822	96.0%	Dillard’s, JC Penney, Macy’s Backstage, Former Sears	7.0 mi
MacArthur Center(4) 300 Monticello Avenue Norfolk, VA	Super-Regional Center	1999 / NAP	934,880	89.0%	Dillard’s, H&M, Former Nordstrom	5.0 mi
Peninsula Town Center 1800 West Mercury Boulevard Hampton, VA	Regional Center	1977 / NAP	611,888	95.0%	Target, JC Penney	15.0 mi
Patrick Henry Mall 12300 Jefferson Avenue Newport News, VA	Regional Center	1987 / 2005	714,607	100.0%	Dillard’s, Dick’s Sporting Goods, Macy’s, H&M	25.0 mi

(1)	Source: Appraisal.

(2)	Information is based on the underwritten rent roll dated February 15, 2022. The Norfolk Premium Outlets Property was 89.8% occupied including the RDP tenants.

(3)	Williamsburg Premium Outlets is also owned by the borrower sponsor.

(4)	Properties are currently undergoing redevelopment anticipated to reduce retail square footage.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Norfolk Premium Outlets Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Major	$12.00	10	10% increase in year 6
10,000-15,000 SF	$22.00	10	10% increase in year 6
7,501-9,999 SF	$25.00	7	2.5% per annum
5,001-7,500 SF	$27.00	7	2.5% per annum
2,501-5,000 SF	$28.00	7	2.5% per annum
1,001-2,500 SF (Center Court)	$80.00	7	2.5% per annum
1,001-2,500 SF	$30.00	7	2.5% per annum
Less than 1,000 SF	$60.00	7	2.5% per annum
Food Court	$135.00	7	2.5% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Norfolk Premium Outlets Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021	UW	UW PSF
Base Rent(2)	$5,637,551	$6,335,103	$6,122,064	$5,946,112	$6,320,125	$19.02
Contractual Rent Steps(3)	$0	$0	$0	$0	$135,499	$0.41
Income from Vacant Units	$0	$0	$0	$0	$2,755,551	$8.29
Overage Rent(4)	$696,986	$633,657	$384,377	$1,325,249	$1,414,292	$4.26
Percent In Lieu(4)	$1,035,319	$1,099,760	$853,927	$1,429,804	$1,456,792	$4.38
Expense Reimbursement	$3,961,260	$4,347,404	$4,038,295	$4,111,706	$3,879,398	$11.68
Net Rental Income	$11,331,116	$12,415,924	$11,398,663	$12,812,871	$15,961,656	$48.04
Temp / Specialty Leasing Income	$286,560	$406,274	$239,963	$450,723	$345,880	$1.04
Other Income(5)	$223,646	$209,758	$178,362	$250,111	$198,000	$0.60
(Vacancy & Credit Loss)	($27,577)	($177,865)	($1,104,130)	($54,028)	($2,860,319)	($8.61)
Effective Gross Income	$11,813,745	$12,854,091	$10,712,858	$13,459,677	$13,645,217	$41.07

Real Estate Taxes	$701,019	$776,185	$816,039	$806,701	$789,000	$2.37
Insurance	$329,887	$333,089	$373,052	$382,198	$388,358	$1.17
Other Operating Expenses	$3,884,266	$3,761,788	$2,591,630	$3,156,722	$3,175,212	$9.56
Total Operating Expenses	$4,915,172	$4,871,062	$3,780,721	$4,345,621	$4,352,570	$13.10

Net Operating Income	$6,898,573	$7,983,029	$6,932,137	$9,114,056	$9,292,647	$27.97
Replacement Reserves	$0	$0	$0	$0	$49,842	$0.15
TI/LC	$0	$0	$0	$0	$664,562	$2.00
Net Cash Flow	$6,898,573	$7,983,029	$6,932,137	$9,114,056	$8,578,243	$25.82

Occupancy %(6)	87.8%	83.3%	86.1%	89.0%	82.1%(7)
NOI DSCR(8)	1.51x	1.75x	1.52x	2.00x	2.04x
NCF DSCR(8)	1.51x	1.75x	1.52x	2.00x	1.88x
NOI Debt Yield(8)	9.2%	10.6%	9.2%	12.2%	12.4%
NCF Debt Yield(8)	9.2%	10.6%	9.2%	12.2%	11.4%

(1)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

(2)	UW Base Rent is based on the underwritten rent roll dated February 15, 2022, with adjustments made for executed leases and tenants that have given notice to vacate.

(3)	UW Contractual Rent Steps were taken through May 2023.

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM December 2021 sales figures.

(5)	UW Other Income includes stroller income, ad panel income, telco revenue, tower signage fees, local media, 3rd party email income, and other rents (net of Carolina ATM revenue).

(6)	Historical Occupancy is inclusive of RDP tenants. Year end 2021 occupancy is as of November 30, 2021.

(7)	Represents underwritten occupancy. The Norfolk Premium Outlets Property was 89.8% occupied as of February 15, 2022, including the RDP tenants.

(8)	Debt service coverage ratios and debt yields are based on the Norfolk Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Lockbox Event Period (as defined below) or (ii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Lockbox Event Period or (ii) upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

Replacement Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly $5,538 to a reserve for replacements to the Norfolk Premium Outlets Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

TI/LC Reserve – The borrower is required to deposit monthly approximately $55,380 for future tenant improvements and leasing commissions, subject to a cap of $2,658,248 (provided that no such cap will apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Outlet Center	Loan #8	Cut-off Date Balance:	$50,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	1.88x
		UW NOI Debt Yield:	12.4%

Lockbox and Cash Management. The Norfolk Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Norfolk Premium Outlets Property are required to be deposited directly to the lockbox account and so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds are required to be transferred weekly to a lender-controlled cash management account and disbursed according to the Norfolk Premium Outlets Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Norfolk Premium Outlets Whole Loan.

A “Lockbox Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) any bankruptcy action by the borrower, (iii) any bankruptcy action by the property manager if the property manager is an affiliate of the borrower, or (iv) the trailing four-quarter debt yield on the Norfolk Premium Outlets Whole Loan being less than 9.0% (tested quarterly for two consecutive quarters) and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), such period will not terminate, (iii) with respect to clause (a)(iii), the property manager is replaced within 60 days by a qualified manager or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Norfolk Premium Outlets Property or the Norfolk Premium Outlets Whole Loan, (iv) with respect to clause (a)(iv), the trailing four-quarter debt yield on the Norfolk Premium Outlets Whole Loan is greater than or equal to 9.0% (tested quarterly for two consecutive quarters). However, the borrower may not cure a Lockbox Event Period more than five times during the term of the Norfolk Premium Outlets Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Norfolk Premium Outlets Property also secures the Norfolk Premium Outlets Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $25,000,000. The Norfolk Premium Outlets Serviced Pari Passu Companion Loan accrues interest at the same rate as the Norfolk Premium Outlets Mortgage Loan. The Norfolk Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Norfolk Premium Outlets Serviced Pari Passu Companion Loan. The holders of the Norfolk Premium Outlets Mortgage Loan and the Norfolk Premium Outlets Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Norfolk Premium Outlets Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect and such policies contain an exclusion for acts of terrorism, the borrower will only be required to pay for terrorism insurance a maximum of two times the premium being charged as of the time of origination of the Norfolk Premium Outlets Whole Loan for such a stand-alone policy, which amount will be increased annually by the consumer price index (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage under a stand-alone policy available with funds equal to such cap to the extent such coverage is available) (and any stand-alone terrorism insurance policy may have a deductible of up to $5,000,000).See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

LOWE'S
DICK'S SPORTING GOODS
PETSMART
Marshalls
five BELOW
STARBUCKS
The Shops at Dakota Crossing

DICK'S
SPORTING GOODS

STARBUCKS

Visionworks
Visionworks

Marshalls

PETSMART
five BELOW

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

Shops at Dakota Crossing
2438 Market Street Northeast
Washington, DC 20018
WASHINGTON D.C.
MARYLAND
DISTRICT OF COLUMBIA
Hyattsville
East Riverdale
Chillum
The Shops at Queens Chillum
Mount Rainier
PRINCE GEORGE'S COUNTY
Bladensburg
Colmar Manor
Port Towns Shopping Center
Colmar Manor Community Park
Cheverly
Catholic University of America
Providence Hospital
HSC Pediatric Center
Fort Bunker Hill
EchoStage
National Arboretum
Anacostia River
Gallaudet University
Union Market
Northeast Academy
Langston Golf Course
Kenilworth Aquatic Gardens
Phelps High School
Hechinger Mall
H STREET CORRIDOR
BridgePort Hospital Capitol Hill
Eastern Senior High School
Capitol Hill
Lincoln Park
RFK Stadium
DC Armory
DC Healthcare Alliance
Kimball Elementary School
Tyler Elementary School
Anacostia Park
Fort Dupont Park
Washington Naval Yard
Reagan Natl. Airport 4 miles
GREEN/YELLOW LINE METRO
RED LINE METRO
MARC TRAIN
RED LINE/MARC TRAIN
METRO
New York Ave NE
Rhode Island Ave NE
South Dakota Ave NE
Dakota Ave NE
Queens Chapel Rd
Michigan Ave NE
Franklin St NE
Taylor St NE
Montana Ave NE
Bladensburg Rd
Mt. Olivet Rd NE
Florida Ave NE
Benning Rd
Maryland Ave NE
Constitution Ave NE
East Capitol St NE
Independence Ave NE
Kentucky Ave SE
Balt.-Washington Pkwy
Minnesota Ave SE
Sheriff Rd NE
K St NE
H St NE
M St SE
Baltimore Ave
FORT TOTTEN
BROOKLAND-CUA
RHODE ISLAND AVE
NEW YORK AVE
DEANWOOD
MINNESOTA AVE
STADIUM/ARMORY
EASTERN MARKET
POTOMAC AVENUE
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
College Park
Hyattsville
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
Springfield
Landover
Greenbelt

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Shops at Dakota Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Washington, DC 20018
Original Balance:	$45,984,375			General Property Type:	Retail
Cut-off Date Balance:	$45,984,375			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2016-2019 / NAP
Borrower Sponsors:	David Taban and Joseph Daneshgar			Size:	139,668 SF
Guarantors:	David Taban and Joseph Daneshgar			Cut-off Date Balance PSF:	$329
Mortgage Rate:	4.8600%			Maturity Date Balance PSF:	$329
Note Date:	3/17/2022			Property Manager:	CBRE, Inc.
First Payment Date:	5/1/2022
Maturity Date:	4/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(2)
Seasoning:	1 month			UW NOI:	$4,067,679
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Type:	No			UW NCF DSCR:	1.68x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,858,693 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,628,457 (12/31/2020)
Reserves(1)				3rd Most Recent NOI:	$2,725,446 (12/31/2019)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (2/28/2022)
RE Taxes:	$129,269	$64,634	NAP	2nd Most Recent Occupancy:	87.8% (12/31/2020)
Insurance:	$13,087	$6,544	NAP	3rd Most Recent Occupancy:	85.3% (12/31/2019)
Replacement Reserve:	$0	$2,245	$80,820	Appraised Value (as of)(4):	$68,900,000 (7/1/2022)
TI/LC Reserve:	$500,000	Springing	$500,000	Appraised Value PSF(4):	$493
Rent Concession:	$60,000	$0	NAP	Cut-off Date LTV Ratio(4):	66.7%
Existing TI/LC Reserve:	$0	$150,000	$1,020,190	Maturity Date LTV Ratio(4):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,984,375	66.0%	Purchase Price:	$68,126,000	97.8%
Borrowers Equity:	$23,669,901	34.0%	Closing Costs:	$825,920	1.2%
			Reserves:	$702,356	1.0%
Total Sources:	$69,654,276	100.0%	Total Uses:	$69,654,276	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Shops at Dakota Crossing Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Shops at Dakota Crossing Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	Most recent occupancy includes five tenants, Hook & Reel Cajun Seafood, Five Guys, Mezeh, Cold Stone Creamery and T-Mobile (10.0% NRA and 15.1% UW rent) that have signed leases but may not be in occupancy yet.

(4)	The appraised value is based on the assumption that the outstanding tenant improvements, leasing commissions and free rent of $1,080,190 have been paid. At origination, the borrowers reserved $60,000 for the upcoming free rent and provided a recourse guaranty for outstanding tenant improvement allowances and leasing commissions of $1,020,190. In addition, the borrowers are required to deposit $150,000 per month into the Existing TI/LC Reserve until the account balance reaches the lesser of $1,020,190 or the amount of outstanding owed tenant improvements. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the as-is value of $66,900,000 are 68.7% and 68.7%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Shops at Dakota Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,984,375 and secured by the fee interest in an anchored retail property located in Washington, DC (the “Shops at Dakota Crossing Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Dakota Crossing One, LLC and Dakota Crossing Two, LLC, each a Delaware limited liability company and single purpose entity with one independent director that together hold the property as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Joseph Daneshgar and David Taban.

Joseph Daneshgar is a principal in 3D Investments, which is a real estate investment firm located in Beverly Hills, California. Joseph Daneshgar currently has ownership, apart from the Shops at Dakota Crossing Property, in a portfolio of 114 properties located in California, Hawaii and Nevada. The portfolio includes 19 land parcels, 36 retail, 18 office, 10 mixed use, 25 apartment and six hotel properties.

David Taban is a managing partner of JADE Enterprises, one of the largest family-owned, private commercial real estate investment and development companies in southern California. The company was formed in 1979 and over the past 30 years, has been responsible for organizing and managing real estate investment partnerships and joint ventures. JADE Enterprises has amassed a diverse portfolio of properties across the United States. The portfolio includes office developments, medical office buildings, major power centers, multifamily and land holdings. David Taban individually holds ownership interest in 66 commercial properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

The Property. The Shops at Dakota Crossing Property is an anchored retail center totaling 139,668 SF across seven buildings, located approximately five miles northeast of downtown Washington, DC. The Shops at Dakota Crossing Property is situated on 20.47 acres and was developed in phases starting in 2016. By year-end 2017, 125,984 SF of the total 139,668 SF delivered and was 86.4% leased. In 2019, the additional 13,684 SF of space was delivered and the Shops at Dakota Crossing reached a year-end occupancy in 2019 of 85.3%, increasing to 87.8% by year-end 2020, and further to 89.3% by year-end 2021, despite the coronavirus pandemic. As of February 28, 2022, the Shops at Dakota Crossing Property was 100.0% leased and 98.7% occupied by 24 tenants.

The Shops at Dakota Crossing Property was developed with modern amenities and a pedestrian-friendly ‘Main Street’ that includes outdoor areas with outdoor seating, designed streetscapes and open spaces. The Shops at Dakota Crossing Property contains 531 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 SF of rentable area. The Shops at Dakota Crossing Property is anchored by Marshalls, Dick’s Sporting Goods and PetSmart, and benefits from two adjacent national corporate-owned shadow anchors, Costco (154,000 SF) and Lowes (145,462 SF), which also drive daily traffic to the area. The Shops at Dakota Crossing Property has a granular rent roll, with a mix of local and national retail tenants including Five Below, Cold Stone Creamery, The Good Feet Store, T-Mobile, The UPS Store, and Verizon, and quick service and fast casual restaurant tenants including Chic Fil-A, Five Guys, Starbucks, Chipotle, Jersey Mike’s and Panda Express.

The following table contains in-line tenant sales history for tenants required to report sales at the Shops at Dakota Crossing Property:

Tenant Sales History(1)
Tenant	SF	2018 Sales PSF(2)	2019 Sales PSF(2)	2020 Sales PSF(3)	2021 Sales PSF
The Vitamin Shoppe	3,000	NAP	$314	$353	$367
Mecho’s Dominican Kitchen	2,451	NAP	$381	$316	$387
Visionworks	2,396	$314	$316	$416	$517
Quickway Japanese Hibachi	1,995	NAP	NAP	NAP	$702
T-Mobile	1,500	$163	$183	$173	$283
Jersey Mike’s Subs	1,375	$1,094	$959	$1,019	$1,176
The UPS Store	1,277	NAP	NAP	$313	$458
Tropical Smoothie Cafe	1,200	NAP	NAP	$1,219	$1,504
Dakota Nail Spa	1,200	NAP	NAP	$294	$593
Wtd. Avg.		$474	$394	$466	$600

(1)	Information is as of February 28, 2022, as provided by the borrower sponsors.

(2)	The Shops at Dakota Crossing Property was built in phases beginning in 2016 and completed in 2019.

(3)	The non-essential businesses at the Shops at Dakota Crossing Property were closed from March 25, 2020 through May 29, 2020 due to the COVID-19 state restrictions.

Major Tenants.

Dick’s Sporting Goods (50,018 SF, 35.8% of NRA, 20.5% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) (NYSE: DKS, Moody’s/S&P: Baa3/BBB) was founded in 1948 in Binghamton, New York. Dick’s is a leading omnichannel retailer serving athletes and outdoor enthusiasts in more than 850 Dick’s Sporting Goods, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the Dick’s mobile app. Dick’s occupies 50,018 SF at the Shops at Dakota Crossing Property under a lease expiring on January 31, 2027 with four, five-year extension options with 12 months’ notice at fixed rents. Dick’s has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $18.75 PSF. The next closest Dick’s location is 15 miles from the Shops at Dakota Crossing Property. Dick’s is not required to report sales at the Shops at Dakota Crossing Property.

Marshalls (22,471 SF, 16.1% of NRA, 8.5% of underwritten base rent). Marshalls was founded in 1956 and is headquartered in Farmingham, Massachusetts. Marshalls was acquired by TJX Companies, Inc. (NYSE: TJX, Moody’s/S&P: A2/A) in 1995 and is the largest off-price retailer of apparel and home fashions in the United States, with approximately 1,000 stores. Marshalls occupies 22,471 SF at the Shops at Dakota Crossing Property under a lease expiring on November 30, 2026 with four, five-year extension options with 6 months’ notice at fixed rents. Marshalls has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $17.25 PSF. Marshalls reported sales at the Shops at Dakota Crossing Property of $292 PSF, $371 PSF and $346 PSF for 2020, 2019 and 2018, respectively, noting that in 2020, the Shops at Dakota Crossing Property was closed for approximately three months due to the coronavirus pandemic. 2021 sales will not be reported until May 2022. The next closest Marshalls location is 5.7 miles from the Shops at Dakota Crossing Property.

PetSmart (12,652 SF, 9.1% of NRA, 8.0% of underwritten base rent). PetSmart is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. PetSmart operates approximately 1,650 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel® dog and cat boarding facilities. Through its in-store adoption program and other signature events, PetSmart has facilitated more than 9.5 million adoptions, more than any other brick-and-mortar organization. PetSmart occupies 12,652 SF at the Shops at Dakota Crossing Property under a lease expiring on January 31, 2027 with two, five-year extension options with 180 days’ notice at fixed rent. PetSmart has been a tenant at the Shops at Dakota Crossing Property since 2016 and currently pays a flat base rent of $29.00 PSF. The next closest PetSmart location is 7.9 miles from the Shops at Dakota Crossing Property. PetSmart is not required to report sales at the Shops at Dakota Crossing Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the tenancy at the Shops at Dakota Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2020 Sales(3)
							$	PSF	Occ Cost %	Lease Expiration	Renewal Options
Anchor Tenants
Dick’s Sporting Goods	NR/Baa3/BBB	50,018	35.8%	$937,838	20.5%	$18.75	NAP	NAP	NAP	1/31/2027	4 x 5 yr
Marshalls	NR/A2/A	22,471	16.1%	$387,625	8.5%	$17.25	$6,551,474	$292	9.1%	11/30/2026	4 x 5 yr
PetSmart	NR/B1/B	12,652	9.1%	$366,908	8.0%	$29.00	NAP	NAP	NAP	1/31/2027	2 x 5 yr
Subtotal/Wtd. Avg.		85,141	61.0%	$1,692,370	36.9%	$19.88

In-Line Tenants(4)		49,552	35.5%	$2,687,116	58.7%	$54.23
Pad Tenant(5)		4,975	3.6%	$201,600	4.4%	$40.52
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		139,668	100.0%	$4,581,087	100.0%	$32.80

(1)	Information is based on the underwritten rent roll dated February 28, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Marshall’s 2021 sales are not due to be reported until May 2022. Due to government mandate, the tenant was required to close for approximately three months in 2020.

(4)	In-line tenants include the roof space leased to New Columbia Solar, LLC which uses this space as a solar facility.

(5)	Pad Tenant represents Chick-Fil-A, which owns its improvements and pays ground rent to the borrowers.

The following table presents certain information relating to the lease rollover schedule at the Shops at Dakota Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	1	975	$60.00	0.7%	0.7%	$58,500	1.3%	1.3%
2026	1	22,471	$17.25	16.1%	16.8%	$387,625	8.5%	9.7%
2027	10	86,418	$29.27	61.9%	78.7%	$2,529,778	55.2%	65.0%
2028	1	2,451	$56.00	1.8%	80.4%	$137,256	3.0%	68.0%
2029	2	3,508	$54.84	2.5%	82.9%	$192,392	4.2%	72.2%
2030	2	2,477	$52.56	1.8%	84.7%	$130,182	2.8%	75.0%
2031	1	1,995	$52.82	1.4%	86.1%	$105,375	2.3%	77.3%
2032	5	14,398	$47.37	10.3%	96.4%	$682,003	14.9%	92.2%
2033 & Beyond	2	4,975	$71.95	3.6%	100.0%	$357,976	7.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	25	139,668	$32.80	100.0%		$4,581,087	100.0%

(1)	Information is based on the underwritten rent roll dated February 28, 2022.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

COVID-19 Update. The non-essential businesses at the Shops at Dakota Crossing Property were closed from March 25, 2020 through May 29, 2020 due to the COVID-19 state restrictions. Five tenants received rent relief in the form of full or partial rent deferrals. The rent deferral periods were between April and July 2020. Only one tenant, Visionworks (1.7% of NRA and 3.0% of UW Rent), has any outstanding deferred rent, which it is expected to repay in equal monthly instalments through June 2022.

The Market. The Shops at Dakota Crossing Property is located in Washington, DC, at the intersection of South Dakota Avenue Northeast and New York Avenue Northeast (US Route 50). The surrounding area is a densely populated community located just west of the Maryland state line and approximately 4.0 miles southwest of the Washington, DC, Central Business District. The Shops at Dakota Crossing Property is located in the Washington, DC Metropolitan Statistical Area (“MSA”), which is the seventh most populous metropolitan area in the nation with an estimated 2020 population of 6.2 million, which has increased at an annual rate of 1.1% since 2010.

The Shops at Dakota Crossing Property is located in the Washington, DC retail market and the Northeast retail submarket. According to the appraisal, as of year-end 2021, the Northeast retail submarket contained 4.1 million SF, with an average asking rent of $25.50 PSF and a vacancy rate of 6.3%.

Major employers in the area of the Shops at Dakota Crossing Property include Naval Support Activity Washington (23,511 employees), Joint-Base Andrews – Naval Air Force (17,500 employees), MedStar Health (17,419 employees), Marriott International Inc. (16,773 employees), Inova Health System (16,000 employees), SAIC Inc. (15,441 employees), Booz Allen Hamilton (15,210 employees), University of Maryland at College Park (14,072 employees), Washington Metropolitan Area Transit Area Authority (13,032 employees) and Joint-Base Myer-Henderson (11,045 employees). The local neighborhood

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

benefits from planned communities in the District of Columbia. Notable developments within a three-mile radius include Hecht Warehouse at Ivy City, NewCityDC, the Crummel School and Market Terminal. These developments are expected to bring an additional 1,600 residential units, 156 hotel rooms as well as a new community center and culinary school into the immediate area. Additionally, across the street from the Shops at Dakota Crossing Property along Fort Lincoln Drive NE is the Villages at Dakota Crossing which includes over 322 townhomes. And behind the Village at Dakota Crossing Property is the Reserve at Dakota Crossing, which includes 236 apartment units and 90 for-sale townhome units, and Wesley House Senior Living, a new senior housing development which has 120 units.

The estimated 2021 population within a 1-, 3- and 5-mile radius of the Shops at Dakota Crossing Property was 8,566, 234,656, and 742,491, respectively. The estimated 2021 average household income within the same radii was $90,273, $94,368 and $111,412, respectively.

The following table presents information regarding certain competitive properties to the Shops at Dakota Crossing Property:

Competitive Property Summary(1)
Property / Location	Year Built / Renovated	Size (SF)	Occupancy	Major Tenants	Distance From Subject
Shops at Dakota Crossing(2) 2438 Market Street Northeast Washington, DC	2016-2019 / NAP	139,668	100.0%	Dick’s Sporting Goods, Marshalls, PetSmart	NAP
Rhode Island Place 1060 Brentwood Road Northeast Washington, DC	2002 / NAP	232,416	97.0%	The Home Depot, Giant Food	2.9 mi
Hechinger Mall 1518 Benning Road Northeast Washington, DC	1981 / 2004	183,349	90.0%	Safeway, Ross Dress for Less, Dollar Tree	2.9 mi
Woodmore Towne Centre 2250 Petrie Lane Glenarden, MD	2010 / NAP	707,901	97.0%	Wegmans, Costco, At Home, Best Buy, Nordstrom Rack, LA Fitness	7.9 mi
Largo Plaza 10410 Campus Way South Upper Marlboro, MD	1973 / NAP	479,024	97.0%	Lowe’s Home Improvement, Target, Giant Food	10.7 mi
The Shoppes at New Carrollton 7710 Riverdale Road New Carrollton, MD	NAP	253,574	100.0%	Lowe’s Home Improvement, Shoppers Food Warehouse, K&G Fashion	6.9 mi
Vista Garden Marketplace 10201 Martin Luther King Jr Highway Bowie, MD	2006 / NAP	399,235	100.0%	Target, Home Depot, Office Depot, Shoppers Food Warehouse	8.8 mi
Beltway Plaza 6000 Greenbelt Road Greenbelt, MD	1962 / 2000	807,354	93.0%	Target, Marshalls, TJ Maxx, Shoppers World, Giant Food	7.5 mi

(1)	Source: Appraisal

(2)	Information is based on the underwritten rent roll dated as of February 28, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at Dakota Crossing Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Anchor Space:	$18.00-$20.00	10	10% increase in year 6
Major Space:	$30.00	10	10% increase in year 6
In-Line Space:	$50.00-$55.00	10	10% increase in year 6
Restaurant Space:	$45.00	10	10% increase in year 6
Fast Food Restaurant Out Parcel:	$200,000/Year	15	10% increase every 5 years

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shops at Dakota Crossing Property:

Cash Flow Analysis
	2018(1)	2019(1)	2020	2021	UW	UW PSF
Gross Potential Rent(2)	$2,830,807	$3,159,602	$3,262,383	$3,964,393	$4,581,087	$32.80
Free Rent	$0	$0	($312,828)	($14,820)	$0	$0.00
Expense Reimbursement	$715,836	$804,292	$950,962	$1,259,198	$1,281,059	$9.17
Net Rental Income	$3,546,643	$3,963,894	$3,900,517	$5,208,771	$5,862,146	$41.97
Other Income	$0	($1,294)	$0	$0	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	($351,729)(3)	($2.52)
Effective Gross Income	$3,546,643	$3,962,600	$3,900,517	$5,208,771	$5,510,417	$39.45

Real Estate Taxes	$514,709	$662,929	$724,135	$764,574	$775,612	$5.55
Insurance	$38,415	$42,643	$46,826	$49,903	$50,487	$0.36
Other Operating Expenses	$528,002	$531,582	$501,099	$535,601	$616,639	$4.42
Total Operating Expenses	$1,081,126	$1,237,154	$1,272,060	$1,350,078	$1,442,738	$10.33

Net Operating Income	$2,465,517	$2,725,446	$2,628,457	$3,858,693	$4,067,679	$29.12
Replacement Reserves	$0	$0	$0	$0	$26,939	$0.19
TI/LC	$0	$0	$0	$0	$224,258	$1.61
Net Cash Flow	$2,465,517	$2,725,446	$2,628,457	$3,858,693	$3,816,482	$27.33

Occupancy %	86.4%	85.3%	87.8%	89.3%	94.0%(3)
NOI DSCR	1.09x	1.20x	1.16x	1.70x	1.80x
NCF DSCR	1.09x	1.20x	1.16x	1.70x	1.68x
NOI Debt Yield	5.4%	5.9%	5.7%	8.4%	8.8%
NCF Debt Yield	5.4%	5.9%	5.7%	8.4%	8.3%

(1)	The Shops at Dakota Crossing Property was built in phases from 2017 to 2019.

(2)	UW Gross Potential Rent includes rent steps through May 2023.

(3)	UW Vacancy is equal to 6.0% which includes Cold Stone Creamery (1.3% of NRA), which has a signed lease but is not expected to be in occupancy until June 2022. The Shops at Dakota Crossing Property was 100.0% leased as of February 28, 2022.

Escrows and Reserves.

Real Estate Taxes – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $129,269 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Shops at Dakota Crossing Property (initially approximately $64,634 per month).

Insurance – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $13,087 for insurance premiums. In the event the Shops at Dakota Crossing Property is no longer covered by a blanket insurance policy, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums monthly (initially approximately $6,544 per month).

Replacement Reserve – The Shops at Dakota Crossing Mortgage Loan documents require ongoing monthly replacement reserve deposits of $2,245, subject to a cap of $80,820.

TI/LC Reserve – The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of approximately $500,000 for TI/LCs and springing ongoing monthly deposits in an amount of $11,639, if the balance in the account falls below the cap of $500,000.

Free Rent Reserve - The Shops at Dakota Crossing Mortgage Loan documents provide for an upfront reserve of $60,000 (equivalent to 6 months of rent) for the tenant Mezeh’s rent abatement period.

Existing TI/LC Reserve – The Shops at Dakota Crossing Mortgage Loan documents require ongoing monthly deposits in an amount of $150,000 into the Existing TI/LC Reserve account until such time as the aggregate amount deposited reaches the lesser of $1,020,190 or the amount of outstanding owed tenant improvements. As of the loan origination date, tenant improvement allowances were owed to The Good Feet Store ($145,050), Mezeh ($192,000), Hook & Reel ($500,990) and Five Guys ($145,200) and leasing commissions were owed to Five Guys ($36,950), which total obligations equal $1,020,190.

Lockbox and Cash Management. The Shops at Dakota Crossing Mortgage Loan is structured with a hard lockbox and springing cash management upon a Cash Sweep Period (as defined below). Revenues from the Shops at Dakota Crossing Property are required to be deposited by tenants directly into the lockbox account. During the continuance of a Cash Sweep Period, funds are required to be transferred on each business day to the lender-controlled cash management account and disbursed according to the Shops at Dakota Crossing Mortgage Loan documents. During a Cash Sweep Period all excess cash is required to be held by the lender as additional security for the Shops at Dakota Crossing Mortgage Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Cash Sweep Period” means any one or more of the following periods: (i) the debt service coverage ratio falls below 1.20x (tested quarterly) and continues until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (ii) in the event Dick’s is part of insolvency proceedings until no longer subject to bankruptcy court or the lease is assumed without alteration, (iii) in the event Dick’s vacates, “goes dark”,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,984,375
2438 Market Street Northeast	Shops at Dakota Crossing	Cut-off Date LTV:	66.7%
Washington, DC 20018		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	8.8%

terminates the lease, fails to renew 12 months prior to the lease expiration date, and continues until Dick’s is replaced with a replacement tenant acceptable to the lender, or (iv) in the event Dick’s defaults under the lease, until the cure of the default. If the Cash Sweep Period is triggered by (v) above, if the Dick’s space is renewed or re-leased, the cash flow sweep will be capped at $100 PSF of the unleased Dick’s space. Additionally, if the Cash Sweep Period is triggered by (iii) above, and (a) all of the Dick’s space except for 10,000 SF or less is renewed or re-leased, (b) the Shops at Dakota Crossing Property is at least 90% occupied and (c) the debt service coverage ratio is at least 1.25x, then a Cash Sweep Period will not be in effect.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect and such policies contain an exclusion for acts of terrorism, the borrowers will only be required to pay for terrorism insurance a maximum of two times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance for the Shops at Dakota Crossing Property at the time (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such premiums) on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

7330 West Sherman Street – Phoenix, AZ

692 Wabash Avenue North – Brewster, OH

225 Commonwealth Avenue Extension – Bristol, VA

3200 Northern Cross Boulevard – Fort Worth, TX

3636 Medallion Avenue – Newport, AR

821 Route 97 – Waterford, PA

800 Northwest 4th Street – Perham, MN

3000 East Mount Pleasant Street – Burlington, IA

4100 Millennium Boulevard Southeast – Massillon, OH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Fargo
Perham
Duluth
Lake Superior
NORTH DAKOTA
MICHIGAN
WISCONSIN
MINNEAPOLIS
St. Paul
MINNESOTA
SOUTH DAKOTA
Rochester
Madison
MILWAUKEE
IOWA
Des Moines
Cedar Rapids
NEBRASKA
OMAHA
Davenport
CHICAGO
Rockford
Lincoln
Burlington
Peoria
Springfield
KANSAS
KANSAS CITY
MISSOURI
ILLINOIS

Flint
LONDON
ONTARIO
BUFFALO
Lansing
DETROIT
NY
Jackson
WINDSOR
Lake Erie
Waterford
MICHIGAN
TOLEDO
CLEVELAND
PENNSYLVANIA
FORT WAYNE
Findlay
AKRON
Youngstown
Lima
Mansfield
Massillon
Canton
Brewster
PITTSBURGH
OHIO
COLUMBUS
Wheeling
DAYTON
Springfield
Lancaster
Chillicothe
CINCINNATI
Athens
WEST VIRGINIA
KENTUCKY
Huntington
Charleston
VA

Peoria
Glendale
Avondale
Tolleson
PHOENIX
MARICOPA COUNTY

Shearers Foods Industrial Portfolio

1	808 Northwest 4th Street	Perham, MN
2	4100 Millennium Boulevard Southeast	Massillon, OH
3	3080 East Mount Pleasant Street	Burlington, IA
4	7330 West Sherman Street	Phoenix, AZ
5	821 Route 97	Waterford, PA
6	3290 Northern Cross Boulevard	Fort Worth, TX
7	3636 Medallion Avenue	Newport, AR
8	692 Wabash Avenue North	Brewster, OH
9	325 Commonwealth Avenue Extension	Bristol, VA

Haslet
Southlake
Keller
Colleyville
North Richland Hills
Saginaw
Watauga
Hurst
Lake Worth
Haltom City
Richland Hills
FORT WORTH
Arlington

ST. LOUIS
INDIANA
LOUISVILLE
Charleston
ILLINOIS
Evansville
Lexington
WV
MISSOURI
KENTUCKY
Bowling Green
VA
Bristol
ARKANSAS
NASHVILLE
Knoxville
NC
Jonesboro
Newport
Murfreesboro
Asheville
MEMPHIS
TENNESSEE
Chattanooga
Little Rock
Huntsville
ATLANTA
Athens
SC
Pine Bluff
Tupelo
Birmingham
Augusta
MISSISSIPPI
Tuscaloosa
ALABAMA
Auburn
Macon
Monroe
Columbus
Jackson
Montgomery
GEORGIA
Albany
Dothan
Hattiesburg
Valdosta
Mobile
Baton Rouge
Pensacola
Tallahassee
Panama City
LOUISIANA
NEW ORLEANS
Gulf of Mexico
FLORIDA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – Shearer’s Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$41,279,400			General Property Type:	Industrial
Cut-off Date Balance(1):	$41,279,400			Detailed Property Type:	Various
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	Various/Various
Borrower Sponsor:	USRA Institutional Net Lease Fund IV,			Size(3):	2,206,965 SF
	LLC			Cut-off Date Balance Per SF(1):	$62
Guarantor:	USRA Net Lease IV Capital Corp.			Maturity Balance Per SF(1):	$62
Mortgage Rate:	3.9000%			Property Manager:	Tenant-managed
Note Date:	2/16/2022
First Payment Date:	4/6/2022
Maturity Date:	3/6/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI:	$11,385,868
Seasoning:	2 months			UW NOI Debt Yield(1):	8.3%
Prepayment Provisions:	L(11),YM1(105),O(4)			UW NOI Debt Yield at Maturity(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.95x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(5):	NAV
Additional Debt Balance(1):	$96,318,600			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	100.0% (5/1/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of) (6) (7):	$219,100,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value Per SF:	$99
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	62.8%
Other(3):	$12,243,079	$0	NAP	Maturity Date LTV Ratio(1):	62.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original loan amount:	$137,598,000	62.4%	Purchase Price:	$199,447,281	90.5%
Sponsor Equity:	$78,997,416	35.8%	Upfront reserves:	$12,243,079	5.6%
Seller Credit(8):	$3,898,500	1.8%	Closing costs:	$8,803,556	4.0%
Total Sources:	$220,493,916	100.0%	Total Uses:	$220,493,916	100.0%

(1)	The Shearer’s Industrial Portfolio Mortgage Loan (defined below) is part of the Shearer’s Industrial Portfolio Whole Loan (defined below) evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000. The Shearer’s Industrial Portfolio Whole Loan was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Shearer’s Industrial Portfolio Whole Loan.
(2)	See “Escrows and Reserves” section below.
(3)	The size includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is the tenant’s responsibility and the expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.
(4)	The novel coronavirus pandemic is an evolving situation and could impact the Shearer’s Industrial Portfolio Properties (defined below) more severely than assumed in the underwriting of the Shearer’s Industrial Portfolio Properties and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(5)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Shearer’s Industrial Portfolio Properties was executed with a 20-year initial term and an absolute triple-net (“NNN”) structure.
(6)	The aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion to increase the SF of the 821 Route 97 property from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned. The funds for the expansion are reserved upfront.
(7)	According to the appraisals, the Shearer’s Industrial Portfolio Properties had an aggregate “as-is” appraised value of $206,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 66.7%. The appraisal also concluded an aggregate “go dark” value of $157,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value is 87.5%.
(8)	Represents a seller credit for fees paid in exchange for reduction of the interest rate on the Shearer’s Industrial Portfolio Whole Loan.

The Mortgage Loan. The tenth largest mortgage loan (the “Shearer’s Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Shearer’s Industrial Portfolio Whole Loan”) that was co-originated by Goldman Sachs Bank USA (“GSB”) and Wells Fargo Bank, National Association, and evidenced by four pari passu promissory notes in the aggregate original principal amount of $137,598,000. The Shearer’s Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering nine single-tenant industrial properties totaling 2,206,965 SF, located across eight states (the “Shearer’s Industrial Portfolio Properties”). The Shearer’s Industrial Portfolio Mortgage Loan, with an original principal amount of $41,279,400, is evidenced by the non-controlling Note A-2. The non-controlling Note A-1-2, with an original principal amount of $30,000,000 was contributed to the Benchmark 2022-B34 securitization transaction. The controlling Note A-1-1, in the original principal amount of $36,318,600, and the non-controlling Note A-1-3, in the original

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

principal amount of $30,000,000 (collectively, together with the non-controlling Note A-1-2, the “Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans”) are currently held by GSB. The Shearer’s Industrial Portfolio Whole Loan will initially be serviced under the pooling and servicing agreement for the Benchmark 2022-B34 securitization trust, until the securitization of the controlling Note A-1-1, at which point it will be serviced under the pooling and servicing agreement for the securitization to which the controlling Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Shearer’s Industrial Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$36,318,600	$36,318,600	GSB	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2022-B34	No
A-1-3	$30,000,000	$30,000,000	GSB	No
A-2	$41,279,400	$41,279,400	BANK 2022-BNK41	No
Total	$137,598,000	$137,598,000

The Borrower and the Borrower Sponsor. The borrower is Snackhouse Portfolio Property LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shearer’s Industrial Portfolio Whole Loan. The non-recourse carveout guarantor of the Shearer’s Industrial Portfolio Whole Loan is USRA Net Lease IV Capital Corp., which is a subsidiary of USRA Institutional Net Lease Fund IV Capital Corp. The borrower sponsor is USRA Institutional Net Lease Fund IV, LLC, a real estate investment fund sponsored by U.S. Realty Advisors (“USRA”).

USRA was founded in 1989 as a single-tenant real estate investment and asset management firm. The borrower sponsor has completed $4.6 billion in transactions with a focus on acquisition and ownership of single-tenant, net leased properties. Currently, USRA has over $2.7 billion of assets under management.

The Properties. The Shearer’s Industrial Portfolio Properties comprise nine single-tenant manufacturing and/or warehouse/distribution facilities located across eight states. The Shearer’s Industrial Portfolio Properties are located in Minnesota (one property, 23.4% of NRA), Ohio (two properties, 14.2% of NRA), Iowa (one property, 20.1% of NRA), Arizona (one property, 9.4% of NRA), Pennsylvania (one property, 10.1% of NRA), Texas (one property, 5.5% of NRA), Arkansas (one property, 12.6% of NRA), and Virginia (one property, 4.7% of NRA). Constructed from 1946 to 2009, the Shearer’s Industrial Portfolio Properties total 2,206,965 SF, inclusive of the expected 76,391 SF expansion of the 821 Route 97 property, projected to be completed in August 2022, for which all funds have been reserved upfront. The Shearer’s Industrial Portfolio Properties range in size from 104,203 SF to 515,972 SF with clear heights ranging from 17’ to 35’ and parking ratios from 0.52 to 2.02 per 1,000 SF of rentable area. As of May 1, 2022, the Shearer’s Industrial Portfolio Properties are 100% leased to Shearer’s Foods, LLC (“Shearer’s Foods”). The tenant has spent a total of $429.0 million on equipment at the Shearer’s Industrial Portfolio Properties, as well as $42.3 million in capital expenditures since 2017.

The borrower purchased the nine assets as part of a sale-leaseback transaction for an allocated purchase price of $199.4 million.

The following table presents certain information relating to the Shearer’s Industrial Portfolio Properties:

Shearer’s Industrial Portfolio Properties Summary
Property Name – Location	Year Built / Renovated	Total NRA (SF)	Property Sub-Type	Allocated Whole Loan Balance(1)	Allocated Whole Loan Balance PSF(1)	% of Total Balance	As-Is Appraised Value	Cut-off Date LTV Ratio(1)	UW NCF(1)	% Total UW NCF
800 Northwest 4th Street – Perham, MN	1970 / 2016	515,972	Manufacturing / Warehouse	$23,539,804	$45.62	17.1%	$37,500,000	62.8%	$1,817,092	17.1%
4100 Millennium Boulevard Southeast – Maddillon, OH	2009 / 2020	171,390	Manufacturing	$22,472,666	$131.12	16.3%	$35,800,000	62.8%	$1,786,111	16.9%
3000 East Mount Pleasant Street – Burlington, IA	1946; 1978 / 2017	444,618	Manufacturing / Warehouse	$20,275,618	$45.60	14.7%	$32,300,000	62.8%	$1,565,805	14.8%
7330 West Sherman Street – Phoenix, AZ	2009 / NAP	207,222	Warehouse / Distribution	$17,827,478	$86.03	13.0%	$28,400,000	62.8%	$1,206,357	11.4%
821 Route 97 – Waterford, PA	1965; 2022 / 2018	221,876	Manufacturing / Warehouse	$15,191,020	$68.47	11.0%	$24,200,000(2)	62.8%	$1,189,608	11.2%
3200 Northern Cross Boulevard – Fort Worth, TX	1993 / 2020	121,253	Warehouse / Distribution	$13,810,018	$113.89	10.0%	$22,000,000	62.8%	$1,096,297	10.3%
3636 Medallion Avenue – Newport, AR	1968 / 2004	278,553	Manufacturing / Warehouse	$13,684,473	$49.13	9.9%	$21,800,000	62.8%	$1,109,104	10.5%
692 Wabash Avenue North – Brewster, OH	1969 / 2017	141,878	Manufacturing / Warehouse	$5,649,553	$39.82	4.1%	$9,000,000	62.8%	$434,389	4.1%
225 Commonwealth Avenue Extension – Bristol, VA	1965 / NAP	104,203	Warehouse / Distribution	$5,147,370	$49.40	3.7%	$8,100,000	63.5%	$390,936	3.7%
Total/Weighted Average		2,206,965		$137,598,000	$62.35	100.0%	$219,100,000	62.8%	$10,595,698	100.0%

(1)	The Allocated Whole Loan Balance and Allocated Whole Loan Balance PSF, Appraised Value, Cut-off Date LTV Ratio and UW NCF represent the total amounts of the Shearer’s Industrial Portfolio Whole Loan.

(2)	Represents the hypothetical market value “As-If Complete”, which assumes the contemplated expansion is completed. All funds related to the expansion were reserved at loan closing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Major Tenant.

Shearer’s Foods. (NR/B2/B-: F/M/S&P; 2,206,965 SF; 100.0% of NRA; 100.0% of underwritten base rent; February 28, 2042 lease expiration) – Officially founded in 1974, Shearer’s Foods traces its roots back to the early 1900’s when William Shearer opened a family grocery store in Canton, Ohio called Shearer’s Market. Since its inception, Shearer’s Foods has expanded through a series of acquisitions and expansions. Shearer’s is headquartered in Massillon, Ohio and is a contract manufacturer and private label supplier to the snack industry in North America. Shearer’s Foods is known for producing salty snacks, cookies, and crackers. The company’s largest customers are Walmart and Frito-Lay, which have been customers for 31 years and over 20 years, respectively. The Shearer’s Foods Industrial Portfolio Properties generated $1.05 billion in net sales in the 2021 fiscal year and comprise nine of the company’s 11 properties.

At loan origination, all nine facilities comprising the Shearer’s Industrial Portfolio Properties commenced an absolute NNN unitary master lease with Shearer’s Foods, a subsidiary of Chip Holdings, LLC, which guarantees the lease. The lease has an initial term of 20 years and five, five-year renewal options, for a fully extended term of 45 years, and contains no termination options (outside of casualty and condemnation). For the first 10 years, the rent will escalate by 2.0% annually, followed by 1.5% annual escalations for the next 10 years.

The following table presents certain information relating to the tenancy at the Shearer’s Industrial Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)(1)	Lease Expiration	Renewal Options	Term. Options
Shearer’s Foods	NR/B2/B-	2,206,965	100.0%	$12,134,938	100.0%	$5.50	2/28/2042	5, 5-yrs.	N
Subtotal/Wtd. Avg.		2,206,965	100.0%	$12,134,938	100.0%	$5.50

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,206,965	100.0%	$12,134,938	100.0%	$5.50

(1)	The Annual UW Rent and Annual UW Rent PSF shown above include rent steps through March 2023 totaling $237,939.

The following table presents certain information relating to the lease rollover schedule at the Shearer’s Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling(2)	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
Thereafter	1	2,206,965	$5.50	100.0%	100.0%	$12,134,938	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,206,965	$5.50	100.0%		$12,134,938	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The SF Rolling includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is expected to be completed by August 2022, with all related funds to complete the expansion reserved upfront.

COVID-19 Update. As of March 30, 2022, the Shearer’s Industrial Portfolio Properties are open and operating. The first payment date for the Shearer’s Industrial Portfolio Whole Loan was April 6, 2022 and the loan is current as of such date. There are no outstanding rent relief requests or modifications.

The Markets. The Shearer’s Industrial Portfolio consists of nine properties in eight states. The following highlights the five largest markets by allocated loan amount:

Cleveland, OH (20.4% of the allocated loan amount): The Cleveland industrial market has approximately 541.4 million square feet of industrial space and an average rent of $4.33 PSF with vacancy of 4.4%, as of fourth quarter of 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Fargo, ND-MN (17.1% of the allocated loan amount): The Fargo industrial market has approximately 13.6 million square feet of industrial space and an average rent of $7.47 PSF with vacancy of 3.9%, as of fourth quarter of 2021.

Davenport, IA (14.7% of the allocated loan amount): The Davenport industrial market has approximately 43.5 million square feet of industrial space and an average rent of $4.04 PSF with vacancy of 2.2%, as of fourth quarter of 2021.

Phoenix, AZ (13.0% of the allocated loan amount): The Phoenix industrial market has approximately 354.1 million square feet of industrial space and an average rent of $7.69 PSF with vacancy of 4.6% as of fourth quarter of 2021.

Erie, PA (11.0% of the allocated loan amount): The Erie industrial market currently has approximately 26.2 million square feet of industrial space and an average rent of $4.00 PSF with vacancy of 2.4% as of fourth quarter of 2021.

The following table presents certain local demographic data related to the Shearer’s Industrial Portfolio Properties:

Demographic Data Summary
Property Name – Location	2021 Population (within 1-mi. / 3-mi. / 5-mi. Radius)	2021 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
800 Northwest 4th Street – Perham, MN	3,377 / 4,327 / 5,257	$69,451 / $73,384 / $76,946
4100 Millennium Boulevard Southeast – Massillon, OH	758 / 16,539 / 64,864	$66,244 / $63,692 / $64,401
3000 East Mount Pleasant Street – Burlington, IA	3,714 / 21,500 / 30,999	$67,766 / $63,746 / $65,307
7330 West Sherman Street – Phoenix AZ	1,071 / 105,987 / 319,457	$58,509 / $64,976 / $64,311
821 Route 97 – Waterford, PA	83 / 7,220 / 32,538	$81,062 / $70,172 / $74,698
3200 Northern Cross Boulevard – Fort Worth, TX	4,334 / 99,981 / 269,854	$71,603 / $75,820 / $80,858
3636 Medallion Avenue – Newport, AR	2,121 / 2,319 / 7,383	$41,595 / $47,470 / $57,801
692 Wabash Avenue North – Brewster, OH	1,264 / 5,024 / 16,107	$65,986 / $76,584 / $73,691
225 Commonwealth Avenue Extension – Bristol, VA	3,954 / 28,773 / 51,120	$54,484 / $52,148 / $59,824

Source: Appraisal

The following table presents the appraisal’s market rent summary for the Shearer’s Industrial Portfolio Properties:

Market Rent Summary
Property Name – Location	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type (Reim- bursements)	Rent Increase Projection	Tenant Improvements (New / Renewal Tenants) (PSF)	Leasing Commissions (New / Renewal Tenants)
800 Northwest 4th Street – Perham, MN	$4.00	10	0 mos.	NNN	1.0%-2.0% per annum	$0.25 / NAV	6.0% / NAV
4100 Millennium Boulevard Southeast – Massillon, OH	$11.50	20	0 mos.	NNN	2.0% per annum	$0.50 / $0.25	6.0% / 3.0%
3000 East Mount Pleasant Street – Burlington, IA	$4.00	20	0 mos.	NNN	0.0%-2.0% per annum	$1.00 / NAV	6.0% / NAV
7330 West Sherman Street – Phoenix AZ	$6.50	15	0 mos.	NNN	3.0% per annum	$2.00 / $1.00	6.0% / 3.0%
821 Route 97 – Waterford, PA	$5.25	10	0 mos.	NNN	2.0% per annum	$0.50 / NAV	6.0% / NAV
3200 Northern Cross Boulevard – Fort Worth, TX	$10.00	5	0 mos.	NNN	3.0% per annum	$1.00 / $0.50	6.75% / 3.0%
3636 Medallion Avenue – Newport, AR	$4.50	20	0 mos.	Absolute Net	2.0% per annum	$2.00 / $0.00	5.0% / 2.5%
692 Wabash Avenue North – Brewster, OH	$3.50	20	0 mos.	NNN	2.0% per annum	$0.50 / $0.25	6.0% / 3.0%
225 Commonwealth Avenue Extension – Bristol, VA	$4.25	NAV	0 mos.	NNN	NAV	$1.00 / NAV	6.0% / NAV

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shearer’s Industrial Portfolio:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Base Rent	$11,896,999	$5.39
Contractual Rent Steps	$237,939(2)	$0.11
Grossed Up Vacant Space	$0	$0.00
Other Income	$0	$0.00
Total Recoveries	$2,704,144	$1.23
Less Vacancy & Credit Loss	($606,747)	($0.27)
Effective Gross Income	$14,232,335	$6.45

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee(3)	$142,323	$0.06
Other Operating Expenses(4)	$2,704,144	$1.23
Total Expenses	$2,846,467	$1.29

Net Operating Income	$11,385,868	$5.16
CapEx	$348,967	$0.16
TI/LC	$44,1202	$0.20
Net Cash Flow	$10,595,698	$4.80

Occupancy %	100.0%(5)
NOI DSCR(6)	2.09x
NCF DSCR(6)	1.95x
NOI Debt Yield(6)	8.3%
NCF Debt Yield(6)	7.7%

(1)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease for all of the Shearer’s Industrial Portfolio Properties was executed with a 20-year initial term and an absolute NNN structure.

(2)	Represents rent steps through March 2023.

(3)	The Shearer’s Industrial Portfolio Properties are tenant-managed. A 1% management fee was underwritten.

(4)	Other Operating Expenses, in combination with the Management Fee, assumes a 20% total expense load.

(5)	Occupancy % is based on the in-place rent roll dated May 1, 2022. Vacancy is underwritten at 5.0%.

(6)	The debt service coverage ratios and debt yields are based on the Shearer’s Industrial Portfolio Whole Loan balance.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly tax reserves in an amount equal to 1/12 of the real property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, provided no event of default is continuing, the borrower will not be required to pay monthly tax reserves as long as the lender has received reasonably satisfactory evidence that the tenant is paying all real estate tax expenses, or the tenant is contesting the same.

Insurance – The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, provided no event of default is continuing, the borrower will not be required to pay monthly insurance reserves as long as the lender has received reasonably satisfactory evidence that the insurance requirements in the loan documents are satisfied, and the tenant is paying all insurance premiums.

Replacement Reserve – During the continuance of a Trigger Period (defined below), unless it is caused solely by a Tenant Semi-Vacancy Period (defined below), the borrower is required to fund a monthly replacement reserve in an amount equal to $27,587.

Leasing Reserve – During the continuance of a Trigger Period, unless it is caused solely by a Tenant Semi-Vacancy Period, the borrower is required to fund a monthly tenant improvement and leasing commission reserve in an amount equal to $183,914.

Shearer Expansion Allowance – The loan documents require an upfront reserve of $12,243,079 in connection with the expected expansion of the 821 Route 97 property, which is expected to increase the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is the tenant’s responsibility and the expansion is expected to be completed by August 2022.

Lockbox and Cash Management. The Shearer’s Industrial Portfolio Whole Loan requires a hard lockbox and in-place cash management. The borrower is required to cause all rents to be deposited directly into the lockbox account, and all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept periodically into a cash management account and, provided no event of default under the loan documents has occurred, prior to a Trigger Period, or during a Trigger Period caused soled by a Tenant Semi-Vacancy Period, any funds remaining in the cash management account after the payment priorities set forth in the Shearer’s Industrial

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial - Various	Loan #10	Cut-off Date Balance:	$41,279,400
Various	Shearer’s Industrial Portfolio	Cut-off Date LTV:	62.8%
Various, Various		UW NCF DSCR:	1.95x
		UW NOI Debt Yield:	8.3%

Portfolio Whole Loan documents will be transferred to the borrower. Provided however, that during the continuance of a Trigger Period that is continuing solely as a result of a Tenant Semi-Vacancy Period, the borrower is required to fund an excess cash flow reserve monthly, as additional collateral for the Shearer’s Industrial Portfolio Whole Loan, in an amount equal to 1/12 of the product of (x) $0.50 multiplied by (y) the number of leasable square feet under the lease that is no longer in regular use, has been vacated or for which the tenant has ceased to occupy. During a Trigger Period, excluding one caused solely by a Tenant Semi-Vacancy Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in the Shearer’s Industrial Portfolio Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Shearer’s Industrial Portfolio Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default by the borrower under the lease which is reasonably expected to lead to the termination of the lease in its entirety;

(ii)	a bankruptcy or similar insolvency proceeding of the tenant, unless the lease has been affirmed;

(iii)	the termination, cancellation or surrender of the lease prior to its scheduled expiration;

(iv)	a Tenant Semi-Vacancy Period (as defined below);

(v)	a Tenant Full-Vacancy Period (as defined below); or

(vi)	the net operating income debt yield is less than 7.3%, tested quarterly.

A “Tenant Semi-Vacancy Period” means any period in which the tenant is not occupying at least 35%, but not more than 50%, of the leasable area at all of the Shearer’s Industrial Portfolio Properties, collectively, for a period of 90 consecutive days, or 150 days within a 12-month period. The calculation excludes any square footage that is unrentable because of the performance of any alteration, equipment installment, or accession or retooling, permitted under the Shearer’s Industrial Portfolio Whole Loan documents, including the expansion of the 821 Route 97 property.

A “Tenant Full-Vacancy Period” means any period in which the tenant is not occupying at least 50% of the leasable area at all of the Shearer’s Industrial Portfolio Properties, collectively, for a period of 90 consecutive days, or 150 days within a 12-month period. The calculation excludes any square footage that is unrentable because of the performance of any alteration, equipment installment, or accession or retooling, permitted under the Shearer’s Industrial Portfolio Whole Loan documents, including the expansion of the 821 Route 97 property. During the continuance of a Tenant Full-Vacancy Period, the borrower is required to deliver to the lender a letter of credit from the tenant in an amount equal to the basic rent payable under the lease for the 18-month period following the date of determination.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the bankruptcy proceeding has been resolved or the lease has been affirmed;

●	with regard to clause (iv) the Tenant Semi-Vacancy Period is no longer continuing;

●	with regard to clause (v), the Tenant Full-Vacancy Period is no longer continuing; and

●	with regard to clause (vi), the net operating income debt yield being greater than or equal to 7.3% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Shearer’s Industrial Portfolio Properties also secure the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $96,318,600. The Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Shearer’s Industrial Portfolio Mortgage Loan. The Shearer’s Industrial Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Shearer’s Industrial Portfolio Mortgage Loan and the Shearer’s Industrial Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Shearer’s Industrial Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Letter of Credit. Not permitted, other than with respect to a Tenant Full-Vacancy Period as set forth above.

Release of Property. Not permitted.

Right of First Refusal/Right of First Offer. None.

Terrorism Insurance. The Shearer’s Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shearer’s Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 11 – Village Green East Apartments

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	WFB	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/S&P):	NR/NR/NR	Location:	Janesville, WI 53546
Original Balance:	$28,150,000	General Property Type:	Multifamily
Cut-off Date Balance:	$28,150,000	Detailed Property Type:	Garden
% of Initial Pool Balance:	2.4%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1973; 1978/2016
Borrower Sponsor:	J. Peter Jungbacker	Size:	406 Units
Guarantor:	J. Peter Jungbacker	Cut-off Date Balance per Unit:	$69,335
Mortgage Rate:	4.553%	Maturity Date Balance per Unit:	$60,164
Note Date:	2/9/2022	Property Manager:	Olympic Realty Corp.
First Payment Date:	3/11/2022
Maturity Date:	2/11/2032	Underwriting and Financial Information(2)
Original Term to Maturity:	120 months	UW NOI:	$2,261,919
Original Amortization Term:	360 months	UW NOI Debt Yield:	8.0%
IO Period:	30 months	UW NOI Debt Yield at Maturity:	9.3%
Seasoning:	3 months	UW NCF DSCR:	1.25x
Prepayment Provisions:	L(27),D(88),O(5)	Most Recent NOI:	$2,105,673 (2/28/2022 TTM)
Lockbox/Cash Mgmt Status:	Springing	2nd Most Recent NOI:	$2,006,105 (12/31/2020)
Additional Debt Type:	No	3rd Most Recent NOI:	$1,943,214 (12/31/2019)
Additional Debt Balance:	NAP	Most Recent Occupancy:	95.1% (2/28/2022)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent Occupancy:	94.0% (12/31/2020)
Reserves	3rd Most Recent Occupancy:	89.0% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$40,700,000 (1/7/2022)
RE Taxes:	$46,055	$46,055	NAP	Appraised Value per Unit:	$100,246
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	69.2%
Replacement Reserve:	$0	$8,459	NAP	Maturity Date LTV Ratio:	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,150,000	100.0%	Loan Payoff(3):	$25,948,786	92.2%
			Closing Costs:	$357,397	1.3%
			Return of Equity:	$1,797,762	6.4%
			Reserves:	$46,055	0.2%
Total Sources:	$28,150,000	100.0%	Total Uses:	$28,150,000	100.0%

(1)	The Village Green East Apartments Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with written evidence that all required insurance coverages are being maintained in full force and effect, and (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums at least 10 business days prior to the expiration of the policy.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Village Green East Apartments Mortgage Loan more severely than assumed in the underwriting of the Village Green East Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	The Loan Payoff includes the defeasance (and corresponding costs) of a prior loan secured by the Village Green East Apartments Property (as defined below) that was securitized in the COMM 2015-CCRE25 securitization trust.

The Mortgage Loan. The eleventh largest mortgage loan (the “Village Green East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,150,000. The Village Green East Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Janesville, Wisconsin (the “Village Green East Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Village Green East Apartments, LLC, a single-purpose Wisconsin limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is J. Peter Jungbacker. Mr. Jungbacker is a managing member of Alexander & Bishop Real Estate Capital Markets LLC (“Alexander & Bishop”), a real estate development, management, and investment banking company. Alexander & Bishop and its affiliates have developed over 3 million SF of shopping centers, office buildings, and multi-family apartment communities. Affiliates of Mr. Jungbacker have previously filed for Chapter 11 bankruptcy protections. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$28,150,000
3121 Village Court	Village Green East Apartments	Cut-off Date LTV:	69.2%
Janesville, WI 53546		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The Property. The Village Green East Apartments Property is a 406-unit garden multifamily apartment complex located in Janesville, Rock County, Wisconsin, totaling 318,599 SF situated on a 23.3-acre site and includes 26 one to two-story apartment buildings and 631 parking spaces (1.6 per unit).

The Village Green East Apartments Property was built in two phases in 1973 and 1978. The Village Green East Apartments Property has undergone renovations in 2012-2013 and 2016 with the borrower sponsor investing approximately $7.1 million (approximately $17,600/unit) since 2012. The renovations included upgrades to flooring, appliances, cabinets, lighting, roofs, siding, windows, and improvements to the boiler system. The apartment unit mix comprises one-, two- and three-bedroom units ranging in size from 621 – 1,500 SF with an average of 785 SF. As of February 28, 2022, the Village Green East Apartments Property is currently 95.1% occupied at an average contract rent of $839 per unit per month. Each unit generally features air conditioning, a balcony or patio, ceiling fans, fire/smoke detector and kitchens with an electric oven/range combination, garbage disposal dishwasher, microwave and refrigerator. Building amenities include a clubhouse, common laundry (in each building’s basement), exterior lighting, on-site manager, swimming pool, surface parking and a security patrol.

The borrower sponsor entered into a Land Use Restriction Agreement (“LURA”) with the Wisconsin Housing and Economic Development Authority (“WHEDA”) in April 2012 in connection with obtaining tax-exempt bond financing for the Village Green East Apartments Property. Until its expiration in April 2027, the LURA requires that 82 of the Village Green East Apartments Property’s 406 total units be designated as affordable housing units and set aside for residents whose income does not exceed 60.0% of the Rock County, Wisconsin median income. Further, the affordable housing units are rent-restricted, and the borrower sponsor is obligated to provide compliance-related documentation to the WHEDA, including tenant income information. The borrower sponsor repaid the tax-exempt bond financing in 2015. Further, the Village Green East Apartments Mortgage Loan is structured with springing recourse in the event of any losses associated with any enforcement action or default under the LURA.

The table below shows the residential apartment unit mix at the Village Green East Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
One Bedroom	185	181	97.8%	624	$776	$1.24
Two Bedroom	213	197	92.5%	897	$879	$0.98
Three Bedroom	8	8	100.0%	1,500	$1,191	$0.79
Total/Weighted Average	406	386	95.1%	785	$839	$1.07

Source: Underwritten rent roll dated February 28, 2022.

(1)	The Three Bedroom units are the only units with rents that would not be deemed to be affordable unit rents under the terms of the LURA; however, the borrower is only obligated to operate 82 units under the terms of the LURA.

The Market. The Village Green East Apartments Property is located in Janesville, Rock County, Wisconsin in the Janesville multifamily submarket of the Janesville-Beloit, WI multifamily market. The on-ramp for Interstate 90 (which provides access eastbound to Chicago, Illinois and westbound to Madison, Wisconsin) is situated approximately 1.4 miles northwest of the Village Green East Apartments Property. According to the appraisal, the other major thoroughfares in the immediate vicinity include Interstate 39, U.S. Route 14 and State Route 26, which are all within two miles of the Village Green East Apartments Property. The retail corridor along State Route 26 located approximately 2.4 to 2.7 miles northwest of the Village Green East Apartments Property includes Target, Kohl’s, Woodman’s Food Market, Dick’s Sporting Goods, Ulta Beauty, GameStop, UPS, FedEx and Hobby Lobby.

Within Rock County, the principal employers are spread throughout sectors including healthcare and education. According to the appraisal, the largest employer in Rock County is Mercy Health System, a non-profit hospital with 2,635 employees. The Janesville and Beloit School Districts employ 1,515 and 1,199 people, respectively.

According to a third party market research provider, as of March 28, 2022, the vacancy rate in the Janesville multifamily submarket was approximately 3.1%, with average asking rents of $890 per unit and inventory of approximately 2,688 units. Vacancy has averaged 4.8% from 2010 to 2021, with a high of 6.5% in 2010. Additionally, no units are under construction or expected to be delivered in the next eight calendar quarters. According to a third party market research provider, the estimated 2021 population within a one-, three- and five-mile radius of the Village Green East Apartments Property was 11,165, 42,724 and 68,065, respectively. The estimated 2021 average household income within the same radii was $66,560, $73,275 and $74,673, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$28,150,000
3121 Village Court	Village Green East Apartments	Cut-off Date LTV:	69.2%
Janesville, WI 53546		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable multifamily rental properties to the Village Green East Apartments Property:

Comparable Rental Properties(1)
Property	Year Built	# of Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
Village Green East Apartments Property(2) Janesville, WI	1973; 1978	406	1BR 2BR 3BR	624 897 1,500	$776 $879 $1,191	$1.24 $0.98 $0.79
Morningside Apartments Janesville, WI	1993	75	1BR 2BR	756 943	$700 $759	$0.93 $0.80
Woodsview Apartments at Park Place Janesville, WI	2001	270	1BR 2BR	864 1,765	$985 $1,255	$1.14 $0.71
Diamond Ridge Apartments Janesville, WI	2020	115	1BR 2BR 3BR	765 1,010 1,325	$975 $1,225 $1,590	$1.27 $1.21 $1.20
Palmer House Apartments Janesville, WI	1992	109	1BR 2BR	777 1,049	$667 $779	$0.86 $0.74
Badgerland Apartments Janesville, WI	1998	120	1BR 2BR	1,200 1,023	$850 $916	$0.71 $0.90

Source: Appraisal, unless otherwise indicated.

(1)	The comparables do not include affordable housing units.

(2)	Based on the underwritten rent roll dated February 28, 2022.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Village Green East Apartments Property:

Market Rent Summary
Unit Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
One Bedroom	185	624	$776	$1.24	$800	$1.22
Two Bedroom	213	897	$879	$0.98	$903	$0.88
Three Bedroom	8	1,500	$1,191	$0.79	$1,200	$0.80

(1)	Based on the underwritten rent roll dated February 28, 2022.

(2)	Based on the appraisal. The market rents averages do not contemplate affordable housing units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Village Green East Apartments Property:

Cash Flow Analysis
	2019	2020	2021	2/28/2022 TTM	UW	UW per Unit
Gross Potential Rent(1)	$3,808,421	$3,908,607	$3,973,730	$4,003,303	$4,088,712	$10,070.72
Other Income(2)	$131,952	$139,488	$187,986	$196,190	$196,190	$483.23
Discounts Concessions	($42,481)	($45,893)	($19,565)	($18,225)	($18,225)	($44.89)
Vacancy & Credit Loss	($324,445)	($391,105)	($284,291)	($284,417)	($215,026)(3)	($529.62)
Effective Gross Income	$3,573,448	$3,611,098	$3,857,860	$3,896,852	$4,051,652	$9,979.44

Real Estate Taxes	$518,894	$541,693	$578,344	$584,825	$578,444	$1,424.74
Insurance	$97,920	$87,632	$86,171	$85,879	$86,171	$212.24
Other Expenses	$1,013,419	$975,668	$1,116,996	$1,120,474	$1,125,118	$2,771.23
Total Expenses	$1,630,234	$1,604,993	$1,781,512	$1,791,178	$1,789,733	$4,408.21

Net Operating Income	$1,943,214	$2,006,105	$2,076,348	$2,105,673	$2,261,919	$5,571.23
Capital Expenditures	$0	$0	$0	$0	$101,500	$250.00
Net Cash Flow	$1,943,214	$2,006,105	$2,076,348	$2,105,673	$2,160,419	$5,321.23

Occupancy %(1)	89.0%	94.0%	93.0%	95.1%	95.0%
NOI DSCR	1.13x	1.16x	1.21x	1.22x	1.31x
NCF DSCR	1.13x	1.16x	1.21x	1.22x	1.25x
NOI Debt Yield	6.9%	7.1%	7.4%	7.5%	8.0%
NCF Debt Yield	6.9%	7.1%	7.4%	7.5%	7.7%

(1)	UW Gross Potential Rent and 2/28/2022 TTM Occupancy % are based on the underwritten rent roll dated February 28, 2022.

(2)	Other Income includes laundry income, application fees, late fees, pet fees, forfeited security deposits, cleaning fees, damage fees and month-to-month leases.

(3)	UW Vacancy & Credit Loss includes $204,436 attributable to vacancy (5.0% of the Gross Potential Rent) and $10,590 of collection loss.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – 980 Jolly Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/S&P):	NR/NR/NR			Location:	Blue Bell, PA 19422
Original Balance:	$24,750,000			General Property Type:	Office
Cut-off Date Balance:	$24,750,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1984/2019
Borrower Sponsor:	LMHT Capital, LLC			Size:	149,115 SF
Guarantors:	T. William Lingo and Douglas A.			Cut-off Date Balance PSF:	$166
	Motley			Maturity Date Balance PSF:	$166
Mortgage Rate:	3.6320%			Property Manager:	Kairos Property Services, LLC
Note Date:	1/21/2022
First Payment Date:	3/11/2022
Maturity Date:	2/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months
Prepayment Provisions:	L(27),D(89),O(4)
Lockbox/Cash Mgmt Status:	Soft/Springing
Additional Debt Type:	No
Additional Debt Balance:	NAP			Underwriting and Financial Information(6)
Future Debt Permitted (Type):	No (NAP)			UW NOI(7):	$2,417,152
Reserves				UW NOI Debt Yield:	9.8%
Type	Initial	Monthly	Cap	UW NOI Debt Yield at Maturity:	9.8%
RE Taxes:	$41,553	$8,311	NAP	UW NCF DSCR:	2.46x
Insurance:	$3,671	$3,674	NAP	Most Recent NOI(7):	NAV
Replacement Reserve:	$0	$2,487	$170,000	2nd Most Recent NOI(7):	NAV
Leasing Reserve:	$0	$12,426	NAP	3rd Most Recent NOI(7):	NAV
Elevate Holdover Reserve Funds(1):	$0	Springing	NAP	Most Recent Occupancy(8):	86.2% (9/30/2021)
Rent Concession and				2nd Most Recent Occupancy(7):	NAV
Reimbursement Reserve Funds(2):	$1,491,069	$0	NAP	3rd Most Recent Occupancy(7):	NAV
Gap Rent Reserve(3):	$328,042	$0	NAP	Appraised Value (as of)(9):	$36,500,000 (12/3/2021)
Existing TI/LC Reserve:	$2,591,868	$0	NAP	Appraised Value PSF(9):	$245
HUB Last Mile Credit Reserve(4):	$20,000	$0	NAP	Cut-off Date LTV Ratio(9):	67.8%
Prepaid Rent Reserve(5):	$67,835	$0	NAP	Maturity Date LTV Ratio(9):	67.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Mortgage Loan amount	$24,750,000	59.1%	Purchase Price(10)	$36,500,000	87.2%
Borrower Equity	$12,254,757	29.3%	Closing costs	$830,463	2.0%
Seller Credits	$4,869,745	11.6%	Upfront Reserves	$4,544,038	10.9%
Total Sources:	$41,874,502	100.0%	Total Uses:	$41,874,502	100.0%

(1)	If the borrower fails to deliver, and/or the tenant Elevate Healthcare Marketing (“Elevate”) has not accepted occupancy and/or possession of its space, by June 1, 2022, the borrower will deposit with the lender $18,000, to be released so long as there is no event of default and the lender has received evidence that the tenant is in occupancy and/or possession of its space.

(2)	The Rent Concession and Reimbursement Reserve is related to free rent due under existing leases with Elevate, Henkels & McCoy Group, LLC (“Henkels & McCoy”), and Fox Rothschild, LLP, to be disbursed in accordance with the loan documents.

(3)	The Gap Rent Reserve represents 125% of the gap rent between loan closing and the estimated lease start dates for Elevate, Henkels & McCoy, and Fox Rothschild, LLP, to be disbursed in accordance with the loan documents.

(4)	The Hub Last Mile Credit represents a landlord obligation to provide up to $20,000 to assist tenant in reimbursing its employees for certain ride-sharing commuting costs.

(5)	The Prepaid Rent Reserve represents prepaid rent under existing leases at the 980 Jolly Road Property (defined below), for Elevate and Fox Rothschild, LLP. The funds will be released when the lender has received an updated tenant estoppel confirming that no further free rent is owned to the tenant and that the tenant is in occupancy, conducting business in its space, and is paying full unabated rent.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the 980 Jolly Road Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(7)	The seller purchased the 980 Jolly Road Property vacant in 2017, after Aetna vacated the building in 2016. The seller implemented a $5.2 million renovation plan. Given the renovation and significant vacancy from 2017-2021, historical operating information and historical occupancy is limited.

(8)	The Most Recent Occupancy includes one tenant, Elevate, representing 6.9% of the net rentable area, that is not yet in occupancy of its space, and which is expected to take occupancy by June 1, 2022.

(9)	The appraised value represents the Hypothetical As-Is value, which assumes tenants with signed leases are in occupancy, paying full rent and all leasing costs have been paid. The As-Is appraised value of the 980 Jolly Road Property is $31,200,000 which represents a 79.3% Cut-off Date LTV Ratio and Maturity Date LTV Ratio.

(10)	The Purchase Price includes $4,869,745 in seller credits.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The Mortgage Loan. The twelfth largest mortgage loan (the “980 Jolly Road Mortgage Loan”) is evidenced by a single promissory note and secured by the first priority fee interest encumbering a multi-tenant office property totaling 149,115 square feet located in Blue Bell, Pennsylvania (the “980 Jolly Road Property”).

The Borrower and the Borrower Sponsor. The borrower is JLAM Jolly Office Property, LLC a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 980 Jolly Road Mortgage Loan. The borrower sponsor is LMHT Capital, LLC and the nonrecourse carveout guarantors are T. William Lingo and Douglas A. Motley.

LMHT Capital, LLC is the acquisition arm of JLAM, a Rehoboth Beach, Delaware based real estate investment firm specializing in investments in middle market commercial properties. Douglas A. Motley and T. William Lingo are principals of the company.

The Property. The 980 Jolly Road Property consists of a 2-story and 4-story multi-tenant office building totaling 149,115 square feet, located in Blue Bell, Pennsylvania. Built in 1984, the property previously served as the regional headquarters for Aetna Insurance until it vacated in 2016. The seller purchased the 980 Jolly Road Property vacant in 2017 and implemented a $5.2 million renovation plan consisting of a new lobby, renovated common areas including conference and meeting rooms, a fitness center, food and cafeteria amenity and renovated restrooms. The 980 Jolly Road Property is situated on a 10.4-acre site and has the use of an additional 11-acre parcel via a prepaid easement agreement that runs through March 2116. The additional parcel is currently used as parking and provides 386 parking spaces, resulting in a total of 736 parking spaces for the 980 Jolly Road Property, representing a parking ratio of 4.94 spaces per 1,000 square feet. As of September 30, 2021, the 980 Jolly Road Property is 86.2% leased to six tenants. One tenant, Elevate, representing 6.9% of the net rentable area, has not yet taken occupancy. The tenant is expected to take occupancy by June 1, 2022 and all leasing costs are reserved upfront.

Major Tenants.

Brightview Landscapes, LLC (NR/B1/B+: F/M/S&P; 55,905 square feet; 37.5% of NRA; 44.1% of underwritten base rent; 3/31/2032 lease expiration). Brightview Landscapes, LLC (“Brightview”) is a commercial landscaping company. Brightview dates back to 1939, and currently offers services for the entire landscape lifecycle including design, development, and maintenance. The company has approximately 21,500 employees and its clients include corporate, commercial, homeowner’s associations, public parks, resorts, golf courses, educational facilities and healthcare facilities. Brightview has been a tenant since 2019 and has one, 10-year renewal option remaining.

Henkels & McCoy Group, LLC (28,268 square feet; 19.0% of NRA; 21.4% of underwritten base rent; 2/28/2033 lease expiration) – Founded in 1923, Henkels & McCoy Group, LLC (“Henkels & McCoy”) is a privately held infrastructure construction, design, and engineering contractor connecting utility infrastructure networks. The company focuses on the power, oil and gas, gas distribution, and communications markets and is headquartered across the street from the 980 Jolly Road Property at 985 Jolly Road. The tenant’s lease commenced in February 2022 and it has one, 10-year renewal option. The tenant is currently in a 12-month free rent period, all of which was reserved upfront.

Fox Rothschild LLP (19,835 square feet; 13.3% of NRA; 15.3% of underwritten base rent; 3/31/2033 lease expiration) – Fox Rothschild LLP is a law firm with 950 lawyers across 28 offices throughout the United States. The tenant’s lease commenced on April 1, 2022, and has two, 5-year renewal options. Additionally, the tenant has a one-time right to terminate its lease effective after the expiration of the 96th month (March 31, 2030), provided that the tenant provides 12 months written notice, pays a termination fee equal to $681,604 ($34.36 PSF) with 50% of the termination payment paid when the tenant provides notice of termination and the remaining 50% paid on or before the termination date, and the tenant continues to pay all monthly rent through the termination date. The tenant is currently in a 12-month free rent period, all of which was reserved upfront.

The following table presents certain information relating to the tenancy at the 980 Jolly Road Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Brightview	NR/B1/B+	55,905	37.5%	$1,515,548	44.1%	$27.11	N	3/31/2032	1 x 10 yr
Henkels & McCoy(2)	NR/NR/NR	28,268	19.0%	$734,968	21.4%	$26.00	N	2/28/2033	1 x 10 yr
Fox Rothschild LLP(3)	NR/NR/NR	19,835	13.3%	$525,628	15.3%	$26.50	Y(4)	3/31/2033	2 x 5 yr
Total/Wtd. Avg.		104,008	69.8%	$2,776,143	80.8%	$26.69

Non-Major Tenants(5)		24,491	16.4%	$661,623	19.2%	$27.01
Occupied Collateral Total		128,499	86.2%	$3,437,766	100.0%	$26.75
Vacant Space		20,616	13.8%
Total/Wtd. Avg.		149,115	100.0%

(1)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through April 2022 totaling $36,818.

(2)	Henkels & McCoy is currently in a 12-month free rent period, all of which was reserved upfront.

(3)	Fox Rothschild LLP is currently in a 12-month free rent period, all of which was reserved upfront.

(4)	Fox Rothschild LLP has a one-time right to terminate its lease effective after the expiration of the 96th month (March 31, 2030), provided that the tenant provides 12 months written notice, pays a termination fee equal to $681,604 ($34.36 PSF) with 50% of the termination payment paid when the tenant provides notice of termination and the remaining 50% paid on or before the termination date, and the tenant continues to pay all monthly rent through the termination date.

(5)	Non-Major Tenants includes one tenant, Elevate, representing 6.9% of the net rentable area, that is not yet in occupancy of its space. All leasing costs are reserved upfront.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the 980 Jolly Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling(3)	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	180	$19.33	0.1%	0.1%	$3,479	0.1%	0.1%
2027	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2028	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2029	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2030	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2031	1	13,972	$27.31	9.4%	9.5%	$381,575	11.1%	11.2%
2032	1(4)	55,905	$27.11	37.5%	47.0%	$1,515,548	44.1%	55.3%
2033 & Beyond	3	58,442	$26.30	39.2%	86.2%	$1,537,164	44.7%	100.0%
Vacant	0	20,616	$0.00	13.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	149,115	$26.75	100.0%		$3,437,766	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

(3)	The UW Base Rent PSF and Approx. % of Total Rent excludes vacant space.

(4)	The lease expiring includes 720 SF of storage space leased to Brightview.

COVID-19 Update. As of April 5, 2022, the 980 Jolly Road Property was fully open and operational. The borrower sponsor reported that all tenants are current on rent and there is no ongoing rent relief or modifications.

The Market. The 980 Jolly Road Property is located in Blue Bell, Pennsylvania, approximately 19 miles north of Philadelphia, Pennsylvania. The 980 Jolly Road Property is located proximate to regional transportation routes including Interstate 476 and Interstate 276 (Pennsylvania Turnpike), which are 0.20 miles and 3.0 miles from the 980 Jolly Road Property, respectively. The area is comprised mainly of office parks with major companies located in the area including Siemens, Aetna, Unisys, Signant Health, and Abington Memorial Hospital. Amenities in the area include Plymouth Meeting Mall, located approximately 2.6 miles from the 980 Jolly Road Property and anchored by Boscov’s and Macy’s and a recently added lifestyle center with a Whole Foods. This section of Interstate 476 also includes several hotels, retail uses, as well as high-rise residential uses. According to a third party research provider, within a one, three- and five-mile radius of the 980 Jolly Road Property, the 2021 average household income was approximately $144,693, $125,763, and $115,997, respectively; and within the same radii, the 2021 estimated population was 6,305, 54,914, and 162,978, respectively.

According to the appraisal, the 980 Jolly Road Property is situated within the Blue Bell/Plymouth Meeting/Fort Washington office submarket, of the greater Philadelphia office market. As of third quarter 2021, the submarket reported total inventory of approximately 12.4 million SF, with an 18.8% vacancy rate, average rent of $28.48 PSF, and no office properties under construction in the submarket. The appraisal included 11 lease comparables from five buildings ranging from $18.00 to $38.00 PSF and concluded to a market rent of $30.00 PSF, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 980 Jolly Road Property:

Market Rent Summary
	Office – 5 Yr	Office – 10 yr	Lower Level	Storage
Market Rent (PSF)	$27.00	$27.00	$25.00	$11.50
Lease Term (Years)	5	10	5	7
Lease Type (Reimbursements)	FS + Electric	FS + Electric	FS + Electric	None
Concessions (New/Renewal) (months)	4 months / 2 months	8 months / 4 months	4 months / 2 months	None
Tenant Improvement (New/Renewal)	$35.00 / $15.00	$55.00 / $25.00	$35.00 / $15.00	$0.00 / $0.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	0.0% / 0.0%

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

The table below presents certain information relating to comparable sales pertaining to the 980 Jolly Road Property identified by the appraisal:

Comparable Sales
Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Office Building (Subject) 980 Jolly Road	Blue Bell, PA	1984/2019	149,115	86.2%	Jan-22	$245
Westlakes 1055 Westlakes Drive	Berwyn, PA	1988/2015	455,183	92.0%	Nov-21	$297
Office Building 211 S. Gulph Road	King of Prussia, PA	1957/2018	102,204	97.0%	Apr-21	$252
Arborcrest 721 Arbor Way	Blue Bell, PA	1960/2018	855,600	94.0%	Dec-20	$263
Office Building 518 East Township Line Road	Blue Bell, PA	NAV/2019	123,087	80.0%	Apr-20	$202
Bay Colony Executive Park 565-595 East Swedesford Road	Wayne, PA	1984/2017	246,003	93.0%	Dec-19	$237

Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 980 Jolly Road Property:

Comparable Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	SF	Date	Term	Annual Base Rent PSF	Lease Type
Office Building (Subject) 980 Jolly Road Blue Bell, PA	1984/2019(2)	149,115(2)
Plymouth Meeting Executive Campus 610 West Germantown Pike Plymouth Meeting, PA	1986/NAP(3)	90,088(3)	Horst Krekstein LLC	5,949	Jun-2021	6.0 Yrs.	$30.50	FS+ Electric
16-18 Sentry Park West 1787 Sentry Park West Whitpain Township Blue Bell, PA	1988/2016(3)	95,583(3)	Kenney McCafferty PC	4,828	Oct-2020	5.0 Yrs.	$27.80	FS+ Electric
Blue Bell Plaza 510 East Township Line Road Blue Bell, PA	1963/2017(3)	89,500(3)	Griswold International	12,492	Aug-2020	7.0 Yrs.	$26.50	FS+ Electric
Woodlands I 785 Arbor Way Blue Bell, PA	1970/2018(3)	202,962(3)	Konica Minolta	10,641	Feb-2020	7.0 Yrs.	$32.50	FS+ Electric
Woodlands I 785 Arbor Way Blue Bell, PA	1970/2018(3)	202,962(3)	Bracket Global	105,638	Feb-2019	13.0 Yrs.	$29.50	FS+ Electric

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party research report.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,750,000
980 Jolly Road	980 Jolly Road	Cut-off Date LTV:	67.8%
Blue Bell, PA 19422		UW NCF DSCR:	2.46x
		UW NOI Debt Yield:	9.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 980 Jolly Road Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$3,437,766(2)	$23.05
Free Rent Adjustment	$0	$0.00
Grossed Up Vacant Space	$522,150	$3.50
Gross Potential Rent	$3,959,916	$26.56
Other Income	$0	$0.00
Total Recoveries	$500,688	$3.36
Net Rental Income	$4,460,604	$29.91
(Vacancy & Credit Loss)	($522,150)	($3.50)
Effective Gross Income	$3,938,454	$26.41

Real Estate Taxes	$324,350	$2.18
Insurance	$41,986	$0.28
Management Fee	$118,154	$0.79
Other Operating Expenses	$1,036,813	$6.95
Total Operating Expenses	$1,521,303	$10.20

Net Operating Income	$2,417,152	$16.21
Replacement Reserves	$23,858	$0.16
TI/LC	$149,115	$1.00
Net Cash Flow	$2,244,178	$15.05

Occupancy %	86.2%(3)
NOI DSCR	2.65x
NCF DSCR	2.46x
NOI Debt Yield	9.8%
NCF Debt Yield	9.1%

(1)	The seller purchased the 980 Jolly Road Property vacant in 2017, after Aetna vacated the building in 2016. The seller implemented a $5.2 million renovation plan. Given the renovation and significant vacancy from 2017-2021, historical operating information is limited.

(2)	The UW Base Rent and UW Base Rent PSF include contractual rent steps through April 2022 totaling $36,818. Additionally, it includes income from one tenant, representing 6.9% of net rentable area, that is not yet in occupancy of its space. The tenant is estimated to be in occupancy by June 1, 2022 and all leasing costs are reserved upfront.

(3)	The 980 Jolly Road Property is underwritten at 86.6% occupancy. As of September 30, 2021, the 980 Road Property was 86.2% leased.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Journal Squared Tower 2

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/S&P):	A (low)/BBB-sf/NR			Location:	Jersey City, NJ 07306
Original Balance(1):	$23,500,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$23,500,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021/NAP
Borrower Sponsors:	Affiliates of the Kushner Real			Size:	704 Units
	Estate Group and INDURE Build-			Cut-off Date Balance per Unit(1):	$260,653
	to-Core Fund, LLC			Maturity Balance per Unit(1):	$260,653
Guarantor:	Murray Kushner			Property Manager:	KRE Property Management Company
Mortgage Rate:	3.4900%				LLC (borrower related)
Note Date:	11/30/2021
First Payment Date:	1/11/2022
Maturity Date:	12/11/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(3)
IO Period:	120 months			UW NOI:	$22,045,994
Seasoning:	5 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	L(29),D(84),O(7)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Springing			UW NCF DSCR(1):	3.37x
Additional Debt Type(1)(2):	Pari Passu/Subordinate			Most Recent NOI(4):	NAV
Additional Debt Balance(1)(2):	$160,000,000/$166,500,000			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	98.4% (11/2/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$148,128	$74,062	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$35,746	$35,742	NAP	Appraised Value (as of):	$483,100,000 (9/1/2021)
Replacement Reserve:	$0	$14,667	NAP	Appraised Value per Unit:	$686,222
Existing TI/LC Obligations Reserve:	$559,751	$0	NAP	Cut-off Date LTV Ratio(1):	38.0%
Rent Concession Reserve:	$415,373	$0	NAP	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$183,500,000	52.4%	Loan Payoff(5):	$278,722,136	79.6%
Subordinate Loan Amount	$166,500,000	47.6%	Cash Investment in Tower III	$66,973,808	19.1%
			Upfront Reserves	$1,158,998	0.3%
			Closing Costs	$3,145,058	0.9%
Total Sources:	$350,000,000	100.0%	Total Uses:	$350,000,000	100.0%

(1)	The Journal Squared Tower 2 Mortgage Loan (as defined below) is part of the Journal Squared Tower 2 Whole Loan (as defined below). The Cut-off Date Balance Per Unit, Maturity Balance Per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Journal Squared Tower 2 Senior Loan (as defined below). See “Journal Squared Tower 2 Whole Loan Summary” table below. The Cut-off Date Balance Per Unit, Maturity Balance Per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Journal Squared Tower 2 Whole Loan are: $497,159, $497,159, 1.77x, 6.3%, 6.3%, 72.4% and 72.4%, respectively.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Journal Squared Tower 2 Whole Loan more severely than assumed in the underwriting of the Journal Squared Tower 2 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	Historical occupancies and NOI figures are not presented as the Journal Squared Tower 2 Property (as defined below) was constructed in 2021 and has been undergoing lease up.

(5)	The Journal Squared Tower 2 Whole Loan was used to repay the existing construction debt and the land loan on the Journal Squared Tower 2 Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Journal Squared Tower 2 Mortgage Loan”) is part of a whole loan (the “Journal Squared Tower 2 Whole Loan”) that is evidenced by four pari passu senior promissory notes in the aggregate original principal amount of $183,500,000 (collectively, the “Journal Squared Tower 2 Senior Loan”) and one subordinate promissory note in the original principal amount of $166,500,000 (the “Journal Squared Tower 2 Subordinate Companion Loan”). The Journal Squared Tower 2 Whole Loan was originated on November 30, 2021, by Wells Fargo Bank, National Association. The Journal Squared Tower 2 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 71-story, 704 unit luxury residential tower in Jersey City, New Jersey (the “Journal Squared Tower 2 Property”). The Journal Squared Tower 2 Mortgage Loan is evidenced by the $23,500,000 non-controlling promissory Note A-4. As shown in the “Journal Squared Tower 2 Whole Loan Summary” table below, one senior promissory note and the Journal Squared Tower 2 Subordinate Companion Loan, in the original aggregate principal amount of $216,500,000 were contributed to the WFCM 2022-JS2 securitization trust and two senior promissory notes in the original aggregate principal amount of $110,000,000 were contributed to the BANK 2022-BNK40 securitization trust. The Journal Squared Tower 2 Whole Loan is being serviced pursuant to the trust and servicing agreement for the WFCM 2022-JS2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Journal Squared Tower 2 Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

Journal Squared Tower 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Journal Squared Tower 2 Senior Loan
A-1	$50,000,000	$50,000,000	WFCM 2022-JS2	Yes
A-2	$55,000,000	$55,000,000	BANK 2022-BNK40	No
A-3	$55,000,000	$55,000,000	BANK 2022-BNK40	No
A-4	$23,500,000	$23,500,000	BANK 2022-BNK41	No
Total (Senior Loan)	$183,500,000	$183,500,000
Journal Squared Tower 2 Subordinate Companion Loan B	$166,500,000	$166,500,000	WFCM 2022-JS2	No
Total (Whole Loan)	$350,000,000	$350,000,000

The Borrower and the Borrower Sponsors. The borrower is Journal Square II Urban Renewal LLC, a New Jersey limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Journal Squared Tower 2 Whole Loan. The borrower sponsors are entities controlled by affiliates of the Kushner Real Estate Group (the “KRE Group”) and INDURE Build-to-Core Fund, LLC and the non-recourse carveout guarantor under the Journal Squared Tower 2 Whole Loan is Murray Kushner.

The KRE Group is a New Jersey real estate development and management company founded in 1979 by Murray Kushner. The KRE Group has developed, owns, and manages over six million square feet of commercial, retail and industrial property and owns over 9,000 apartments, while employing over 300 full-time employees. In addition, the KRE Group has several thousand additional residential units in its development pipeline, more than 3,000 of which are in Jersey City alone. Murray Kushner has been a real estate investor and developer for more than 40 years and is Chairman of the KRE Group, the successor company to SK Properties.

The Property. The Journal Squared Tower 2 Property is a 71-story, luxury residential tower containing 704 units, 17,500 square feet of ground floor retail space and an in-building 351-space parking garage situated in Jersey City, New Jersey. According to the appraisal, residents have access to approximately 70,000 square feet of amenities spread across three floors at the Journal Squared Tower 2 Property, including a 68th-floor sky lounge with unobstructed views of the Manhattan skyline, two outdoor pools and sundecks with barbecue grills and fire pits, two fitness centers, yoga studio, climbing wall, library, screening room, a kids’ playroom, and multiple lounges and co-working spaces. Unit finishes include hardwood flooring, two-pipe central air conditioning and heating and in-home full-sized washer/dryers. Kitchens feature modern cabinetry and stainless steel appliances, inclusive of refrigerator, range, microwave and dishwasher.

The Journal Squared Tower 2 Property is the second phase of the borrower sponsor’s three phase Journal Squared development. Journal Squared Tower 1 (“Phase 1” or “Tower 1”) was completed in mid-March 2017 and consists of 538 units, and Journal Squared Tower 3 (“Phase 3” or “Tower 3”) is expected to have 598 units and broke ground in the beginning of October 2021. The borrower sponsor has completed its initial lease up and the Journal Squared Tower 2 Property, as of the November 2, 2021 rent roll, is 98.4% leased with eleven units being marketed (including three model units and one administrative unit). The Journal Squared Tower 2 Property also includes 17,500 square feet of commercial space that is currently 53.6% leased to one tenant (Food Story) with the remaining 8,119 square feet of space currently being marketed for lease.

In 2013, the City of Jersey City granted an affiliate of the sponsor three financial agreements for tax abatements and redevelopment bonds, one for each of the Journal Squared developments. The PILOT agreement with respect to Tower 2 (the ‘‘JS2 PILOT’’) allowed for the multi-year construction period with the first full year of service charge payments in lieu of taxes (“Annual Service Charges”) due under the JS2 PILOT beginning in 2022. Based on the JS2 PILOT, the Annual Service Charges’ are on a schedule for approximately 22 years through 2043. Annual Service Charges under the JS2 PILOT in the first 10 years are $787 per unit, or $554,048 annually (plus a current $290,726 pledged annual service charge for an estimated total of $844,774, which such total is expected to be adjusted upon the completion of Tower 3). Step-ups of Annual Service Charges are scheduled to occur in 2032 (to $1,000 per unit, plus a pledged annual service charge that is expected to be determined after completion of Tower 3) and 2037 (to $2,300 per unit, plus a pledged annual service charge that is expected to be determined after completion of Tower 3), and then are scheduled to be 10.0% of gross revenue (plus a pledged annual service charge that is expected to be determined after completion of Tower 3) from 2044 until the expiration of the JS2 PILOT in 2048.

In total, the Journal Squared Tower 2 Property consists of approximately 516,000 rentable residential square feet spread across 135 studios, 407 one-bedrooms, 142 two-bedrooms and 20 three-bedrooms, with 351 parking spaces (this equates to a parking ratio of 0.50 per unit).

Condominium Regime. The Journal Squared Tower 2 Property is comprised of the borrower’s fee simple interest in a condominium unit within the three-unit condominium known as Journal Squared Condominium (the “Condominium”) along with Tower 1 and Tower 3. The borrower-owned unit includes 43.4409% of the common elements, which entitles the borrower to 43 of the 100 votes in the condominium regime (together with the right to appoint 1 of 3 board members). Tower 1 and Tower 3 include 26.4516% and 30.1075% of the common elements, respectively. The loan documents provide that it is an event of default if, without the prior written consent of the lender, the borrower votes for or otherwise consents to, any modification or amendment to any of the terms or provisions of the condominium documents in violation of the terms of the loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the unit mix of the Journal Squared Tower 2 Property:

		Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	135	134	19.2%	99.3%	496	$2,376
1 Bedroom	407	401	57.8%	98.5%	673	$2,911
2 Bedrooms	142	141	20.2%	99.3%	1,034	$4,320
3 Bedrooms	20	17	2.8%	85.0%	1,433	$5,291
Total/Weighted Average	704	693	100.0%	98.4%	733	$3,153

(1)	Information based on the underwritten rent roll.

The Market. The Journal Squared Tower 2 Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Jersey City/Journal Square multifamily submarket. The Journal Squared Tower 2 Property is situated adjacent to the Journal Square Port Authority Trans Hudson (PATH) Station, three stops away from PATH’s remodeled World Trade Center Station in Downtown Manhattan, eight stops away from PATH’s 33rd Street Station in Midtown Manhattan, and two stops from Newark Penn Station (where passengers can connect to Amtrak for national service and NJ Transit for regional service (including direct access to Newark Liberty International Airport).

As of January 31, 2022, the Jersey City/Journal Square Multifamily submarket had approximately 17 buildings with approximately 2,033 units under construction with an overall vacancy rate of 8.6% and average asking rents of $2,406 per unit (per month).

The appraisal identified six directly competitive multifamily comparables. Average asking rents ranged from $1,762 to $5,283 per unit and are further detailed in the table below:

			Competitive Set
	Journal Squared Tower 2 (Subject)	The Beacon	3 Journal Square Apartments	MRK	90 Columbus	Journal Squared Tower 1(1)	70 Columbus
Location	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ	Jersey City, NJ
Distance to Subject	--	0.9 miles	0.2 miles	0.5 Miles	1.5 miles	0.2 Miles	1.5 miles
Property Type	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise	Multifamily / High Rise
Year Built/Renovated	2021/NAP	1920/2018	2017/NAP	2020/NAP	2018/NAP	2017/NAP	2015/NAP
Number of Units	704(2)	1,155	240	132	539	538	545
Average Monthly Rent (per unit)
Studio	$2,376(2)	$1,914	$2,108	$1,762	$2,600	$2,270	$2,430
1 Bedroom	$2,911(2)	$2,515	$2,802	$2,692	$2,989	$2,633	$2,790
2 Bedrooms	$4,320(2)	$2,953	$3,002	$3,021	$4,225	$4,261	$4,065
3 Bedrooms	$5,291(2)	$3,995	$4,841	$4,000	$5,025	$5,283	NAP
Occupancy	98.4%(2)	96%	98%	99%	98%	95%	98%

Source: Appraisal, unless otherwise indicated.

(1)	Affiliates of the borrower sponsor own and developed Journal Squared Tower 1.

(2)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$23,500,000
605 Pavonia Avenue	Journal Squared Tower 2	Cut-off Date LTV:	38.0%
Jersey City, NJ 07306		UW NCF DSCR:	3.37x
		UW NOI Debt Yield:	12.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Journal Squared Tower 2 Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$26,688,888	$37,910
Grossed Up Vacant Space	$0	$0
Other Income(2)	$2,265,601	$3,218
Less Vacancy & Credit Loss(3)	($1,334,444)	($1,896)
Effective Gross Income	$27,620,045	$39,233

Real Estate Taxes(4)	$598,021	$849
Insurance	$408,484	$580
Management Fee	$828,601	$1,177
Other Operating Expenses	$3,738,944	$5,311
Total Expenses	$5,574,050	$7,918

Net Operating Income	$22,045,994	$31,315
Capital Expenditures	$176,000	$250
Net Cash Flow	$21,869,994	$31,065

Occupancy%(3)	95.2%
NOI DSCR(5)	3.40x
NCF DSCR(5)	3.37x
NOI Debt Yield(5)	12.0%
NCF Debt Yield(5)	11.9%

(1)	Historical cash flow information is not presented as the Journal Squared Tower 2 Property was constructed in 2021 and has been undergoing lease up.

(2)	Other Income includes parking income, commercial tenant income attributed to the executed lease with Food Story, which is expected to open in 2022, amenity fees, lease application and credit fees, tenant late charges, bad check charges, lease breakage fees, tenant service charges, pet fees and storage fees.

(3)	The underwritten economic vacancy is 4.8%. The Journal Squared Tower 2 Property was 98.4% leased as of November 2, 2021. Outstanding rent concessions of $415,373 were reserved for at the time of origination of the Journal Squared Tower 2 Whole Loan.

(4)	Reflects anticipated Year 1 payment due under the JS2 PILOT (see “The Property” section above for additional information). The appraisal’s concluded unabated tax amount is $3,327,213, which results in a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield based on the Journal Squared Tower 2 Senior Loan of 2.97x, 2.95x, 10.5% and 10.4%, respectively and a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield based on the Journal Squared Tower 2 Whole Loan of 1.56x, 1.55x, 5.5% and 5.5%, respectively.

(5)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Journal Squared Tower 2 Senior Loan and exclude the Journal Squared Tower 2 Subordinate Companion Loan.

Journal Squared Tower 2 Whole Loan Summary
Notes	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Senior Notes	$183,500,000	3.490%	3.37x	12.0%	38.0%
Subordinate Notes	$166,500,000	3.490%	1.77x	6.3%	72.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 & 15 – Storage Express I and Storage Express II Crossed Group(1)

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/DBRSM):	NR/NR/NR	Location(4):	Various, FL
Original Balance:	$21,000,000	General Property Type:	Self Storage
Cut-off Date Balance:	$21,000,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	1.8%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated(4):	Various / NAP
Borrower Sponsor:	Elyezer Hus	Size(5):	194,997 SF
Guarantor:	Elyezer Hus	Cut-off Date Balance PSF(5):	$108
Mortgage Rate:	3.5810%	Maturity Date Balance PSF(5):	$108
Note Date:	3/1/2022	Property Manager:	Self-managed
First Payment Date:	4/1/2022	Underwriting and Financial Information(5)(6)
Maturity Date:	3/1/2032	UW NOI:	$2,239,229
Original Term to Maturity:	120 months	UW NOI Debt Yield:	10.7%
Original Amortization Term:	0 months	UW NOI Debt Yield at Maturity:	10.7%
IO Period:	120 months	UW NCF DSCR:	2.89x
Seasoning:	2 months	Most Recent NOI:	$2,184,785 (1/31/2022 TTM)
Prepayment Provisions:	L(26),D(90),O(4)	2nd Most Recent NOI:	$2,143,122 (12/31/2021)
Lockbox/Cash Mgmt Status:	Springing	3rd Most Recent NOI:	$1,771,654 (12/31/2020)
Additional Debt Type:	NAP	Most Recent Occupancy:	97.4% (2/15/2022)
Additional Debt Balance:	NAP	2nd Most Recent Occupancy:	96.5% (12/31/2021)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent Occupancy:	89.3% (12/31/2020)
Reserves	Appraised Value (as of):	$41,510,000 (1/25/2022)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$213
RE Taxes(2):	$213,027	$45,673	NAP	Cut-off Date LTV Ratio:	50.6%
Insurance:	$0	Springing(3)	NAP	Maturity Date LTV Ratio:	50.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Storage Express I Mortgage Loan:	$14,500,000	69.0%	Loan Payoff:	$15,107,624	71.9%
Storage Express II Mortgage Loan:	$6,500,000	31.0%	Return of Equity:	$5,268,046	25.1%
			Closing Costs:	$411,303	2.0%
			Reserves:	$213,027	1.0%
Total Sources:	$21,000,000	100.0%	Total Uses:	$21,000,000	100.0%

(1)	The Storage Express I and II Crossed Mortgage Loans (as defined below) are cross-collateralized and cross-defaulted with one another. All information herein presents the Storage Express I and II Crossed Mortgage Loans as one mortgage loan, except as otherwise specified. With respect to each of the individual Storage Express I and II Crossed Mortgage Loans, the applicable loan-to-value ratios, debt service coverage ratios and debt yields are based upon the indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in the table above.

(2)	The upfront tax reserve for the Storage Express I Mortgage Loan (as defined below) and the Storage Express II Mortgage Loan (as defined below) are approximately $122,027 and $91,000, respectively. The ongoing monthly tax deposits for the Storage Express I Mortgage Loan and the Storage Express II Mortgage Loan are approximately $30,507 and $15,167, respectively.

(3)	The Storage Express I and II Crossed Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Storage Express I and II Properties (as defined below) are covered under a blanket policy acceptable to the lender.

(4)	See “Property Summary” below.

(5)	The underwriting and financial information shown represents the Storage Express I and II Crossed Mortgage Loans in aggregate.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Storage Express I and II Crossed Mortgage Loans more severely than assumed in the underwriting of the Storage Express I and II Crossed Mortgage Loans and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loans. The mortgage loans (individually, the “Storage Express I Mortgage Loan” and the “Storage Express II Mortgage Loan”, and collectively, the “Storage Express I and II Crossed Mortgage Loans”) are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed. The Storage Express I Mortgage Loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 110,234 SF self storage property located in Lauderhill, Florida (the “Storage Express I Property”). The Storage Express II Mortgage Loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an 84,763 SF self storage property located in Pompano Beach, Florida (the “Storage Express II Property”, and, together with the Storage Express I Property, the “Storage Express I and II Properties”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

The Borrowers and the Borrower Sponsor. The borrowers are comprised of two entities, Storage Express I, LLC and Storage Express II, LLC, each a Florida limited liability company and single purpose entity. The non-recourse carve-out guarantor and borrower sponsor of the Storage Express I and II Crossed Mortgage Loans is Elyezer Hus.

Elyezer Hus is a self-storage owner/operator with over 25 years of experience in developing, operating, and managing commercial real estate assets. Elyezer Hus began acquiring land in south Florida in the early 1990s and has developed three self-storage facilities totaling 3,382 units and parking spaces since that time. Mr. Hus currently owns five commercial assets (four self-storage and one office) and currently manages three residential properties totaling 18 units.

The Properties. The Storage Express I and II Properties comprise seven self-storage buildings totaling 194,997 SF located in the Miami-Fort Lauderdale-Pompano Beach, FL Core Based Statistical Area (“CBSA”). The Storage Express I and II Properties were built in 1996 and 2001, respectively.

The following table presents certain information relating to the Storage Express I and II Properties:

Property Summary
Property Name Location	Allocated Cut-off Date Balance	Cut-off Date Balance PSF	% of ALA	Year Built/ Renovated	Appraised Value	LTV %	U/W NCF	% Total U/W NCF	NRA (SF)(1)	% NRA	# of Units(1)	Occ%(1)
Storage Express I 7400 West Oakland Park Boulevard Lauderhill, FL	$14,500,000	$132	69.0%	1996 / NAP	$27,970,000	51.8%	$1,472,123	66.9%	110,234	56.5%	1,354	96.0%

Storage Express II 500 Green Road Pompano Beach, FL	$6,500,000	$77	31.0%	2001 / NAP	$13,540,000	48.0%	$728,691	33.1%	84,763	43.5%	792	99.1%

Total/Wtd Avg	$21,000,000	$108	100.0%		$41,510,000	50.6%	$2,200,814	100.0%	194,997	100.0%	2,146	97.3%

Source: Appraisal, unless indicated otherwise.

(1)	Based on the borrower rent roll dated February 15, 2022.

Storage Express I

The Storage Express I Property is a 110,234 SF self storage facility located in Lauderhill, Florida. Situated on a 5.0-acre site, the Storage Express I Property was developed in 1996 by the borrower sponsor and consists of 1,267 self storage and locker units (105,074 SF) and 87 uncovered parking spaces (5,160 SF). The Storage Express I Property consists of five one- and two-story buildings and includes amenities such as electronic access gate, 24-hour video surveillance, key-pad entry, wide aisles, 24/7 access, outdoor lighting, and an on-site resident manager. Year-end historical occupancy at the property has been 92.0% in 2017, 93.4% in 2018, 88.4% in 2019, 89.6% in 2020 and 95.8% in 2021.

The following table presents certain information relating to the unit mix of the Storage Express I Property:

Storage Express I - Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% NRA	# of Units	Current Occupancy	% Gross Potential Rent(2)	Actual Rent/Unit(2)	Market Rent/Unit(2)
Storage Units(3)	105,074	95.3%	1,267	97.0%	94.6%	$150	$172
Parking Spaces	5,160	4.7%	87	76.7%	5.4%	$128	$143
Total/Weighted Average	110,234	100.0%	1,354	96.0%	100.0%	$149	$170

(1)	Based on the borrower rent roll dated February 15, 2022.

(2)	Source: Appraisal

(3)	Approximately 73% of the storage units are climate controlled.

Storage Express II

The Storage Express II Property is an 84,763 SF self storage facility located in Pompano Beach, Florida. Situated on a 2.79-acre site, the Storage Express II Property was developed in 2001 by the borrower sponsor and consists of 769 self storage and locker units (65,983 SF), 21 uncovered parking spaces (4,410 SF) and 14,370 SF of commercial space. The Storage Express II Property consists of a one-story building and a three-story building and includes amenities such as electronic access gate, 24- hour video surveillance, key-pad entry, wide aisles, 24/7 access, outdoor lighting, and an on-site resident manager. The Storage Express II Property has 14,370 SF of commercial space located on the third floor of the climate-controlled building. This space is occupied by Volico, an electronic storage provider of data files. Volico is operated by an affiliate of the borrower sponsor and is considered to be owner occupied space. The space includes an office area, a conference room, a break room, and large open areas which are used for the storage of data files. They are primarily filled with secured cages that host servers which protect/store electronic data. Volico currently pays $4,686 per month ($3.92 PSF) to occupy this space and recently signed a 15-year lease. Year-end historical occupancy at the property has been 97.2% in 2017, 91.0% in 2018, 86.4% in 2019, 88.8% in 2020 and 97.4% in 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the unit mix of the Storage Express II Property:

Storage Express II - Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% NRA	# of Units	Current Occupancy	% Gross Potential Rent(2)	Actual Rent/Unit(2)	Market Rent/Unit(2)
Storage Units(3)	65,983	77.8%	769	98.8%	85.3%	$132	$146
Parking Spaces	4,410	5.2%	21	100.0%	2.6%	$135	$162
Storage Total/Weighted Average	70,393	83.0%	790	98.9%	87.9%	$132	$146

Commercial Space(4)	14,370	17.0%	2	100.0%	12.1%	$7,963	$8,383
Total/Weighted Average	84,763	100.0%	792	99.1%	100.0%	$152	$167

(1)	Based on the borrower rent roll dated February 15, 2022.

(2)	Source: Appraisal.

(3)	Approximately 76% of the storage units are climate controlled.

(4)	The commercial space is currently operated by an affiliate of the borrower sponsor and is considered to be owner occupied space.

The Market.

The Storage Express I Property is located in the Fort Lauderdale market and Plantation/Sunrise/Oakland Park submarket and is approximately 30.7 miles north of Miami in Broward County. The Storage Express I Property can be accessed via a right-in-right-out curb cut along West Oakland Park Boulevard and is situated approximately 3.0 miles from U.S. Route 441, a north-south local highway and approximately 6.0 miles from Interstate 95, the primary north-south interstate highway on the East Coast. The Storage Express I Property is located in close proximity to the Fort Lauderdale-Hollywood International Airport. The appraisal identified six competitive properties with vacancy ranging from 5% to 10% and an average of 8%. The competitive properties have rents ranging from $67 per unit to $317 per unit for non-climate controlled and from $99 per unit to $641 per unit for climate controlled and an average market rent of $172 per unit.

The Storage Express II Property is located in the Fort Lauderdale market and North Broward submarket and is approximately 40.5 miles north of Miami in Broward County. The Storage Express II Property is located approximately within 2.0 miles of Interstate 95, the primary north-south interstate highway on the East Coast, within 2.0 miles of State Route 811 and within 3.0 miles of U.S. Route 1. The appraiser identified 12 competitive properties with vacancy ranging from 5% to 15% and an average of 6.3%. The appraiser concluded vacancy and collection loss of 8.0%. The competitive properties have rents ranging from $203 per unit to $435 per unit for non-climate controlled units and from $60 per unit to $502 per unit for climate controlled units and an average market rent of $146 per unit.

The following table presents certain local demographic data related to the Storage Express I and II Properties:

Property Name	Radius (miles)	2021 Population	2021 Average Household Income
Storage Express I	One / Three / Five	25,395 / 224,880 / 469,402	$59,733 / $65,093 / $72,601
Storage Express II	One / Three / Five	21,954 / 124,277 / 327,415	$57,710 / $73,980 / $88,014

Source: Appraisal.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Storage Express I and II Properties:

Property Name	Occupancy (2/15/2022)(1)	Competitive Set Average Occupancy Rate	Actual Rent/Unit	Market Rent/Unit
Storage Express I	96.0%	92.0%	$149	$170
Storage Express II	99.1%	93.7%	$152	$167

Source: Appraisal, unless indicated otherwise.

(1)	Based on the borrower rent roll dated February 15, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan # 14-15	Cut-off Date Balance:	$21,000,000
Various	Storage Express I and Storage Express II	Cut-off Date LTV:	50.6%
Various, FL	Crossed Group	UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Storage Express I and II Properties:

Cash Flow Analysis
	2019	2020	2021	1/31/2022 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,390,302	$3,104,271	$3,473,275	$3,503,474	$3,710,040	$19.03
Other Income(2)	$13,347	$11,969	$21,941	$22,423	$78,727	$0.40
(Vacancy)	$0	$0	$0	$0	($185,502)	($0.95)
Effective Gross Income	$3,403,649	$3,116,240	$3,495,216	$3,525,897	$3,603,265	$18.48

Real Estate Taxes	$487,283	$508,965	$526,452	$526,452	$542,245	$2.78
Insurance	$64,357	$65,070	$69,011	$69,011	$69,011	$0.35
Other Operating Expenses	$963,827	$770,551	$756,631	$745,649	$752,780	$3.86
Total Operating Expenses	$1,515,467	$1,344,586	$1,352,094	$1,341,112	$1,364,036	$7.00

Net Operating Income	$1,888,182	$1,771,654	$2,143,122	$2,184,785	$2,239,229	$11.48
Replacement Reserves	$38,415	$38,415	$38,415	$38,415	$38,415	$0.20
Net Cash Flow	$1,849,767	$1,733,239	$2,104,707	$2,146,370	$2,200,814	$11.29

Occupancy %	87.5%	89.3%	96.5%	97.4%	95.0%(3)
NOI DSCR	2.48x	2.32x	2.81x	2.87x	2.94x
NCF DSCR	2.43x	2.27x	2.76x	2.82x	2.89x
NOI Debt Yield	9.0%	8.4%	10.2%	10.4%	10.7%
NCF Debt Yield	8.8%	8.3%	10.0%	10.2%	10.5%

(1)	Underwritten to the rent roll dated February 15, 2022 grossed up to full occupancy.

(2)	Other Income includes truck rental income.

(3)	Represents economic UW occupancy. The Storage Express I and II Properties were 97.4% (96.0% and 99.1%, respectively) occupied as of February 15, 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK 2022-BNK41

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with Morgan Stanley, BofA Securities, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

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Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.